Exhibit 10.1


                                  PHOENIX TOWER


                          OFFICE SPACE LEASE AGREEMENT

                                 BY AND BETWEEN

               UTAH STATE RETIREMENT INVESTMENT FUND, AS LANDLORD

                                       AND

                             BANK UNITED, AS TENANT



                          DATED AS OF NOVEMBER 21, 1997


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                                TABLE OF CONTENTS

I..............................................................................1
        1.1      Leased Premises ..............................................1
        1.2      Term .........................................................4
        1.3      Use ..........................................................5
        1.4      ATM Machines .................................................5
        1.5      Use of Lobby .................................................7
        1.6      Renewal Option ...............................................7
        1.7      Preferential Right to Lease ..................................7
        1.8      Right to Terminate ...........................................7
        1.9      Right to Contract ............................................7
        1.10     Exclusive Retail Banking Operation ...........................7

II.............................................................................8
        2.1      Rental Payments ..............................................8
        2.2      Payment ......................................................9
        2.3      Tenant's Additional Rental ...................................9
        2.4      Operating Expenses ..........................................10
        2.5      Tax Protests ................................................18
        2.6      Termination of Old Lease and ATM Agreement ..................18

III...........................................................................18
         3.1     Services ....................................................18
         3.2     Keys and Locks ..............................................23
         3.3     Tenant's Access Control Equipment ...........................23
         3.4     Signage/Graphics; Identity ..................................23
         3.5     Parking .....................................................26

IV............................................................................29
        4.1      Care of the Leased Premises .................................29
        4.2      Entry for Repairs and Inspection ............................29
        4.3      No Nuisance .................................................30
        4.4      Laws and Regulations; Building Rules and Regulations ........30
        4.5      Americans With Disabilities Act; Clean Air Act; Texas
                 Architectural Barriers Act ..................................30
        4.6      Legal Use and Violations of Insurance Coverage ..............31
        4.7      Environmental Matters .......................................31
        4.8      Window Coverings ............................................32
        4.9      NO WARRANTIES ...............................................32


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V.............................................................................33
        5.1      Leasehold Improvements ......................................33
        5.2      Repairs by Landlord ........................................ 34
        5.3      Repairs by Tenant ...........................................35
        5.4      Allowances ..................................................35

VI............................................................................37
        6.1      Condemnation ................................................37
        6.2      Damages from Certain Causes .................................37
        6.3      Fire or Other Casualty ......................................38
        6.4      Casualty Insurance ..........................................39
        6.5      Liability Insurance .........................................40
        6.6      Hold Harmless ...............................................40
        6.7      Waiver of Subrogation Rights ................................40

VII...........................................................................41
        7.1      Default by Tenant ...........................................41
        7.2      Non-Waiver ..................................................44
        7.3      Holding Over ................................................45
        7.4      Attorneys' Fees .............................................45
        7.5      Default by Landlord .........................................45

VIII..........................................................................46
        8.1      Assignment or Sublease by Tenant ............................46
        8.2      Assignment by Landlord ......................................50
        8.3      Peaceful Enjoyment ..........................................50
        8.4      Limitation of Landlord's Liability ..........................50
        8.5      Limitation of Tenant's Liability ............................51

IX............................................................................51
        9.1      Notices .....................................................51
        9.2      Miscellaneous ...............................................51
        9.3      Subordination ...............................................53
        9.4      Estoppel Certificate or Three-Party Agreement ...............53
        9.5      Brokerage Fees ..............................................53
        9.7      No Partnership ..............................................54
        9.8      No Press Release ............................................54
        9.9      Communications Equipment ....................................54


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Exhibits:

Schedule I  - Building Net Rentable Area
Exhibit A   - Floor Plans
Exhibit A-1 - Land
Exhibit B   - Options
Exhibit C   - Air Conditioning and Heating Services
Schedule II - Overtime HVAC Rate
Exhibit D   - Building Rules and Regulations
Exhibit E   - Construction of Leasehold Improvements
Exhibit F   - Janitorial Specifications
Exhibit G   - Tenant's Electrical Generator
Exhibit H   - Building Standard Items
Exhibit I   - Contractor Rules and Regulations
Exhibit J   - Termination Payment


                                     -iii-
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                                 LEASE AGREEMENT

STATE OF TEXAS       ss.
                     ss.
COUNTY OF HARRIS     ss.

            THIS LEASE AGREEMENT (this "Lease") is made and entered into as of November 21, 1997, provided that the Commencement Date (as hereinafter defined) shall be March 1, 1998, as provided below, by and between Utah State Retirement Investment Fund, an independent agency of the State of Utah ("Landlord"), whose address is c/o Westmark Realty Advisors, L.L.C., 865 South Figueroa Street, Suite 3500, Los Angeles, California 90017-2543, Attention: Director of Asset Management, and Bank United, a federal savings bank ("Tenant"), whose address is that of the Building (as defined below), which is 3200 Southwest Freeway, Houston, Texas 77027, Attention: Jonathon K. Heffron, Executive Vice President, General Counsel, and Chief Operating Officer, with additional copies to Barry C. Burkholder, President and Chief Executive Officer, and Ronald D. Coben, Executive Vice President of Community Banking.

                                   WITNESSETH:

                                       I.

      1.1 Leased Premises.

            1.1.1 Definition of Leased Premises. Subject to and upon the terms, provisions and conditions hereinafter set forth, and each in consideration of the duties, covenants and obligations of the other hereunder, Landlord does hereby lease to Tenant and Tenant does hereby lease from Landlord approximately 216,937 square feet of Net Rentable Area (as defined below) in the building known as Phoenix Tower (the "Building"), located at 3200 Southwest Freeway, in Houston, Harris County, Texas, the land upon which the Building is located being described by metes and bounds on Exhibit A-1 attached hereto (the "Land"), consisting of the following amounts of square feet of Net Rentable Area on the following floors:


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                  square feet of
                 Net Rentable Area                     Floor

                        8,055                             9
                       11,101                            10
                       24,977                            13
                       24,314                            14
                       25,594                            15
                       24,314                            16
                       24,977                            17
                       24,314                            18
                       24,977                            19
                       24,314                            20

The Building, together with the Land, the parking garage within the Building (the "Parking Garage"), all other improvements now or hereafter situated on the Land or directly benefitting the Building shall collectively be referred to herein as the "Project." The area leased in the Building under this Lease is hereinafter called the "Leased Premises" and is shown on the floor plan(s) contained in Exhibit A. Tenant shall also have the nonexclusive right to use the Parking Garage, Building lobby, elevators and other common areas of the Project for their intended purposes, subject to the further provisions hereof.

            1.1.2 Net Rentable Area. "Net Rentable Area" refers to the square footage area or areas within the Building determined by adding the following:

            (i) the Usable Area (as defined below) of the area being measured;

            (ii) the portion of the Building-Shared Areas (as defined below) allocable to the area being measured; and

            (iii) the portion of the Floor-Shared Areas (as defined below) allocable to the area being measured.

            1.1.3 Usable Area. "Usable Area" means the square footage of the areas within the Building measured from the inside surface of the outer glass, finished column or exterior wall of the Building enclosing the Leased Premises to the inside surface of the opposite outer glass, finished column or exterior wall, or to the mid-point of the demising walls separating the Leased Premises from

            (i) areas leased to or held for lease to other tenants,

            (ii) Building-Shared Areas,


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            (iii) Floor-Shared Areas, and

            (iv) Service Areas (as defined below), as the case may be.

No deductions from Usable Area shall be made for columns or projections necessary to the Building.

            1.1.4 Service Areas. "Service Areas" means the square footage of the areas within (and measured from the mid-point of the walls enclosing) the Building stairs, fire towers, elevator shafts, flues, vents, stacks, pipe shafts, vertical ducts, risers, and chases and other vertical penetrations. Areas for the specific use of Tenant and installed at the request of Tenant such as special stairs or elevators are not included within the definition of Service Areas (i.e., such areas will be included in the Usable Area leased of the space being measured).

            1.1.5 Building-Shared Areas. "Building-Shared Areas" means the square footage of the areas within (and measured from the mid-point of the walls enclosing) the Building elevator machine rooms, main mechanical and electrical rooms, public lobbies, and other areas not leased or held for lease within the Building but which are necessary or desirable for the proper utilization of the Building or to provide customary services to the Building; provided, however, in no event shall Building Shared-Areas include any Service Areas Floor-Shared Areas, areas leased or held for lease to other tenants of the Project, food service facilities, Parking Garage areas, management and/or leasing offices for the Project, or any space that is not devoted exclusively to the operation of the Project for the benefit of all tenants therein. The allocation to the Leased Premises of the Building-Shared Areas shall be equal to the total Building-Shared Areas within the Building multiplied by a fraction, the numerator of which is the Usable Area of the Leased Premises and the denominator of which is the Usable Area leased or held for lease in the Building.

            1.1.6 Floor-Shared Areas. "Floor-Shared Areas" means the square footage of the areas within (and measured from the mid-point of the walls enclosing) public corridors, elevator foyers, rest rooms, mechanical rooms, janitor closets, telephone and equipment rooms, and other similar facilities for the use of all tenants on the floor on which the Leased Premises are located. In the case of a floor leased to more than one tenant, the allocation to the Leased Premises of the Floor-Shared Areas on said floor shall be equal to the total Floor-Shared Areas on said floor multiplied by a fraction, the numerator of which is the Usable Area of the Leased Premises located on said floor and the denominator of which is the Usable Area of said floor.

            1.1.7 Amount of Net Rentable Area. Landlord and Tenant hereby agree that (a) the Net Rentable Area of the Leased Premises calculated on the basis of the foregoing definitions is 216,937 square feet, (b) the Net Rentable Area of the Building calculated on the basis of the foregoing definitions is 618,578 square feet, and (c) the current Net Rentable Area of each Building floor calculated on the basis of the foregoing definitions is as reflected by Schedule I attached hereto and incorporated herein.


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            1.1.8 No Modification of Net Rentable Area. The calculation of Net
Rentable Area of the Leased Premises and the Building has been confirmed prior to the execution of this Lease by both Landlord and Tenant. No modification of Net Rentable Area of the Leased Premises (except incident to additions thereto pursuant to the terms hereof) or the Building shall be made for purposes of this Lease except upon the mutual agreement of Landlord and Tenant.

            1.1.9 Limitation on Use of Areas. The foregoing determination of the Leased Premises does not allow, and Tenant shall not be permitted to use Service Areas, Building-Shared Areas or Floor-Shared Areas for storage or any other purpose other than as expressly permitted by Landlord in writing. Notwithstanding the foregoing, Tenant shall have the non-exclusive right to use the Building's existing risers and chases which are designed for the purpose of routing telecommunications cable as well as the electrical and mechanical rooms on floors of the Building leased entirely by Tenant for cabling and computer wiring provided (a) there is space available in such risers, chases, or rooms for Tenant's intended use, (b) Tenant's use of such risers, chases, or rooms will not interfere with Landlord's or other tenant's use of the Building or their premises, (c) Tenant pays all costs and expenses incurred in connection with the installation and use of such cabling and wiring, including all costs incurred by Landlord, (d) Landlord reviews and approves, in its sole discretion, plans and specifications for such wiring and cabling, (e) the installation of such wiring and cabling is performed either by Landlord's contractor or a contractor selected by Tenant and approved by Landlord and under the supervision of a representative of Landlord, (f) all installations must be made in accordance with applicable law, (g) all such installations must be designed, installed, utilized and operated so as not to adversely affect or impact the structural, mechanical, electrical, elevator, communications or other systems of or serving the Building, (h) such installation and operation will not, in Landlord's judgment, be likely to cause injury to persons or property (i) no agent, employee or representative of Tenant shall enter into or upon any Service Area, Building-Shared Area or Floor-Shared Area for any purpose without Landlord's consent and only with a representative of Landlord present, (j) Landlord shall not be obligated to maintain any such installations, (k) Landlord shall not be obligated to construct or install or allow Tenant to construct or install any additional risers, chases, electrical rooms or mechanical rooms and
(i) this Lease does not authorize Tenant to connect such cabling or wiring to any facilities in the Building or to any facilities outside the Building except for connections between Tenant's equipment in the Building and except for connections to telephone lines made available in the Building with Landlord's approval for access outside the Building. Landlord hereby approves of the location of Tenant's existing equipment, wiring, and cabling.

      1.2 Term. Subject to and upon the terms and conditions set forth herein, the term of this Lease (the "Term") shall be ten (10) years commencing upon March 1, 1998 (the "Commencement Date") and expiring on February 29, 2008. Tenant's obligation to pay Base Rental and Tenant's Additional Rental shall commence on the date ("Rent Commencement Date") that is (a) the Commencement Date as to the portion of the Leased Premises located on floors 9 (as to 3,369 square feet of Net Rentable Area as shown on the floor plans attached hereto as Exhibit A), 13, 14, 16, 17, 18, 19, and 20, (b) as to each of floors 9 (as to 4,686 square feet of Net Rentable Area as shown on the floor plans attached hereto as Exhibit A) and 10 the earlier of the date (i) sixty (60) days after Landlord makes the portion of the Leased Premises located on each such floor available to Tenant, or (ii) Tenant occupies such portion of the Leased Premises for the conduct of its business, and (c) as to floor 15, the earlier of the date (i) sixty (60) days after Landlord makes floor 15 available to Tenant, or (ii) Tenant occupies floor 15 for the conduct of its business. Landlord shall make the portions of the Leased Premises not leased by Tenant under the Old Lease and located on floor 9 and floor 10 available to Tenant on January 2, 1998 Landlord shall make floor 15 available to Tenant as soon as reasonably possible after the existing tenant of such floor vacates such floor. Landlord will not contractually agree with such existing tenant of floor 15 to extend the term of such tenant's lease as to floor 15. If Landlord does not make floor 15 of the Building available to Tenant by January 1, 1999, then Tenant, as its sole and exclusive remedy, shall have the right to terminate this Lease as to floor 15 only and permanently exclude floor 15 from the Leased Premises. Landlord will notify Tenant as soon as is reasonably possible of the date Landlord expects that it will be able to deliver the portions of the Leased Premises described in clauses (b) and (c) above to Tenant.

      1.3 Use. The Leased Premises shall be used and occupied by Tenant (and its permitted assignees and subtenants) solely for general office purposes and for other legally permitted uses consistent with the character of first-class office buildings in the Greenway Plaza and Galleria areas in Houston, and for no other purpose. Included within permitted uses of the Leased Premises are the customary and reasonable activities of a bank, savings bank, savings and loan holding company, their successors or affiliates, or any similar financial institution. The Leased Premises shall not be used for any purpose which would increase the rate of fire or liability or other insurance coverage on the Project or its contents, lower the quality or character of the Project, create unreasonable elevator loads, cause odors perceptible outside the Leased Premises, nor for a travel agency, nor, for as long as the existing lease with Dean Witter & Co. continues, for the retail or discount sale of stocks or bonds if such activities constitute fifteen percent (15%) or more of the revenue generated by the business activities conducted in the Leased Premises. Any use of the Leased Premises for other than general office purposes shall be subject to the further limitation that such use may not consume disproportionate share of standard Building services or otherwise interfere with standard Building operations. Landlord has no current actual knowledge that the uses made by Tenant of the Leased Premises as of the date hereof violate either the Old Lease (hereinafter defined) or this Lease, provided that Landlord is in no way waiving any failure of Tenant to comply with the provisions of this Lease or the Old Lease. In addition, Tenant may use a portion of the Leased Premises for purposes of a health or fitness center, cafeteria, and/or executive dining room provided (a) that such facilities are made available primarily to Tenant's employees and their invitees and not to the public generally, (b) all improvements necessary to such uses are approved by Landlord in its reasonable discretion, provided that Landlord's approval, in its sole discretion, shall be required for the installation and use of all kitchen and related facilities and equipment, are installed by contractors approved by Landlord in accordance with the terms of this Lease, and the cost of such improvements, including Landlord's review and approval thereof, is paid by Tenant, and (c) Tenant's installation and use complies in all respects with all applicable laws.

      1.4 ATM Machines. For as long as (a) Tenant, a Permitted Assignee (as hereinafter defined) or their Permitted Affiliates together are leasing at least 150,000 square feet of Net Rentable Area in the Building, (b) Tenant, a Permitted Assignee, or a Permitted Affiliate is operating a retail banking facility open to the public on the ninth (9th) floor of the Building in accordance with this Lease, and (c) there is no uncured Event of Default under this Lease, then Tenant, a Permitted Assignee, or a Permitted Affiliate shall have the exclusive right to install, operate and maintain in a first class manner, and to receive revenues from one or more automatic teller machines (each an "ATM"), one of which shall be located in the current location of the existing ATM on the ninth (9th) floor of the Building and the other ATMs to be located either on the ninth (9th) floor or at other locations in the Building approved by Landlord, which approval shall not be the unreasonably withheld as to locations within the Leased Premises and which approval may be withheld by Landlord in its sole discretion as to locations outside of the Leased Premises. If Landlord permits Tenant, a Permitted Assignee, or a Permitted Affiliate to operate an ATM (other than the existing ATM) outside of the Leased Premises, this Lease shall be amended to include the portion of the Building in which the ATM is located at a Base Rent to be mutually agreed upon by Landlord and Tenant. As long as Tenant, a Permitted Assignee, or a Permitted Affiliate is operating at least one ATM that is available to the public, then Landlord will not grant to any other tenant or party the right to install and operate an ATM in the Project that is available to the public. Landlord hereby approves the current location of the ATM and all signage pertaining thereto. Any and all changes to an ATM, its location or operation, or any signage pertaining to any ATM shall be approved by Landlord in its sole discretion. Tenant, a Permitted Assignee, or a Permitted Affiliate shall use such ATM in compliance with all applicable laws. Tenant, a Permitted Assignee, or a Permitted Affiliate shall pay all costs and expenses pertaining to the installation, use, and operation of its ATM. Tenant, a Permitted Assignee, or a Permitted Affiliate will charge tenants and visitors who use the ATM no more than the same charges charged by Tenant, a Permitted Assignee, or a Permitted Affiliate to its other ATM users. Tenant shall promptly make any repairs and perform any maintenance to the ATM as is necessary to maintain the ATM in an operating condition consistent with and comparable to ATMs located in other Class A buildings in the Greenway Plaza and Galleria areas in Houston. Tenant shall properly repair any damage existing in the surrounding area either directly or indirectly caused by the existence and operation of the ATM. Tenant shall indemnify and hold Landlord harmless from and against any and all claims, actions, damages or liens resulting from Tenant's ownership, operation or maintenance of the ATM, including any reasonable attorneys' fees incurred by Landlord. Landlord shall have the right to terminate the right granted herein to install and operate ATMs (outside of the Leased Premises) and Landlord may grant the right to install and operate ATMs to another party if (x) any of the conditions set forth in (a), (b) and (c) above are not satisfied or do not continue to be satisfied, provided that the condition set forth in (b) above shall not be deemed to be unsatisfied until Landlord gives Tenant notice of such failure and Tenant does not cure such failure within thirty (30) days after Tenant's receipt of such notice, (y) the transaction fee charged by Tenant exceeds that charged by Tenant, a Permitted Assignee, or a Permitted Affiliate to its other ATM users, or (z) either (i) the ATM becomes and remains non-functional or malfunctions for any five (5) consecutive business days or for any two (2) consecutive business days more than six (6) times in any twelve (12) months period and Tenant, a Permitted Assignee, or a


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Permitted Affiliate fails to correct the cause of such non-function or malfunction within five (5) days after Landlord notifies Tenant thereof, or (ii) Tenant, a Permitted Assignee, or a Permitted Affiliate fails for any reason to operate an ATM that is available to the public in the Building for a period of sixty (60) consecutive days. Immediately upon termination of Tenant's rights under this Section, Tenant shall remove the ATM and all related attachments from outside the Leased Premises, and shall restore the affected space to its original condition. Tenant's rights under this Section may be assigned only to a Permitted Assignee or a Permitted Affiliate only for as long as the conditions of clauses (a), (b) and (c) above continue to be satisfied. All ATMs operated in the Project must be operated by, and under the name of, only one entity so that only Tenant, one Permitted Assignee or one Permitted Affiliate shall be entitled to exercise such rights at any one time. No other assignment or sublease of such rights shall be permitted hereunder.

      1.5 Use of Lobby. During the term, and only on weekends, Holidays (as hereafter defined) and between the hours of 6:00 p.m. and 7:00 a.m. on weekdays (other than Holidays), Tenant shall have the right to use the Building lobbies located on the ground floor and the ninth (9th) floor, without charge, for any Tenant sponsored special event, provided (a) Tenant gives Landlord reasonable prior written notice of the date, time, and nature of the event, (b) the date and time of the event do not conflict with another previously scheduled event,
(c) Tenant reimburses Landlord for all out-of-pocket expenses Landlord incurs in connection with the event, (d) Tenant indemnifies and holds Landlord harmless from and against any and all claims, actions, damages or liens resulting from Tenant's use of the lobbies, including any reasonable attorneys' fees incurred by Landlord, (e) Tenant complies in all respects with applicable law, (f) Landlord approves, in its sole discretion, all aspects of Tenant's intended use of the Building lobbies, and (g) Tenant shall not use the Building lobbies for such events for more than twelve (12) days in any calendar year.

      1.6 Renewal Option. Tenant shall have the right and option to renew the Term of this Lease as set forth in Article I of Exhibit B hereto.

      1.7 Preferential Right to Lease. Tenant shall have the preferential right to lease certain space as set forth in Article II of Exhibit B hereto.

      1.8 Right to Terminate. Tenant shall have the one time right to terminate this Lease as set forth in Article IV of Exhibit B hereto.

      1.9 Right to Contract. Tenant shall have the one time right to contract the Leased Premises as set forth in Article V of Exhibit B hereto.

      1.10 Exclusive Retail Banking Operation. For as long as (a) Tenant, a Permitted Assignee satisfying the requirements of the second to last sentence of this Section, or their Permitted Affiliates, together are leasing and occupying at least 150,000 square feet of Net Rentable Area in the Building, (b) Tenant, a Permitted Assignee, or a Permitted Affiliate is operating a retail banking facility open to the public on the ninth (9th) floor of the Building in accordance with the terms of


                                       -7-
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this Lease, (c) there is no uncured Event of Default under this Lease, and (d)
Tenant, a Permitted Assignee, or a Permitted Affiliate is permitted under applicable law to operate a retail banking facility and complies in all respects with applicable laws, then Tenant, a Permitted Assignee, or a Permitted Affiliate satisfying the requirements of this Section shall have the exclusive right to offer retail banking services to the public from the Project. Such retail banking services shall be operated by, and under the name of, only one entity so that only Tenant, one Permitted Assignee, or one Permitted Affiliate shall be entitled to operate such retail banking facility at any one time. The foregoing shall not prohibit the operation of, or the provision of services by, credit unions, commercial banks, or any other bank, savings and loan, or other financial institutions in the Building, except the provision of retail banking services open to the public. In addition, the foregoing exclusive shall not apply to the lease executed with Centeq Investments Company or any affiliates thereof or successors thereto. Landlord shall have the right to grant to another party the right to provide retail banking services to the public in the Building if any of the conditions set forth in (a), (b), (c), or (d) above are not satisfied or do not continue to be satisfied, provided that the conditions set forth in (b) and (d) above shall not be deemed to be unsatisfied until Landlord gives Tenant notice of such failure and Tenant does not cure such failure within
(30) days after Tenant's receipt of such notice. Tenant's rights under this Section may only be assigned to a Permitted Assignee or a Permitted Affiliate that is a savings and loan association, federal or state chartered lending institution, national or state banking institution or federal savings bank, or other business permitted under applicable law to offer retail banking services and only so long as the conditions of clauses (a), (b), (c), and (d) above continue to be satisfied. No other assignment or sublease of such rights shall be permitted hereunder.

                                       II.

      2.1 Rental Payments. Throughout the Term, Tenant shall pay a base annual rental ("Base Rental") equal to the product of (i) the Base Rate set forth below multiplied by (ii) the Net Rentable Area of the Leased Premises. The "Base Rate" is as follows:


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

Rental Period                                                      Base Rate
(Dates)                                                          (Per sq. ft.)

Commencement Date until the third
(3rd) anniversary of the Commencement Date                         $15.50

Third (3rd) anniversary of the Commencement Date until
the fifth (5th) anniversary of the Commencement Date               $16.00

Fifth (5th) anniversary of the Commencement Date until
the eighth (8th) anniversary of the Commencement Date              $18.00

Eighth (8th) anniversary of the Commencement Date until
the tenth (10th) anniversary of the Commencement Date              $19.00


The Base Rate is quoted per square foot of Net Rentable Area within the Leased Premises. In addition to Base Rental, Tenant shall also pay, as additional rental, all of Tenant's Additional Rental (as hereinafter defined) and all such other sums as may become due from and payable by Tenant to Landlord under this Lease. Landlord shall have the same remedies for default in the payment of Tenant's Additional Rental and other Rent as are available to Landlord in the case of default in payment of Base Rental. (Base Rental, Tenant's Additional Rental and all such other sums due hereunder being herein collectively called "Rent").

      2.2 Payment. The Base Rental for each year, together with any Tenant's Forecast Additional Rental provided for in Section 2.3 below, shall be due and payable in twelve (12) equal installments on the first day of each calendar month during the Term, and any extensions or renewals thereof, and Tenant agrees to pay the same to Landlord at Landlord's address (or such other address as may be designated by Landlord from time to time) monthly in advance.

            2.2.1 Proration. If the Rent Commencement Date as to a portion of the Leased Premises is other than the first day of a calendar month or if this Lease terminates on other than the last day of a calendar month, then the Base Rental and Additional Rental for such month or months shall be prorated and paid in advance. The payment for such prorated month shall be calculated by multiplying the Base Rental and Additional Rental, as appropriate, by a fraction, the numerator of which shall be the number of days of the Term occurring during said commencement or termination month, as the case may be, and the denominator of which shall be three hundred sixty-five (365).

            2.2.2 No Offset. Tenant shall pay all Rent that becomes payable by Tenant to Landlord under this Lease at the times and in the manner provided in this Lease without demand, set-off or counterclaim except as otherwise expressly provided herein. All Rent owed by Tenant to Landlord under this Lease shall bear interest from the date due until paid at a rate (the "Applicable Rate") equal to the lesser of (i) two percent (2%) above the per annum "base rate" (or if the "base rate" is discontinued, the rate announced as that being charged to the most creditworthy commercial borrowers for ninety (90) day unsecured loans) announced by Citibank, N.A. (or its successor), from time to time, or (ii) the maximum lawful rate per annum, provided that, the first late payment of Rent made by Tenant during any twelve (12) month period shall not begin to accrue interest at the Applicable Rate until ten (10) days after the date when such payment of Rent is due if such payment is not made within said ten (10) day period.

      2.3 Tenant's Additional Rental.

            2.3.1 Tenant's Forecast Additional Rental. Commencing with the calendar year 1999 and continuing thereafter for each calendar year during the Term, Landlord shall not later than thirty (30) days after the beginning of each calendar year, provide to Tenant a statement setting forth in reasonable detail Landlord's good faith estimate of Tenant's Additional Rental ("Tenant's Forecast Additional Rental") for such calendar year (or portion thereof). Commencing with the calendar year 1999, Tenant shall pay Tenant's Forecast Additional Rental for such year in the manner and at the times set forth in Section 2.2 above.

            2.3.2 Tenant's Additional Rental. "Tenant's Additional Rental" for each calendar year means the Operating Expenses Increase for such year multiplied by the Net Rentable Area within the Leased Premises. "Operating Expenses Increase" means the positive difference, if any, between the Operating Expenses Amount (as defined below) and the Base Operating Expenses Amount (as defined below). "Operating Expenses Amount" means an amount equal to the amount of Operating Expenses (as defined below) for such year divided by the greater of ninety-five percent (95%) of the total Net Rentable Area of the Building or the total Net Rentable Area of space actually leased in the Building for the applicable year. "Base Operating Expenses Amount" means the Operating Expenses Amount for the calendar year 1998.

            2.3.3 Statement to Tenant. Within one hundred fifty (150) days, or as soon thereafter as practical, after the end of each calendar year during the Term and after the termination of this Lease (Landlord and Tenant agreeing that the provisions of this Section 2.3.3 shall survive the termination of this Lease), Landlord shall provide Tenant a statement showing the actual Operating Expenses for said calendar year, as prepared by a certified public accounting firm, and a statement prepared by Landlord comparing Tenant's Forecast Additional Rental with Tenant's Additional Rental. If Tenant's Forecast Additional rental exceeds Tenant's Additional Rental for said calendar year, Landlord shall refund to Tenant the excess paid by Tenant within thirty (30) days after providing Tenant the statement. If Tenant's Additional Rental exceeds Tenant's Forecast Additional Rental for said calendar year, Tenant shall pay to Landlord within thirty (30) days of receipt of the statement an amount equal to such difference. Notwithstanding anything in this Lease to the contrary, Landlord acknowledges and agrees that in no event shall any Operating Expenses be billed or chargeable to Tenant after the date which is three (3) years following the calendar year end in which such Operating Expenses were incurred by Landlord. In the event Landlord (or any successor to Landlord in the event the Building is conveyed to a new owner during the Term of this

Lease, as the Term may be renewed as provided herein) fails to bill any such Operating Expenses to Tenant within the aforementioned three (3) year period, Tenant shall have no obligation to pay any such Operating Expenses. For purposes of this Section 2.3.3, third-party expenses shall be deemed to have been incurred by Landlord on the date that Landlord receives an invoice for such third-party expense. Additionally, the aforementioned three (3) year limitation shall not apply with respect to amortization or depreciation included in Operating Expenses so long as the expense to which the amortization or depreciation charge relates was included on Landlord's statement of Operating Expenses within the required three (3) year period.

            2.3.4 Increases In Operating Expenses. All increases in Operating Expenses shall be paid by Tenant in the proportion that the Net Rentable Area of the Leased Premises bears to the greater of ninety-five percent (95%) of the total Net Rentable Area in the Building or the total Net Rentable Area of space actually leased in the Building.

            2.3.5 No Reduction. Nothing contained in this Section 2.3 shall be construed at any time so as to reduce the annual Base Rental payable hereunder.

      2.4 Operating Expenses.

            2.4.1 Definition. "Operating Expenses" means all reasonable expenses, costs and disbursements of every kind and nature relating to or incurred or paid in connection with the ownership and operation of the Project, computed on an accrual basis and determined in accordance with generally accepted accounting principles consistently applied, including, but not limited to, the following:

            (i) wages and salaries of all persons directly engaged in the operation, maintenance or access control of the Project, including all taxes, insurance, and reasonable benefits relating thereto; wages and salaries of executive personnel not primarily engaged in the management of the Project shall not be included in Operating Expenses; provided that a reasonable allocation of wages, salaries and other compensation and benefits of central accounting, risk management, and payroll personnel may be included in Operating Expenses which accurately reflects their involvement with respect to the Property; and if any such persons engaged in the operation, maintenance or access control of the Project work on other projects, an equitable allocation of the wages, salaries and other compensation and benefits of such personnel shall be made among all such projects in proportion to their time spent in performing services other than for the Project;

            (ii) market rental and other normal office expenses for Landlord's on-site management office (but only to the extent that Landlord's on-site management office does not exceed 2,700 square feet of Net Rentable Area);

            (iii) the cost of all supplies, tools, equipment, and materials directly used in the operation and maintenance of the Project;

            (iv) the cost of all utilities for the Project, including, but not limited to, steam, sewer, waste disposal, gas, electricity, the cost of water and power for heating, lighting, air conditioning, and ventilating the Project (excluding those costs billed to specific tenants);

            (v) the cost of all maintenance and service agreements for the Project and the equipment therein, including, but not limited to, access control, window cleaning, elevator maintenance, traffic control, and janitorial service;

            (vi) the cost of repairs and general maintenance, excluding (a) repairs and general maintenance paid by proceeds of insurance, by Tenant or by other third parties, (b) alterations attributable solely to tenants of the Project and (c) repairs and general maintenance required to be paid by other tenants or which would have been paid by insurance required to be maintained by Landlord under this Lease;

            (vii) amortization (together with reasonable financing charges) of the cost of capital investment items that (a) are installed primarily for the purpose of reducing Operating Expenses, but only to the extent of the actual savings achieved thereby, as reasonably estimated by Landlord, (b) are installed primarily for the purpose of promoting safety, or (c) are required by law, including all accessibility or hazardous substances laws (Landlord and Tenant acknowledging that Operating Expenses, including the Base Operating Expenses Amount, will include costs incurred by Landlord as part of its ongoing program to cause the Building to comply with applicable accessibility laws);

            (viii) the cost of all insurance relating to the Project, including, but not limited to, the cost of casualty, rental loss and liability insurance applicable to the Project and Landlord's personal property used in connection therewith and the cost of deductibles paid on claims made by Landlord; provided, however, with respect to rental loss insurance, Operating Expenses shall not include any additional premiums associated with covering rental loss for a period in excess of twelve (12) months;

            (ix) all taxes, assessments, and governmental charges, whether directly paid by Landlord, whether federal, state, county, municipal or otherwise, and whether imposed by taxing districts or authorities presently taxing the Project or by others subsequently created or otherwise, including improvement district or associations, and any other taxes and assessments attributable to the Project or its operation (including leasehold improvements unless a separate allocation is made therefor by the applicable taxing authority), excluding, however, federal and state taxes on income, death taxes, franchise taxes, and any taxes imposed or measured on or by the income of Landlord from the operation of the Project (excluding ad valorem taxes on the Project determined by reference to Landlord's income from the Project) or imposed in connection with any change of ownership of the Project; provided, however, that if at any time during the Term, the present method of taxation or assessment shall be so changed that the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereof shall be changed and as a substitute therefor, or in lieu of an addition thereto, taxes, assessments, levies, impositions, or charges shall be levied, assessed, or imposed wholly or partially as a capital levy or otherwise on the rents received from the Project or the Rent reserved herein or any part thereof, then such substitute or additional taxes, assessments, levies, impositions or charges, to the extent so levied, assessed, or imposed, shall be deemed to be included within the Operating Expenses to the extent that such substitute or additional tax would be payable if the Project were the only property of the Landlord subject to such tax; consultation, accounting and legal fees and other fees and costs resulting from any challenge of tax assessments as reasonably allocated by Landlord also shall be included in Operating Expenses; and all taxes, assessments and governmental charges shall be included in Operating Expenses in the calendar year in which such taxes, assessments or governmental charges are levied, assessed or imposed without regard to when such taxes, assessments or governmental charges are payable;

            (x) all landscape maintenance costs for the Project;

            (xi) any lease payments made by Landlord for any equipment used in the operation or maintenance of the Project, excluding, however, any part of such lease payments that constitutes capital expenditures under generally accepted accounting principles, except as provided in clause
      (vii) of this Section 2.4.1;

            (xii) Landlord's (or Landlord's managing agent's) accounting and audit costs and attorneys' fees applicable to the Project;

            (xiii) costs of licenses, permits and inspection fees related to the Project; and

            (xiv) a net management fee payable to the property manager for the management of the Project of three percent (3%) of the gross revenues of the Project for such calendar year; provided, however, in lieu thereof, Landlord may charge Tenant separately, and not as a part of Operating Expenses, for a management fee contribution of three percent (3%) of the Base Rental and Tenant's Additional Rental (exclusive of the management fee payable under this Section 2.4.1 (xiv) payable by Tenant for such calendar year; provided that revenue from visitor parking shall not be included in gross revenue from the Project for purposes of determining such management fee.

            2.4.2 Exclusions. (a) Notwithstanding the foregoing, in addition to any exclusions set forth in Section 2.4.1 above, Operating Expenses shall not include any of the following:

            (1) Costs of repairs, replacements or other work occasioned by casualties covered by fire and extended coverage insurance required to be maintained hereunder, or by the exercise by governmental authorities of the right of eminent domain.

            (2) Leasing commissions, attorney's fees, costs, disbursements and other expenses incurred by Landlord or its agents in connection with the solicitation of, advertising for, negotiating with or entering into leases or other prospective tenancy arrangements for space in the Building, or in connection with negotiations or disputes with and/or enforcement of agreements with such prospective tenants, tenants or other occupants of the Project, marketing or leasing consultants, management agents, purchasers, ground lessors, prior owners or mortgagees of the Project including leasing commissions and fees of attorneys or of marketing or leasing consultants.

            (3) "Tenant allowances", "tenant concessions", workletters, and other costs or expenses (including permit, license and inspection fees) incurred in completing, fixturing, furnishing, renovating or otherwise improving, decorating or redecorating space for tenants or other occupants of the Building, or vacant, leaseable space in the Building, including space planning/interior design fees for same.

            (4) Depreciation or other "non-cash" expense items or amortization, except for amortization charges as provided for in Section 2.4.1(vii) above.

            (5) Costs of a capital nature, except as provided for in Section 2.4.1(vii) above, including, but not limited to, capital additions, capital improvements, capital repairs, capital maintenance, capital alterations, capital replacements, capital equipment and capital tools, and/or capital redesign, all in accordance with generally accepted accounting principles, consistently applied.

            (6) Costs in connection with services (including electricity), items or other benefits of a type which are not standard for the Building and which are not available to Tenant without specific charge therefor, but which are provided to another tenant or occupant of the Building, whether or not such other tenant or occupant is specifically charged therefor by Landlord.

            (7) Services, items and benefits for which Tenant or any other tenant or occupant of the Building specifically reimburses Landlord or for which Tenant or any other tenant or occupant of the Building pays third persons.

            (8) Costs or expenses (including fines, penalties and legal fees) incurred due to the violation by Landlord, its employees, agents and/or contractors, any tenant (other than Tenant) or other occupant of the Building, of any terms and conditions (other than by Tenant) of this Lease or of the leases of other tenants in the Building, and/or of any valid, applicable laws, rules, regulations and codes of any federal, state, county, municipal or other governmental authority having jurisdiction over the Building that would not have been incurred but for such violation by Landlord, its employees, agents and/or contractors, tenants or other occupants of the Building, it being intended that each party shall be responsible for the costs resulting from its own violation of such leases and laws, rules, regulations and codes as same shall pertain to the Building.

            (9) Penalties for late payment, including, without limitation, penalties for late payment of taxes, equipment leases, etc.

            (10) Payments to any subsidiary or Affiliate of Landlord for services (other than the management fee) on or to the Building and/or the Land, or for goods, supplies or other materials, to the extent that the costs of such services, goods, supplies and/or materials exceed the costs that would have been paid had the services, goods, supplies or materials been provided by parties unaffiliated with Landlord.

            (11) Payments of principal, finance charges or interest on debt or amortization on any mortgage, deed of trust or other debt, and rental payments (or increases in same) under any ground or underlying lease or leases (except to the extent the same may be made to pay or reimburse, or may be measured by, real estate taxes or insurance otherwise included in Operating Expenses).

            (12) To the extent that a separate allocation has been made therefor by the applicable taxing authority, real estate taxes allocable to the leasehold improvements of Tenant or any other tenants in the Building (in excess of Building standard); should a separate allocation be made, taxes attributable to leasehold improvements of Tenant (in excess of Building standard) shall be payable directly by Tenant in accordance with Section
      5.1.4 hereof.

            (13) Wages, salaries, benefits and expenses attributable to Landlord's or its property management company's executive personnel above the level of building manager or central office administrative personnel, provided that Operating Expenses may include an allocation for central accounting, risk management, and payroll personnel in accordance with the provisions of Section 2.4.1(i).

            (14) Compensation paid to clerks, attendants or other persons in commercial concessions (such as a snack bar, restaurant or newsstand), if any, operated by Landlord or any subsidiary or Affiliate of Landlord.

            (15) Rentals and other related expenses, if any, incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature, except equipment which is used in providing janitorial services and which is not affixed to the Building and security equipment.

            (16) Advertising and promotional expenses.

            (17) Costs or expenses incurred with respect to the purchase, ownership, leasing, showing, promotion and/or repairs of sculptures, paintings or other works of art; maintenance (as opposed to repairs) of any such sculptures, paintings or other works of art shall be included in Operating Expenses.

            (18) Costs for which Landlord is compensated through or reimbursed by insurance or other means of recovery.

            (19) Costs of correcting or repairing defects, including latent defects, in the construction of the Building (and/or any associated parking facilities, and/or equipment or the replacement of defective equipment, to the extent such costs are covered by warranties of manufacturers, suppliers or contractors, or are otherwise borne by parties other than Landlord).

            (20) Contributions to operating expense reserves.

            (21) Contributions to charitable organizations.

            (22) Costs incurred in removing the property of former tenants and/or other occupants of the Building.

            (23) Rental and any other expenses, including wages, salaries and benefits, and adjustments thereto, for Landlord's on-site leasing office or on-site management office (except to the extent permitted under Section 2.4.1(11) above).

            (24) Consulting costs and expenses incurred by Landlord except to the extent same relate exclusively to the improved management or operation of the Building.

            (25) The costs of any "tap fees" or one-time lump sum sewer or water connection fees for the Building.

            (26) Costs or fees relating to the defense of Landlord's title to or interest in the Building and/or the Land, or any part thereof.

            (27) Premiums for rental loss insurance except to the extent permitted under Section 2.4.1(viii).

            (28) Unless Tenant's prior written approval has first been obtained, costs incurred in installing, operating, maintaining and/or owning any specialty facilities or specialty services not customarily installed, operated and/or maintained in first-class office buildings in the Greenway Plaza and Galleria areas in Houston, such as an observatory, beacon(s), broadcasting facilities (other than the Building's music system, life support and security systems), luncheon club, athletic or recreational club, helicopter pad, child care center, or similar facilities or services.

      (b) The term "Affiliate" shall mean and refer to any person or entity controlling, controlled by, or under common control with another such person or entity. "Control", as used herein, shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such controlled person or entity; the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, at least fifty-one percent (51%) of the voting interest in, any person or entity shall be presumed to constitute such control. In the case of Landlord, the term Affiliate shall include any person or entity controlling or controlled by or under common control with any general partner of Landlord or any general partner of Landlord's general partner.

            2.4.3 Adjustments. Notwithstanding any other provision herein to the contrary, if less than ninety-five percent (95%) of the Net Rentable Area leased or held for lease in the Building is not occupied and fully provided with Building standard services during any partial year or any full calendar year, an adjustment shall be made in computing each component of Operating Expenses for such year so that Operating Expenses shall be computed for such year as though ninety-five percent (95%) of the Net Rentable Area leased or held for lease in the Building had been occupied and fully provided with Building standard services during such partial or full year. The provisions of this Section 2.4.3 shall also be applicable to the calculation of the Operating Expenses Amount for the calendar year 1998 in determining the Base Operating Expenses Amount.

            2.4.4 Application of Revenue. Landlord shall apply to the payment of Operating Expenses the net revenue received by Landlord from the provision of after hours heating, ventilation and air-conditioning, and from metered above building standard electrical service.

            2.4.5 Audit. Landlord shall maintain or cause to be maintained complete and accurate records of all Operating Expenses. Tenant, at its sole expense, except as provided below, shall have the right once per calendar year during the Term to audit Landlord's books and records relating to the Operating Expenses for the immediately preceding two (2) calendar years for the sole purpose of determining whether Operating Expense calculations were accurate and whether generally accepted accounting principles have been followed and consistently applied. This audit must take place on mutually agreeable dates during reasonable business hours at Landlord's office at the address stated above, or, at Tenant's request, Landlord's management office located in the Building, and only after Tenant has given Landlord at least thirty (30) days' prior written notice of the dates and times Tenant desires to conduct such audit. Any such audit must be conducted by a big six (6) accounting firm or other nationally or locally recognized public accounting firm having expertise in accounting for office buildings that charges fees on an hourly or other fixed cost basis, but not on a contingency fee basis. No person or entity in the business of auditing building operating expenses in exchange for a percentage of the savings shall be permitted to conduct such audit. If Tenant elects to exercise this right, Tenant must undertake and complete such audit within two
(2) years following the year end to which such Operating Expense statement to be audited relates or Tenant shall be deemed to have accepted the Operating Expenses as presented by Landlord in such statement. If Tenant's audit determines that Tenant's Additional Rental for any year or years is less than previously determined, Landlord shall, unless Landlord contests such, audit, pay the difference to Tenant within thirty (30) days after such determination is made. In addition, if an audit that Landlord does not contest reflects that Operating Expenses for any year shall have been overstated by three percent (3%) or more, Landlord shall reimburse Tenant for its reasonable out-of-pocket expenses in conducting the audit, but in no event shall any fee payable to any auditor utilized by Tenant be calculated upon a contingency based upon the extent of any such overstatement. As a condition to such audit by Tenant, Tenant and any auditor selected by Tenant shall sign a reasonable confidentiality agreement as required by Landlord concerning non-disclosure of any and all information related to such audit. The foregoing audit rights shall survive termination of this Lease.

            2.5 Tax Protests. Tenant hereby waives any and all rights under applicable law to an administrative or judicial review of any determination of the appraised value of the Project, including without limitation, any rights available under the Texas Tax Code (as amended). At Tenant's request, provided Tenant can demonstrate to Landlord's reasonable satisfaction that the assessed valuation of the Project is higher than it should be and that Landlord has a reasonable possibility of success in obtaining a reduction in such assessed valuation, Landlord will institute and pursue a protest of the assessed value of the Project ("Tax Protest"). Any information Landlord makes available to Tenant in connection with any Tax Protest shall not be disclosed by Tenant to any third party without Landlord's consent and Tenant shall cooperate with Landlord to keep any such information from becoming discoverable by any applicable authorities in any Tax Protest except that Tenant may disclose such information to the extent legally required to do so. If Landlord is successful in connection with any such Tax Protest, Tenant shall receive its share of any such reduction after Landlord has been paid all costs and expenses incurred by Landlord. If Landlord is unsuccessful in connection with a Tax Protest initiated at Tenant's request, the expenses incurred by Landlord in connection with any such Tax Protest shall be Operating Expenses.

      2.6 Termination of Old Lease and ATM Agreement. The lease between Landlord's predecessor in interest in the Project, Homart Development Co., and Tenant's predecessor in interest, United Savings Association of Texas FSB, dated April 1, 1989, as amended (the "Old Lease"), and the License Agreement, dated February 24, 1992 concerning the use of an automatic teller machine ("ATM Agreement") will automatically terminate effective as of the Commencement Date, except for those obligations of Tenant that expressly survive any termination thereof. All work required to be performed and all amounts required to be paid, including all tenant improvement or refurbishment allowances, by Landlord under the Old Lease and ATM Agreement have been performed and paid in full. Notwithstanding anything in the Old Lease or in this Lease to the contrary,
Section 18 of the Old Lease shall not survive the termination of the Old Lease. The Old Lease and the ATM Agreement shall, however, remain in effect and shall govern the relationship of Landlord and Tenant as to the Leased Premises subject to the Old Lease and the ATM Agreement until the Commencement Date.

                                      III.

      3.1 Services.

            3.1.1 Description. Landlord shall operate and maintain the Project in accordance with the standards customarily followed in the operation and maintenance of first-class office buildings in the Greenway Plaza and Galleria areas in Houston, and Landlord shall furnish to Tenant and its permitted sublessees and assigns, while Tenant and its permitted sublessees and assigns are occupying the Leased Premises, the following services, which services shall be in keeping with the services customarily provided in first-class office buildings in the Greenway Plaza and Galleria area in Houston:

            (i) hot and cold domestic water at those points of supply provided for general use of tenants in the Building;

            (ii) central heat and air conditioning in season, subject to curtailment as required by governmental laws, rules, or regulations, in such amounts as are necessary for reasonable comfort under load conditions which do not exceed occupancy of one person per 200 square feet of Net Rentable Area, all as more particularly described on Exhibit C;

            (iii) electric lighting service for all public areas and special service areas of the Project;

            (iv) janitorial service on a five (5) day-week basis (exclusive of Holidays, as defined in Exhibit C), and generally in accordance with the janitorial specifications set forth in Exhibit F attached hereto and made a part hereof for all purposes; provided, however, if Tenant's floor coverings or other improvements are other than Building standard (as hereinafter defined), Tenant shall pay the additional cleaning cost, if incurred, attributable thereto, plus a charge equal to seven percent (7%) of such additional costs for administrative cost recovery;

            (v) security equipment, personnel, procedures and systems (commensurate with that provided first-class office buildings in the Greenway Plaza and Galleria areas in Houston); PROVIDED, HOWEVER,
      LANDLORD SHALL HAVE NO RESPONSIBILITY TO PREVENT, AND SHALL NOT BE LIABLE TO TENANT FOR AND SHALL BE INDEMNIFIED BY TENANT AGAINST, LIABILITY OR LOSS TO TENANT, ITS AGENTS, CONTRACTORS, CUSTOMERS, EMPLOYEES, INVITEES, LICENSEES, SERVANTS AND VISITORS ARISING OUT OF LOSSES DUE TO THEFT OR BURGLARY IN THE LEASED PREMISES, OR DAMAGE OR INJURY TO PERSONS OR PROPERTY OCCURRING WITHIN THE LEASED PREMISES CAUSED BY PERSONS GAINING ACCESS TO THE LEASED PREMISES, AND TENANT HEREBY RELEASES LANDLORD FROM ALL LIABILITY RELATING THERETO, REGARDLESS OF WHETHER SUCH LOSS, DAMAGE OR INJURY IS THE RESULT IN WHOLE OR IN PART OF THE NEGLIGENCE OF LANDLORD, OR LANDLORD'S AGENTS, CONTRACTORS OR EMPLOYEES; LIKEWISE, TENANT SHALL HAVE NO RESPONSIBILITY TO PREVENT, AND SHALL NOT BE LIABLE TO LANDLORD FOR, AND SHALL BE INDEMNIFIED BY LANDLORD AGAINST, LIABILITY OR LOSS TO LANDLORD, ITS AGENTS, CONTRACTORS, CUSTOMERS, EMPLOYEES, INVITEES, LICENSEES, SERVANTS, AND VISITORS ARISING OUT OF LOSSES DUE TO THEFT OR BURGLARY IN THE COMMON AREAS OF THE BUILDING, OR DAMAGE OR INJURY TO PERSONS OR PROPERTY OCCURRING WITHIN THE COMMON AREAS OF THE BUILDING CAUSED BY PERSONS GAINING ACCESS TO THE COMMON AREAS OF THE BUILDING, AND LANDLORD HEREBY RELEASES TENANT FROM ALL LIABILITY RELATING THERETO, REGARDLESS OF WHETHER SUCH LOSS, DAMAGE OR INJURY IS THE RESULT IN WHOLE OR IN PART OF THE NEGLIGENCE OF TENANT, OR TENANT'S AGENTS, CONTRACTORS OR EMPLOYEES;

            (vi) sufficient electrical capacity transformed to a panel box located in the core of each floor of the Leased Premises for (A) machines of low electrical consumption at standard voltage (120 volts, single-phase) to the extent that the total demand load at 100% capacity of said machines of low electrical consumption does not exceed two (2) watts per square foot of Usable Area, and (B) lighting and equipment at high voltage (277 volts, single-phase) to the extent that the total demand load at 100% capacity of said lighting and equipment does not exceed two (2) watts per square foot of Usable Area (each such rated electrical design load to be hereinafter referred to as the "Building Standard Rated Electrical Design Load").

                  Should Tenant's non-linear electrical load (created by equipment such as personal computers, television sets, laser printers, copiers or other electronic devices connected to the power system) result in harmonic distortion conditions which cause any adverse effects in the Project, including but not limited to, deration of any transformer, distribution stepdown transformer failures, overheating or melting of neutral conductors, or malfunctioning of various electronic components, Tenant acknowledges that Tenant, at Tenant's sole cost, shall be obligated to eliminate such harmonic distortion conditions and to repair any damage which results from such harmonic distortion within thirty (30) days of Landlord's request. If Tenant fails to eliminate such harmonic distortion and repair such damage caused thereby within such thirty (30) day period, Landlord, at its option, may make such corrections deemed necessary by Landlord to eliminate such harmonic distortion and make such repairs, and Tenant shall pay to Landlord on demand Landlord's cost thereof plus a charge equal to seven percent (7%) of such costs for administrative cost recovery.

                  Tenant shall cause Tenant's electrical system serving any equipment producing non-linear electrical loads to be designed to accommodate such non-linear electrical loads, including but not limited to, over-sizing neutral conductors, derating transformers and/or providing power line filters.

                  If Tenant's electrical equipment and lighting require electrical circuits, transformers or other additional equipment in excess of what is currently in the Leased Premises (which additional equipment shall be hereinafter referred to as the "Additional Electrical Equipment"), Tenant may (at Tenant's cost, including the cost to design, install, maintain and replace the Additional Electrical Equipment [including the meters]) install the same, provided such installation is compatible with existing Building systems, will not compromise Landlord's ability to provide services to Tenant or other tenants of the Building and will not be burdensome to the Project or to Landlord, in Landlord's reasonable opinion, and Tenant shall pay all operating costs related to that requirement (including, without limitation, the cost of electricity, water or other services consumed through, or in connection with, the Additional Electrical Equipment).

                  The method of design and installation of any Additional Electrical Equipment (including any related meter) required by Tenant shall be subject to the prior written approval of Landlord and shall be performed by Landlord at Tenant's sole cost (including a charge equal to seven percent (7%) of such cost for the review and installation of such Additional Electrical Equipment for administrative cost recovery).

                  Tenant shall pay to Landlord the cost of electricity consumed in excess of the Building Standard Rated Electrical Design Load as determined by meter, or if not metered, as otherwise reasonably estimated by Landlord, plus any actual accounting expenses incurred by Landlord in connection with the metering thereof. Landlord may cause the entire Leased Premises to be separately metered (at Tenant's expense, including, without limitation, the cost of installing, maintaining, repairing and replacing such meters to the extent necessary), in which event Tenant shall pay the actual cost of electricity consumed by Tenant, in which case such amounts will not be included in Operating Expenses.

            (vii) all Building standard fluorescent bulb and ballast replacement in all areas and all incandescent bulb replacement in public areas, toilet and restroom areas and stairwells. At Tenant's expense, Landlord shall provide non-Building standard bulb replacement in the Leased Premises;

            (viii) nonexclusive passenger elevator service to the Leased Premises twenty-four (24) hours per day, nonexclusive freight elevator service during normal business hours, and subject to advance scheduling, nonexclusive freight elevator service after normal business hours; and

            (ix) extermination services as shall be reasonably appropriate.

Except as otherwise provided above or in Exhibits C or F, and subject in any event to the limitation of remedies set forth in Section 3.1.3 below for the failure to provide such services, Building services required above shall be provided twenty-four (24) hours a day, seven (7) days a week. The cost of Building services shall, to the extent permitted in Section 2.4, be included in Operating Expenses.

            3.1.2 Reasonable Efforts to Provide Utilities. To the extent the services described in Section 3.1.1 require electricity, gas, and water supplied by public utilities, Landlord's covenants thereunder shall only impose on Landlord the obligation to use reasonable and good faith efforts to cause the applicable public utilities to furnish the same. Landlord does not warrant that such utilities will be free from any irregularity or stoppage of service by such public utilities or other causes beyond Landlord's control.

            3.1.3 Interruption of Services. If any of the services described in
Section 3.1.1 or any of the machinery or equipment in the Project should cease to function properly or in accordance with the requirements therefor described in Section 3.1.1, break down or be intentionally turned off for testing or maintenance purposes (provided such services shall not be intentionally turned off for testing or maintenance purposes except in the case of any situation Landlord reasonably determines to be an emergency without reasonable prior notice to Tenant, and, in the case of electricity, such electricity shall not be intentionally turned off without seventy-two (72) hours prior notice), Tenant shall have no claim for abatement or reduction of Rent or damages, nor shall Tenant be relieved of its obligations under this Lease, nor shall such condition be construed as an eviction of Tenant, provided, however, if:

            (i) there occurs an interruption in the HVAC, electricity, water or elevator services (the "Essential Services") to the Building or Leased Premises;

            (ii) such interruption renders more than an Insignificant Portion (hereinafter defined) of the Leased Premises Untenantab1e (hereinafter defined); and

            (iii) such interruption continues to render more than an Insignificant Portion of the Leased Premises Untenantable for three (3) consecutive days,

then, the Rent (including charges for a pro rata portion of the parking permits applicable to Tenant) shall abate as to that portion of the Leased Premises that is rendered Untenantable, and in the event that more than fifty percent (50%) of the Leased Premises is rendered Untenantable, such abatement shall apply as to the entirety of the Leased Premises (as well as to the entirety of the parking permits). The abatement shall commence upon the expiration of the third (3rd) day and continue for so long as the interruption exists; provided, however, if the interruption continues to render more than an Insignificant Portion of the Leased Premises Untenantable for ninety (90) consecutive days, Tenant shall have the right thereafter to terminate this Lease during the period such interruption shall continue to exist, in which event Tenant will be relieved of all obligations arising after such date hereunder. In addition to and notwithstanding the foregoing, in the event there occurs an interruption in Essential Services that renders more than an Insignificant Portion of the Leased Premises Untenantable on any seven (7) days (in the aggregate, whether consecutively or otherwise) during a calendar year, then the Rent shall abate (as provided above) on each day thereafter during such calendar year that more than an Insignificant Portion of the Leased Premises is rendered Untenantable. For purposes of this Section 3.1.3, "Insignificant Portion" shall mean ten thousand (10,000) square feet of Net Rentable Area, except for purposes of abatement of Rent only (not termination of this Lease), "Insignificant Portion" for interruption in electrical services shall mean one thousand (1,000) square feet of Net Rentable Area.

            In consideration of the terms of this Section 3.1.3, Tenant waives all rights Tenant may have at law or in equity, including any rights Tenant may have arising from implied warranties of suitability, to abate Rent or terminate this Lease under circumstances other than as provided by this Section 3.1.3; and Landlord agrees to use diligent efforts to restore the services described in
Section 3.1.1 and to promptly repair said equipment or machinery.

      3.2 Keys and Locks. Pursuant to the terms of the Old Lease, Landlord has previously furnished Tenant with keys for the Building standard corridor doors serving the Leased Premises as well as keys or security cards to permit Tenant and its employees access to the Project. After the date hereof, additional keys and/or security cards will be furnished by Landlord upon an order signed by Tenant and at Tenant's expense. In the event that Landlord changes the keys or security devices with regard to access to the Project (as opposed to the Leased Premises), Landlord will furnish without cost to Tenant one access device (e.g., key, security card) for each of Tenant's employees. Thereafter, additional keys and/or security cards will be furnished by Landlord upon an order signed by Tenant and at Tenant's expense. All keys and security cards furnished to Tenant by Landlord shall remain the property of Landlord. Subject to Section 3.3 and the following sentence, no additional locks shall be allowed on any door of the Leased Premises and Tenant shall not make or permit to be made any duplicate keys except those furnished by Landlord. Notwithstanding the foregoing, Tenant, at Tenant's sole cost and expense, shall have the right to change or replace any locks within the Leased Premises or place additional locks within the Leased Premises provided such locks conform to the Building key system and Landlord is provided keys therefor. Upon termination of this Lease, Tenant shall surrender to Landlord all keys to any locks on doors entering or within the Leased Premises and shall give to Landlord the combination for all safes, safe cabinets and vault doors, if any, in the Leased Premises.

      3.3 Tenant's Access Control Equipment. Tenant shall have the right to install, at Tenant's sole risk and expense, and provided the same are compatible with the access control equipment and systems for the Building, (i) access control equipment to limit and monitor normal business and after hours elevator bank and Leased Premises access to any floor in the Building that Tenant fully occupies, and (ii) access control equipment to limit and monitor normal business and after hours stairwell access to any floor in the Building on which Tenant occupies space. Such equipment shall be subject to the approval by Landlord, which shall not be unreasonably withheld, delayed or conditioned.

      3.4 Signage/Graphics; Identity.

            3.4.1 Leased Premises' Graphics and Directory Board. Tenant shall have the right, at Tenant's sole cost and expense, to install appropriate signage, letters or numerals on the walls of the elevator bank lobbies (only applicable to Building floors wholly leased by Tenant and no other tenants) and on the entrance doors to the Leased Premises, subject to Landlord's approval, which approval shall not be unreasonably withheld or delayed, provided Landlord's approval as to signage on the ninth (9th) and tenth (10th) floors of the Building may be given or withheld in its sole discretion. In any event, all signage must be consistent with the Building's design, signage and graphics program. Tenant shall have the right to its proportionate share of any directory board or other Building directory mechanism maintained by Landlord. In no event may Tenant install any graphics which may be visible from the exterior of the Building or which are illuminated except as provided in Sections 3.4.2 and 3.4.3.

            3.4.2 Building Graphics. For so long as (a) Tenant, a Permitted Assignee or their Permitted Affiliates together lease and occupy more than
(i) 200,000 square feet of Net Rentable Area in the Leased Premises pursuant to this Lease for as long as the existing lease with Midcon Corp. for space in the Building is in effect or (ii) 150,000 square feet of Net Rentable Area in the Leased Premises pursuant to this Lease after the termination of the lease with Midcon Corp., and

(b) there is no uncured Event of Default under this Lease, Tenant, a Permitted Assignee or a Permitted Affiliate shall have the non-exclusive right, at Tenant's, such Permitted Assignee's, or such Permitted Affiliate's sole cost and expense to install and maintain such entity's name, logo, or symbol on up to two (2) signs on the top portion of the exterior of the Building; provided if Tenant, a Permitted Assignee, or a Permitted Affiliate cannot place, or is prohibited from placing, its signs on the top of the Building, Tenant, a Permitted Assignee, or a Permitted Affiliate may place its signs on top of the Parking Garage in a location approved by Landlord in its sole discretion provided such signage complies with, and is permitted by, all local laws and restrictions, including any applicable scenic district; and provided further, that, after the termination of the lease with Midcon Corp., if Tenant, a permitted Assignee, or their Permitted Affiliates, together are leasing and occupying more than 150,000 but less than 200,000 square feet of Net Rentable Area, Landlord shall have the right in its sole discretion, at any time and from time to time, to terminate Tenant's rights to maintain the signage on the top of the Building and/or Parking Garage in order to grant such top of the Building or Parking Garage signage rights to any other tenant or prospective tenant of the Building that is leasing, or has agreed to lease, more space in the Building than Tenant, a Permitted Assignee, or a Permitted Affiliate together are then leasing. Landlord makes no warranties as to whether any such signage is permitted or will be permitted by applicable law, restrictions, or the rights of associations or districts. In addition, for as long as Tenant, a Permitted Assignee, or their Permitted Affiliates together lease and occupy not less than 150,000 square feet of Net Rentable Area in the Leased Premises under this Lease and there is no uncured Event of Default under this Lease, Tenant, a Permitted Assignee or a Permitted Affiliate shall have the right to maintain the existing monument ("Monument") signage located at the Southeast corner of the Land. The location, design, method of attachment, size, materials, coloring, lettering and lighting of all such top of the Building or the Parking Garage and Monument signage shall be subject to Landlord's approval, in its sole discretion, and further subject to all other approvals as may be required including without limitation the City of Houston, City of Houston Scenic District, and Greenway Improvement Association, and in any event to be consistent with the Building's design, signage and graphics program. If at any time it is necessary to remove the signage due to the requirements of applicable laws or restrictive covenants, Landlord shall be entitled to replace the signage with another sign on or about the Building which provides substantially the same exposure. Landlord shall at all times be entitled to make such changes in the signage as may be required by applicable laws as a condition of the continued use of the top of the Building or Parking Garage and/or the Monument. Landlord currently approves the size, location, and materials used for the names currently appearing on the Monument. Any change in the names displayed on the top of the Building or Parking Garage or the Monument (i) shall be made by Landlord at Tenant's, such Permitted Assignee's, or such Permitted Affiliate's sole cost and expense, (ii) shall utilize the materials, colors, method of illumination and lettering type currently utilized, and (iii) must be approved by Landlord in its sole discretion. In the event Tenant's, a Permitted Assignee's, or a Permitted Affiliate's name is changed, Landlord will not unreasonably withhold approval of a change to the name displayed on the top of the Building or Parking Garage or the Monument. Only the name, logo, and/or symbol of one entity, whether such name, logo, and/or symbol is Tenant's, a Permitted Assignee's or a Permitted Affiliate's, shall appear on all exterior signage on the Monument, the Building, or the Parking Garage at any one time. Neither

Tenant, a Permitted Assignee, nor any Permitted Affiliate shall have any right to request or install signage identifying more than one entity. Upon the expiration or earlier termination of this Lease (as concerns all signage), or in the event the conditions of this Section no longer are satisfied, Tenant, a Permitted Assignee, or a Permitted Affiliate, at its expense, shall remove all such signage for which such conditions are no longer satisfied and make all necessary repairs to the Building and/or Monument so as to return the Building and Monument to their respective original condition. Tenant, its Permitted Assignees and Permitted Affiliates shall have no right to install any signage on the concrete apron of the Building or in any other location except as expressly set forth in this Lease. Tenant's, rights under this Section may only be assigned to a Permitted Assignee or a Permitted Affiliate only for as long as the conditions of this Section continue to be satisfied. No other assignment or sublease of such rights shall be permitted hereunder.

            3.4.3 Retail Signage. As long as Tenant, a Permitted Assignee, and their Permitted Affiliates continue to satisfy the conditions set forth in
Section 1.10, Tenant, a Permitted Assignee, or Permitted Affiliate satisfying the requirements of this Section shall have the right to have exclusive signage for a retail banking facility, which signage shall be located on the ninth (9th) floor and which signage shall be approved by Landlord in its sole discretion. Only the name, logo, and/or symbol of one entity, whether such name, logo, and/or symbol is Tenant's, a Permitted Assignee's or a Permitted Affiliate's, shall appear on all retail signage at any one time. Neither Tenant, a Permitted Assignee or any Permitted Affiliate shall have any right to request or install signage identifying more than one entity. If any of the conditions set forth in
Section 1.10 is not satisfied or does not continue to be satisfied, then Landlord shall have the right to grant to another tenant the right to have exclusive signage on the ninth (9th) floor of the Building for retail banking purposes. Tenant's rights under this Section may be assigned only to a Permitted Assignee or Permitted Affiliate that is a savings and loan association, federal or state chartered lending institution, national or state banking institution or federal savings bank, or other business permitted under applicable law to offer retail banking services. No other assignment or sublease of such rights shall be permitted hereunder.

            3.4.4 Limitations on Signage and Building Names. As long as (a) Tenant, a Permitted Assignee satisfying the requirements of this Section, or their Permitted Affiliates together are leasing and occupying more than 200,000 square feet of Net Rentable Area in the Building and (b) there is no uncured Event of Default under this Lease, Landlord shall not (a) grant to any other savings and loan association, federal or state chartered lending institution, national or state banking institution or federal savings bank any right to place exterior signage on the top of the Building or Parking Garage or on any monument sign or elsewhere on the exterior of the Project, or (b) change the name of the Building to a name that includes the name of a savings and loan association, federal or state chartered lending institution, national or state banking institution or federal savings bank. In no event shall Tenant, any Permitted Assignee, or any Permitted Affiliate have any right to require that the Building be named for any Building tenant including a Building tenant whose business is primarily that of natural gas transmission. Landlord shall have no obligation to name or rename the Building and Landlord shall have the right to change the name of the Building from time to time as it desires except as limited in this Section 3.4.4. The foregoing restriction shall terminate if any of the foregoing conditions are not satisfied or do not continue to be satisfied. The foregoing restriction will run only to the benefit of a Permitted Assignee that is a savings and loan association, federal or state chartered lending institution, national or state banking institution or federal savings bank, or other business permitted under applicable law to offer retail banking services.

            3.4.5 General Signage Requirements. Upon termination or expiration of this Lease, an Event of Default under this Lease, or the occurrence of any event that results in the termination of the signage rights hereunder, Tenant, its Permitted Assignee and their Permitted Affiliates shall lose its signage rights and Tenant, its Permitted Assignees and their Permitted Affiliates shall, at its sole cost and expense, remove all such signage and restore the Building, Parking Garage, and Monument to its original condition. If Tenant, its Permitted Assignee and their Permitted Affiliates fail to do so within thirty (30) days after Landlord's request, Landlord then shall have the right to remove all such signage and restore the Building, Parking Garage, and the Monument, in which case Tenant its Permitted Assignee and their Permitted Affiliates shall reimburse Landlord for all costs incurred plus an amount equal to seven percent (7%) of such costs for Landlord's overhead. If any signage requires utilities, such as electrical lighting, Landlord must first approve the design, installation and use of such utilities in Landlord's sole discretion and Tenant its Permitted Assignee and their Permitted Affiliates shall pay, at its sole cost and expense, all costs and expenses associated with the design, installation and use of any such utilities.

      3.5 Parking.

            3.5.1. Unassigned Permits. Landlord agrees to make available to Tenant throughout the Term, and Tenant agrees to take and lease, two and eight-tenths (2.8) permits to park passenger vehicles (excluding buses) for every one thousand (1,000) square feet of Net Rentable Area within the Leased Premises (rounded down to the nearest whole number) on an unassigned basis in the Parking Garage ("Unassigned Permits"). Each Unassigned Permit shall be made available at no cost to Tenant until the fifth (5th) anniversary of the Commencement Date; thereafter through the remainder of the initial Term, each such Permit shall be available for a cost to Tenant of Thirty-Five and No/100 Dollars ($35.00) plus any applicable sales tax per Permit per month; and during any Renewal Term, each such Unassigned Permit shall be available for a cost to Tenant equal to the then market monthly rate for unreserved contract parking in the Parking Garage plus any applicable sales tax. At Tenant's option, and at Tenant's cost, up to five (5) of the Unassigned Permits may be allocated to five
(5) spaces located in the Parking Garage (as determined by Landlord) and designated as "Bank United Visitor Parking", in which event, Tenant shall continue to pay the applicable monthly rate plus sales tax, and Landlord shall provide Tenant with One Hundred Twenty-Five and No/100 Dollars ($125.00) per month in parking validation coupons for use by Tenant's visitors utilizing such spaces for the initial Term of this Lease. Additional Unassigned Permits in the Parking Garage may be available to Tenant on an as available basis ("Additional Unassigned Permits") at a cost to Tenant of Twenty-Five and No/100 Dollars ($25.00) plus any applicable sales tax per Permit per month from the Commencement Date until the fifth (5th) anniversary of the Commencement Date, thereafter through the remainder of the initial Term at a cost to Tenant of Thirty-Five and No/100 Dollars ($35.00) plus any applicable sales tax per Permit per month; and during any Renewal Term at a cost to Tenant equal to the then market monthly rate for unreserved contract parking in the Parking Garage plus any applicable sales tax. Additional Unassigned Permits shall be made available on a month-to-month basis and may be terminated by Landlord at any time for any reason. No specific spaces are to be assigned to Tenant for the Unassigned Permits, but Landlord may designate the area in which vehicles with Unassigned Permits may be parked, which designations may change from time to time. Any Unassigned Permits may be utilized by Tenant for double shift parking (i.e., use by a second employee after 5:30 p.m. and until 6:30 a.m. the next morning) at no cost to Tenant except for the cost of the additional access card as provided below; and except that Tenant shall bear all increased costs to Landlord resulting from such double shift parking including without limitation increased security or other personnel, modifications to maintenance, repair or janitorial services, and other costs of operating the Parking Garage and the Building.

            3.5.2 Assigned Permits. Landlord agrees to make available to Tenant, and Tenant agrees to take and lease, throughout the Term, and in addition to the Unassigned Permits provided pursuant to Section 3.5.1, permits to park one passenger vehicle (excluding buses) for every five thousand (5,000) square feet of Net Rentable Area within the Leased Premises in reserved spaces designated by Landlord from time to time in the Parking Garage ("Assigned Permits"). Each such Assigned Permit shall be made available at no cost to Tenant until the first
(1st) anniversary of the Commencement Date; thereafter through the remainder of the initial Term, each such Assigned' Permit shall for a cost to Tenant of Fifty and No/100 Dollars ($50.00) plus any applicable sales tax per Permit per month; and during any Renewal Term, each such Assigned Permit shall be available for a cost to Tenant equal to the then market monthly rate for reserved contract parking in the Parking Garage plus any applicable sales tax. Landlord will designate a specific space in the Parking Garage for each Assigned Permit, issued by Landlord to Tenant, which designated space may be changed by Landlord from time to time. Landlord shall have the right, from time to time, to relocate the areas in the Parking Garage in which the holders of Assigned Permits park, provided that all of the areas in which holders of Assigned Permits park shall be located within two (2) floors of the Parking Garage, and provided that in all events ten (10) spaces will be assigned to Tenant for the holders of Assigned Permits to park on the level of the Parking Garage where the holders of Assigned Permits currently park. In addition, Landlord shall have the right to relocate the specific spaces assigned to Tenant for its Assigned Permits if necessary to create space for the generator to which Tenant is entitled under Exhibit G to this Lease. Notwithstanding the foregoing, Landlord will not relocate the specific Spaces assigned to Tenant for its Assigned Permits solely to accommodate another tenant of the Building by giving such specific spaces to such other tenant to use for parking.

            3.5.3 Surface Visitor Parking. Landlord agrees to make available to Tenant, so long as such spaces are available to Landlord, and at a cost to Tenant equal to Landlord's cost for such spaces (which shall be equal to Landlord's cost of all surface parking spaces multiplied by a fraction, the numerator of which is the number of Surface Spaces (defined below), and the denominator of which is the total number of surface parking spaces), up to ten (10) passenger vehicle spaces (excluding buses) ("Surface Spaces") located on the surface parking area on the west side of the Building, to be used by Tenant as visitor parking. The Surface Spaces shall be designated as visitor parking for Tenant by the installation of signage paid for by Tenant and approved by Landlord in its sole discretion. Landlord's rights to such spaces are derived from a month-to-month lease terminable at any time by the lessor thereunder. Any termination of such month-to-month lease shall automatically terminate Tenant's rights to use such Surface Spaces hereunder without any cost or liability to Landlord. Tenant may, after completion of its initial construction pursuant to Exhibit E, terminate right to use the Surface Space at any time effective on the first day of a calendar month after at least thirty (30) days prior written notice.

            3.5.4 Basic Terms. All such parking permits shall be made available to Tenant on the following terms and conditions:

            (a) Tenant shall pay to Landlord or the operator of the Parking Garage, as may be designated from time to time by Landlord, monthly in advance, the above stated monthly rate (or in the case of the surface parking, Landlord's cost) for Unassigned Permits, Assigned Permits and/or Surface Spaces, a pro rata portion, of which shall be payable for any partial month during the Term.

            (b) Tenant shall pay to Landlord Landlord's then applicable charge for the issuance of any parking card or sticker, including any replacements therefor, for each Parking Garage access card provided by Landlord to Tenant.

            (c) Tenants obligation to pay parking rental hereunder shall be considered an obligation to pay Rent for all purposes hereunder and shall be secured in like manner as in Tenant's obligation to pay Rent.

            (d) The market monthly rent for Unassigned Permits or Assigned Permits in the Parking Garage shall be the rate charged for comparable parking in the Greenway Plaza and Galleria areas taking into account all relevant factors.

            3.5.5 Parking Spaces with Additions or Reductions to Leased Premises. Should additional space be added to the Leased Premises (whether through the exercise of Tenant's Preferential Rights or otherwise), Landlord agrees to make available to Tenant throughout the remainder of the Term, and Tenant agrees to take and lease, two and eight-tenths (2.8) Additional Unassigned Permits to park passenger vehicles (excluding buses) for every one thousand (1,000) square feet of Net Rentable Area within the additional space added to the Leased Premises (rounded down to the nearest whole number) on an unassigned basis in the Parking Garage at a cost to Tenant equal to the then market monthly rate for unreserved contract parking in the Parking Garage plus any applicable sales tax. No additional Assigned Permits will be available to Tenant. In addition, should space be deleted from the Leased Premises pursuant to Tenant's exercise of its Contraction Option set forth in Article V of Exhibit B, then Landlord shall no longer be obligated to make available to Tenant, and Tenant shall no longer have any right or obligation to lease, the Permits allocate to such space under Sections 3.5.1 and 3.5.2 hereof.

            3.5.6 Tenant's Right to Reduce and Increase Permits. Tenant shall have the right, from time to time, to elect to lease fewer Permits than the amount to which Tenant is entitled, such election to be effective as of the first day of a calendar month after at least thirty (30) days prior written notice from Tenant making such election. Permits that Tenant has elected not to lease may be leased by Landlord to other tenants of the Building or to other third parties. Tenant shall have the right to request in writing that Landlord lease to Tenant those Permits to which Tenant is entitled under this Lease, but which Tenant had previously elected not to lease provided (a) in no event shall Tenant be entitled to lease more Permits (or a different ratio of Assigned Permits or Unassigned Permits) than provided in Sections 3.5.1 and 3.5.2, (b) Tenant must deliver to Landlord written notice of its request to lease any such Permits, and (c) Landlord shall have twelve (12) months following receipt of Tenant's written notice to make such Permits available to Tenant

                                       IV.

      4.1 Care of the Leased Premises. Tenant shall not commit and shall use reasonable efforts to prevent any party under Tenant's reasonable control from committing any waste or damage to any portion of the Leased Premises or the Project, and at the termination of this Lease, by lapse of time or otherwise, Tenant shall deliver up the Leased Premises to Landlord in as good condition as existed on the date of possession by Tenant, excepting only ordinary wear and tear, alterations and additions permitted to be made and removed under the terms of this Lease, and damage or destruction from casualty or condemnation for which Tenant is not obligated repair. Upon such termination of this Lease, Landlord shall have the right to reenter and resume possession of the Leased Premises.

      4.2 Entry for Repairs and Inspection. Landlord and its contractors, agents, or representatives shall have the right to enter into and upon any part of the Leased Premises at all reasonable hours to inspect, maintain or clean the same, make repairs, alterations or additions thereto, to show the same to mortgagees or prospective purchasers, and unless Tenant has elected (deemed or otherwise) to renew or extend the Term of this Lease, to show the Leased Premises to prospective tenants during the final twelve (12) months of the Term of this Lease (or, if Tenant has elected to renew the Term under Article I of Exhibit B, then during the final twelve (12) months of such Renewal Term), and Tenant shall not be entitled to any abatement or reduction of Rent by reason thereof. In exercising this right Landlord agrees to use reasonable efforts not to interfere with the conduct of Tenant's business in the Leased Premises. Except in the event of an emergency, all repairs, alterations, or additions that would interfere in any material respect with Tenant's use and enjoyment of the Leased Premises shall, to the extent reasonably possible under the circumstances, be made after normal business hours. Unless otherwise requested by Tenant in writing, Landlord shall not enter into any areas previously designated in writing by Tenant as high security areas unless (a) Landlord shows cause therefor and provides Tenant with not less than twenty-four (24) hours advance written notice thereof, or (b) in the event of an emergency, in which event Landlord shall use reasonable efforts to notify Tenant's emergency response team (which Tenant shall supply to Landlord in the event that Tenant designates any high security areas) and in either such case, in no event shall Landlord enter into any such high security areas without notifying and being accompanied by one of Tenant's on site security personnel. Landlord's obligations under this Lease shall be reduced to the extent of Tenant's refusal to grant access to such portions of the Leased Premises.

      4.3 No Nuisance. Tenant shall conduct its business and control its agents, contractors, customers, employees, invitees, licensees, servants and visitors in such manner so as not to create any nuisance or unreasonably interfere with, annoy or disturb any other tenant or Landlord in its operation of the Project.

      4.4 Laws and Regulations; Building Rules and Regulations. Tenant shall comply with, and Tenant shall cause its agents, contractors, customers and employees to comply with, all laws, ordinances, orders, rules and regulations (state, federal, municipal and other agencies or bodies having any jurisdiction thereof) relating to the use, condition or occupancy of the Leased Premises or the conduct of Tenant's business therein, and with the Building Rules and Regulations set forth on Exhibit D and such other rules and regulations as are reasonably adopted by Landlord from time to time, for the safety, care or cleanliness of the Leased Premises, the Building and the Project, or for preservation of good order therein, all of which will be sent by Landlord to Tenant in writing and shall be thereafter consistently applied by Landlord and carried out and observed by Tenant, its agents, contractors, customers and employees. In the event of a conflict between the Building Rules and Regulations and the provisions of this Lease, the provisions of this Lease shall control, subject to applicable governmental requirements.

      4.5 Americans With Disabilities Act; Clean Air Act; Texas Architectural Barriers Act. Landlord shall be responsible, as an Operating Expense (including all consultation, architectural and engineering fees and expenses), for making any alterations, additions and improvements and/or renovations, if any, required to cause the base Building, Building systems and the common areas of the Project (excluding core restrooms located within the existing Leased Premises) to comply with the provisions of the Americans With Disabilities Act ("ADA"), the Texas Architectural Barriers Act ("TABA") and Section 604 of the Clean Air Act Amendments of 1990 (codified at 42 U.S.C. ss.7671c) (the "Clean Air Act Amendments"). Tenant shall be responsible, at Tenants sole cost and expense (including all consultation, architectural and engineering expenses), for making any alterations, additions, improvements and/or renovations, if any, to cause the Leased Premises, including core restrooms and elevator lobbies located in the Leased Premises, to comply with the ADA, TABA and Clean Air Act Amendments. If any multi-tenant floor in the Building on which Tenant hereafter leases space together with other tenants is not in compliance with the provisions of the ADA, TABA and Clean Air Act Amendments, Landlord shall cause the Floor-Shared Areas on such floor (including, core restrooms, elevator lobbies and multi-tenant corridors) to so comply. Capital costs incurred by Landlord pursuant to this
Section 4.5 shall be included in Operating Expenses under Section 2.4.1 (vii), and maintenance (or other similar non-capital costs) shall be included in Operating Expenses under Section 2.4.

      4.6 Legal Use and Violations of Insurance Coverage. Tenant shall not occupy or use the Leased Premises, or permit any portion of the Leased Premises to be occupied or used for any business or purpose which is unlawful, disreputable or deemed to be hazardous on account of fire or other hazards, or permit anything to be done which would in any way increase the rate of fire or liability or any other insurance coverage on the Project or its contents. In addition, Landlord shall comply with all laws, ordinances, orders, covenants, and restrictions running with the Land, all rules and regulations (state, federal and municipal and other agencies or bodies having jurisdiction thereof) relating to the ownership and operation of the Project.

      4.7 Environmental Matters.

            4.7.1 Definitions. For purposes of this Lease, "Hazardous Materials" shall mean those elements, materials, compounds, mixtures or substances, including, but not limited to asbestos, which are contained in the list of hazardous substances adopted by the United States Environmental Protection Agency (the "EPA") or which are defined as hazardous, toxic, pollutant, infectious, flammable or radioactive by any Environmental Law. For purposes of this Lease, "Environmental Law" shall mean any Federal, State, or local statute, law, ordinance, code, rule, regulation, order; or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic, or dangerous waste, substance, element, compound, mixture or material, as now or at any time hereafter in effect including, without limitation, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or rules and regulations of the EPA or any other state or federal department, board or agency, or other governmental department, board or agency.

            4.7.2 Landlord Obligations; Indemnity. Landlord hereby represents to Tenant that to the best of Landlord's knowledge, (i) Landlord has not used or knowingly permitted the Project to be used in violation of any Environmental Laws and (ii) the Project does not contain material amounts of Hazardous Materials in violation of any applicable Environmental Laws. Notwithstanding the foregoing, Landlord makes no representations or warranties respecting any portion of the Project leased or occupied by Tenant pursuant to the Old Lease or any portion of the Leased Premises leased to Tenant hereunder. Landlord shall not use or knowingly permit the use of any Hazardous Materials in violation of applicable Environmental Laws in the operation, maintenance or use of the Project (other than the Leased Premises). Landlord shall indemnify, defend and hold Tenant harmless, from and against all claims, liens, losses, damages and expenses, including without limitation attorneys' fees and court costs (collectively, "Losses"), arising out of, directly or indirectly, a breach of Landlord's representations or obligations set forth in this Section 4.7.2 as an Operating Expense. In addition to and without limiting the foregoing, in the event any

Hazardous Materials are discovered at or in the Project (other than the Leased Premises) in violation of any applicable Environmental Laws, and the presence of the same was caused by Landlord, Landlord agrees to undertake, as an Operating Expense, all reasonable actions necessary to effect compliance with such applicable Environmental Laws relating thereto.

            4.73 Tenant Obligations; Indemnity. Tenant hereby represents to Landlord that, (i) to Tenant's actual knowledge, Tenant has not used or knowingly permitted the Leased Premises to be used in violation of any Environmental Laws and (ii) Tenant has not placed on the Leased Premises any Hazardous Materials in violation of any applicable Environmental Laws. Tenant shall not cause or knowingly permit any Hazardous Materials to be brought upon, kept, used or installed in the Leased Premises in violation of applicable Environmental Laws. Tenant shall indemnify, defend and hold Landlord harmless, from and against all Losses arising out of, directly or indirectly, Tenant's breach of its representations or obligations under this Section 4.7.3. In addition to and without limiting the foregoing, in the event any Hazardous Materials are discovered at or in the Project in violation of any applicable Environmental Laws, and the presence of the same was caused by Tenant, or Hazardous Materials are discovered in the Leased Premises in violation of any applicable Environmental Laws, Tenant agrees to undertake, at Tenant's sole cost and expense, all reasonable actions necessary to effect compliance with such applicable Environmental Laws relating thereto.

      4.8 Window Coverings. Tenant agrees to use the Building standard window coverings on all exterior windows of the Building. Tenant shall not place or maintain any window coverings, blinds or drapes on any exterior window without Landlord's prior written approval which Landlord shall have the right to grant or withhold in its absolute and sole discretion. Tenant acknowledges that breach of this covenant will directly and adversely affect the exterior appearance of the Project and the operation of the heating, ventilating and air conditioning systems. Landlord approves Tenant's existing window coverings.

            4.9 NO WARRANTIES. LANDLORD'S DUTIES AND WARRANTIES ARE LIMITED TO THOSE EXPRESSLY STATED IN THIS LEASE AND SHALL NOT INCLUDE ANY IMPLIED DUTIES OR IMPLIED WARRANTIES, NOW OR IN THE FUTURE. NO REPRESENTATIONS OR WARRANTIES HAVE BEEN MADE BY LANDLORD OTHER THAN THOSE CONTAINED IN THIS LEASE. EXCEPT AS EXPRESSLY SET FORTH HEREIN TENANT HEREBY WAIVES ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE LEASED PREMISES WHICH MAY EXIST BY OPERATION OF LAW OR IN EQUITY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF HABITABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

      5.1 Leasehold Improvements.

      5.1.1. As-Is. Tenant has made a complete inspection of the Leased Premises and agrees it will accept the Leased Premises in its existing condition on the date hereof. The foregoing shall not, however, be interpreted to diminish Landlord's repair obligations under Section 5.2 hereof, and in connection therewith, Landlord represents and warrants to Tenant that to the best of Landlord's knowledge all of the Building's HVAC mechanical, electrical, plumbing and structural systems are in good working order and repair, taking into consideration the age of the Building.

            5.1.2 Alterations. Provided that Tenant has notified Landlord in writing at least ten (10) days prior to the commencement of any such work within the Leased Premises, Tenant shall have the right to make non-structural alterations or physical additions (including fixtures) to the Leased Premises subject to the following limitations: (i) such alterations and additions will not impair the structural integrity of the Building, (ii) such alterations and additions will not affect the mechanical, electrical, plumbing, heating, air-conditioning, or ventilation systems of the Leased Premises, (iii) such alterations and additions will not in the aggregate cost more than $50,000 (excluding carpet and paint), (iv) such alterations and additions are accomplished in a good and workmanlike manner and in accordance with all applicable governmental requirements (including Houston Building Code requirements), (v) such alterations are not visible from outside the Leased Premises, and (vi) Tenant obtains all applicable governmental permits and approvals required in connection with such alterations or additions. Subject to
(i) through (vi) immediately above, and further subject to Landlord's prior reasonable approval of all plans and specifications therefor, Tenant, at Tenant's sole expense, shall be permitted to install internal stairwells between any two floors which Tenant occupies exclusively pursuant to this Lease provided that upon expiration or earlier termination of this Lease, Tenant shall, at Landlord's sole discretion and Tenant's sole expense, remove such stairwells and restore the Leased Premises to its original condition. Except as expressly provided above, Tenant shall not make or allow to be made any alterations or physical additions (including fixtures) in or to the Leased Premises or place safes, vaults, filing cabinets, libraries or other heavy furniture or equipment within the Leased Premises without first obtaining the written consent of Landlord, not to be unreasonably withheld or delayed. Any alterations or physical additions in or to the Leased Premises shall be subject to any reasonable terms of conditions Landlord may require to ensure that the alterations or additions are in conformity with the standards of the Building and will not impair the structural mechanical, electrical, plumbing, heating, air conditioning, or ventilation integrity of the Building.

            5.1.3 Property of Landlord. All alterations, physical additions and improvements in or to the Leased Premises (including fixtures) shall, when made, become the property of Landlord (provided that alterations or improvements paid for by Tenant and not from allowances provided by Landlord shall be owned for federal income tax purposes by Tenant during the Term and, upon the expiration of the Term, shall become the property of Landlord) and shall be surrendered to Landlord upon termination of this Lease, whether by lapse of time or otherwise; provided, however, Tenant may remove or cause to be removed from the Leased Premises not later than ten (10) days following the expiration or termination of this Lease trade fixtures, movable equipment and furniture owned or leased by Tenant and Tenant's built in desks, cabinets, shelves and filing systems. Tenant shall repair all damage to the Leased Premises and the Project resulting from Tenant's removal of property (excluding, however, and Tenant shall not be required to (i) repair leasehold improvements that Landlord intends to demolish in connection with the build out of the Leased Premises for a new tenant, (ii) repair damage to the Leased Premises occasioned by the installation and removal of Tenant's built in desks, cabinets, shelves and filing systems provided that the damage is of the type that would reasonably be expected to result from detaching such built in components from the Leased Premises or (iii) remove the steel rods supporting the aforementioned built-in components). Any property of Tenant not removed from the Leased Premises not later than ten (10) days following termination or expiration of this Lease shall, at Landlord's option, be deemed the property of Landlord.

            5.1.4 Taxes. Tenant shall be responsible for ad valorem taxes on its personal property. In addition, Tenant shall be responsible for all ad valorem taxes attributable to, and separately assessed on, the value of Tenant's above Building standard leasehold improvements in the Leased Premises only if the applicable taxing authority makes a separate allocation with respect to such leasehold improvements.

      5.2 Repairs by Landlord.

            5.2.1 Repairs. Landlord shall, at Landlord's sole cost and expense (but which may be included in Operating Expenses to the extent permitted hereunder), keep and maintain in good working order and repair, and shall make such improvements, repairs or replacements as are necessary or appropriate to, the exterior walls, all structural components and elements of the Project, lobbies, stairs, elevators (including without limitation, cabs and doors), corridors and corridor walls and wall treatments, carpeting, public restrooms, roofs, plate glass, parking areas, paved areas, walkways and drives, landscaping, base Building improvements, and all facilities, systems and equipments relating to the furnishing of services (including mechanical, electrical, water, heating, ventilating and air-conditioning, life safety and elevators) required to be provided by Landlord, pursuant to this Lease, all at such times, in such manner and to such extent as is reasonably necessary or appropriate to maintain the Project in good order and condition consistent with a first-class office building located in the Greenway Plaza and Galleria areas in Houston. All repairs, alterations or additions that affect the Project's structural components or major mechanical, electrical or plumbing systems shall be made by Landlord or its contractors only, and, subject to Section 6.7, in the case of any damage to such components or systems caused by Tenant or Tenant's agents, employees, construction contractors, or cleaning contractors, shall be paid for by Tenant in an amount equal to Landlord's costs plus seven percent (7%) for overhead, which shall be payable within thirty (30) days after demand. Notwithstanding anything to the contrary contained in this Section 5.2.1, Landlord shall not be required to make any improvements to or repairs of any kind or character to the leasehold improvements within the Leased Premises during the Term, except (i) subject to Section 6.7, repairs to leasehold improvements to the extent they have been damaged as a result of the negligence of Landlord, or Landlord's agents, employees, construction contractors, or cleaning contractors, and (ii) repairs to Building standard improvements as may be necessary for normal maintenance; provide however, non-Building standard leasehold improvements shall, at Tenant's written request, be maintained, repaired or replaced, by Landlord at Tenants expense, at a cost equal to Landlord's costs plus seven percent (7%) overhead, which shall be payable within thirty (30) days after demand. Landlord shall, as a part of Operating Expenses, replace the flooring in the elevators serving the Leased Premises at least every three (3) years during the Term, such replacement flooring to be of a quality in keeping with a first-class office building located in the Greenway Plaza and Galleria areas in Houston.

            5.2.2 Overhead Charge. Except as provided above in Section 3.1,
Section 3.4, Section 5.2.1, this Section 5.2.2, Section 5.3, Exhibit E, and Exhibit G, Landlord shall not charge to Tenant any profit, overhead or supervision fee, or general condition costs (whether for improvements, alterations, additions, renovations and/or refurbishments or any services). Landlord may, however, charge a market fee of up to seven percent (7%) on non-Building standard services provided at Tenant's request other than the provision of overtime heating, ventilation, and air-conditioning or additional electrical usage that does not involve the installation or use of additional equipment or facilities.

      5.3 Repairs by Tenant. Subject to Sections 5.2 and 6.7, Tenant shall, at its own cost and expense, repair or replace any damage or injury done to its leasehold improvements or any part thereof caused by Tenant or Tenant's agents, contractors, customers, employees, invitees, licensees, servants or visitors. If Tenant fails to make such repairs or replacements to its leasehold improvements promptly, Landlord may, at its option, make such repairs or replacements and Tenant shall repay Landlord's cost plus seven percent (7%) for overhead, which shall be payable on demand.

      5.4 Allowances.

            5.4.1 Initial Allowance. Landlord shall pay to Tenant an allowance ("Initial Allowance") equal to $15.00 per square foot of Net Rentable Area contained in the initial Leased, Premises (provided the portion of the Initial Allowance applicable to any portion of the Leased Premises for which the Rent Commencement Date is not March 1, 1998 shall be proportionately reduced by multiplying such Initial Allowance by a fraction, the numerator of which is the number of days in the Term after the Rent Commencement Date for such portion of the Leased Premises and the denominator of which is the number of days in the Term Commencing March 1, 1998) to be used for Tenant's relocation costs, space planning and design costs and the cost of any leasehold improvements within the initial Leased Premises, signage, generator, and any lobby improvements, including, but not limited to, repainting, recarpeting, repairs or refurbishments of existing leasehold improvements, installation of additional leasehold improvements, and telephone and/or computer cabling and installation, all work to be performed and the payment of the Initial Allowance to be paid in accordance with the terms of this Lease. Up to $5.00 per square foot of Net Rentable Area of said allowance may be applied at Tenant's request to the first accruing Base Rental hereunder. Any Initial Allowance not so used by Tenant shall be forfeited. Such allowance shall be either: (i) paid monthly as work progresses directly by Landlord to Landlord or any contractors/vendors retained by Landlord in connection with the completion of any work undertaken on behalf of Tenant at Tenant's request as provided herein (which may include a construction management fee paid to Landlord equal to three percent [3%] of the cost of construction); or (2) in the event Tenant or any contractors/vendors perform such work, then paid directly to such contractors/vendors monthly as work progresses upon completion of work/delivery of materials for which payment is requested and submission to Landlord of satisfactory invoices, building and other permits, certificates of occupancy, and lien waivers therefor and a certification by Tenant and/or Tenant's architect that all such work for which payment is requested has been completed and all such materials for which payment is requested have been delivered on-site at the Building or have been incorporated into such work (in which event, Landlord shall be paid a construction supervision fee from such allowance equal to one percent [1%] of the cost of construction, but in no such event shall such fee exceed $20,000.00). Tenant may become entitled to receive portions of the foregoing allowance prior to the Commencement Date, but Landlord shall have no obligation to make any payment to, or on account of, Tenant prior to January 1, 1998. Landlord will not provide construction management services, but will merely provide supervision and an oversight for Landlord's benefit if Tenant elects to perform such work.

            5.4.2 Additional Allowance During Initial Term. On or after the fifth (5th) anniversary of the Commencement Date and before the sixth (6th) anniversary of the Commencement Date, and within sixty (60) days after the written request of Tenant, Landlord shall pay to Tenant an allowance ("Additional Allowance") equal, to $3.00 per square foot of Net Rentable Area as then contained in the Leased Premises. Upon Tenant's written notice to Landlord on or before the Commencement Date, Tenant shall have the option to cause Landlord to pay to Tenant as an addition to the Initial Allowance an amount equal to $1.82 per square foot of Net Rentable Area contained within the initial Leased Premises in lieu of said Additional Allowance. Such Additional Allowance shall be used for Tenant's space planning and design costs and the cost of any leasehold improvements within the Leased Premises, signage, generator, and any lobby improvements as otherwise provided and permitted herein. Such allowance shall be either: (i) paid monthly as work progresses directly by Landlord to Landlord or any contractors/vendors retained by Landlord in connection with the completion of any work undertaken on behalf of Tenant at Tenant's request as provided herein (which may include a construction management fee paid to Landlord equal to three percent [3%] of the cost of construction); or (2) in the event Tenant or any contractors/vendors perform such work, then paid directly to such contractors/vendors monthly as work progresses upon completion of work/delivery of materials for which payment is requested and submission to Landlord of satisfactory invoices, building and other permits, certificates of occupancy, and lien waivers therefor and a certification by Tenant and/or Tenant's architect that all such work for which payment is requested has been completed and all such materials for which payment is requested have been delivered on-site at the Building or have been incorporated into such work (in. which event, Landlord shall be paid a construction supervision fee from such allowance equal to one percent [1%] of the cost of construction, except that if Tenant elects to have the Initial Allowance increased in lieu of receiving the Additional Allowance, then the $20,000 limit set forth in Section
5.4.1 also shall apply in connection with such increase in the Initial Allowance so that Landlord's construction supervision fee for both the Initial Allowance and the increase in the Initial Allowance permitted under this Section 5.4.2. shall not exceed $20,000). Tenant may become entitled to receive portions of the foregoing allowance prior to the Commencement Date, but Landlord shall have no obligation to make any payment to, or on account of, Tenant prior to January 1, 1998, Landlord will not provide construction management services, but will merely provide supervision and an oversight for Landlord's benefit if Tenant elects to perform such work.

                                       V1.

      6.1 Condemnation.

            6.1.1 Option to Terminate. If the Leased Premises shall be taken or condemned for any public purpose to such an extent as to render twenty-five percent (25%) or more of the Leased Premises Untenantable, this Lease shall, at the option of either party, cease and terminate as of the date of such taking or condemnation. Each party shall notify the other of its election to terminate within thirty (30) days after receipt of notice of such taking or condemnation. If less than twenty-five percent (25%) of the Leased Premises is rendered Untenantable as a result of such taking, this Lease shall continue in full force and effect but all Rent shall abate with respect to the portion so taken. As used in this Lease, the term "Untenantable" shall mean the condition whereby Tenant's use and enjoyment of the Leased Premises or any portion thereof is interrupted or interfered with in any material respect.

            6.1.2 Distribution of Proceeds. All proceeds from any taking or condemnation affecting the Project or the Leased Premises shall be distributed to and belong to Landlord, except that, in the event of a taking of the Leased Premises, (i) Tenant shall be entitled to the unamortized value of any improvements, alterations or additions to the Leased Premises made after the Commencement Date and paid for by Tenant (excluding, however, any improvements, alterations or additions paid for with the proceeds of any improvements/refurbishment allowance) and not removable by Tenant at the expiration of the Term, and (ii) Tenant shall be entitled to prosecute a separate claim for Tenant's relocation and moving expenses. Amortization of any improvements, alterations or additions made to the Leased Premises during the primary Term shall be calculated on a straight-line method over the remainder of the primary Term. Amortization of any improvements, alterations or additions made to the Leased Premises during a Renewal Term shall be calculated on a straight line method over the remainder of such Renewal Term. In no event shall Tenant be entitled to any condemnation award unless the same does not reduce the value of Landlord's award.

      6.2 Damages from Certain Causes. Neither Landlord nor any mortgagee(s) shall be liable or responsible to Tenant for any loss or damage to any property or person occasioned by act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority or any cause beyond Landlord's control or for any inconvenience which may arise through repair or alteration of any part of the Project resulting from the aforementioned causes. All goods, property, or personal, effects placed by Tenant in or about the Project shall be at the sole, risk of Tenant,

      6.3 Fire or Other Casualty.

            6.3.1 Notice. In the event of a fire or other casualty in the Leased Premises, Tenant shall immediately give notice thereof to Landlord.

            6.3.2 Restoration Estimate. Within forty-five (45) days following any damage or destruction to the Project or the Leased Premises, Landlord shall obtain from a responsible contractor selected by Landlord, an estimate (the "Restoration Estimate") of the time required to complete the applicable restoration or rebuilding.

            6.3.3 Obligation to Rebuild. Subject to the rights of Landlord and Tenant to terminate this Lease as set forth in Section 6.3.4 below, Landlord shall commence and prosecute any repair work promptly and with reasonable diligence but shall only be obligated to restore or rebuild the Leased Premises to a Building standard condition; provided however, Tenant may cause Landlord to rebuild or restore the Leased Premises to the condition they were in prior to such damage or destruction if Tenant bears the cost (including rentals which are lost due to any excess construction time and not covered by rental loss insurance proceeds) of such restoration or rebuilding to the extent the same exceeds the costs Landlord would have incurred had only Building standard improvements been constructed). Building standard shall mean the scope and quality of items set forth in Exhibit H attached hereto.

            6.3.4 Landlord and Tenant Termination Rights. Landlord and Tenant shall each have the right to terminate this Lease if the Leased Premises or any portion thereof is damaged or destroyed and the Restoration Estimate provides that the repair or restoration of the Leased Premises with Building standard improvements cannot reasonably be completed within one hundred eighty (180) days following the commencement thereof; provided however, the rights of termination granted under this sentence shall be available to Landlord only if one of the following conditions is also satisfied: (x) the damage or destruction occurs during the last two (2) years of this Lease and there is no Renewal Option then remaining, or if there is a remaining Renewal Option, Tenant does not exercise the same by written notice to Landlord delivered within thirty (30) days following receipt of Landlord's termination notice, which renewal notice shall include the same information as contained in a renewal notice delivered pursuant to Section 1.2 of Exhibit B, hereto, or (y) the damage or destruction does not occur during the last two (2) years of this Lease, but Landlord is terminating this Lease simultaneously with the termination of all other leases in the Building.

Landlord and Tenant shall each have the right to terminate this Lease if the Building or any portion thereof is damaged or destroyed and the Restoration Estimate provides that the repair or restoration to the Building cannot reasonably be completed within three hundred sixty-five (365) days following the commencement thereof In the event either Landlord or Tenant elect to terminate this Lease based upon the provisions of this Section 6.3.4, such party must make such election and notify other party of such election within thirty (30) days following the date Tenant receives the Restoration Estimate from Landlord; otherwise, such party shall be deemed to have elected not to terminate this Lease as a result of such damage or destruction. In the event this Lease is terminated by either party pursuant to this Section 6.3.4, Tenant shall vacate the Leased Premises as soon as reasonably practicable, but in no event later than one hundred twenty (120) days following the election by either party to terminate this Lease, Tenant shall pay all Rent owed up to the time of such damage or destruction, and Tenant shall pay a pro rata share of Rent on those portions of the Leased Premises occupied (or deemed occupied) by Tenant following such damage or destruction from the date of such damage or destruction until Tenant vacates such portion or portions, as the case may be, of the Leased Premises. For purposes of calculating Rent under the preceding sentence, if Tenant continues to occupy any portion of a floor that Tenant leased as a full floor prior to the damage or destruction, Tenant shall be deemed in occupancy of all space on such floor that is reasonably occupiable, regardless of whether Tenant is actually using the space.

            6.3.5 Rental Abatement Following Casualty. Unless this Lease is terminated as provided in Section 6.3.4 hereof, this Lease shall continue in effect following a fire or other casualty on the same terms and conditions set forth herein except that the Rent provided for herein shall abate as to the portion of the Leased Premises rendered Untenantable until such time as the Leased Premises (or portion thereof) are no longer Untenantable.

      6.4 Casualty Insurance. Landlord shall maintain standard fire and extended coverage insurance on the Project (excluding leasehold improvements) and on all Building standard leasehold improvements, in the amount not less than one hundred percent (100%) of their full replacement cost. Said insurance shall be issued by and binding upon an insurance company authorized to do business in Texas with a Best's rating of not less than A-, XI, in amounts which are reasonable and customary for landlords of similar first-class office projects in the Greenway Plaza and Galleria areas, and at the expense of Landlord (but with the same to be included in the Operating Expenses, subject to any limitations set forth in Section 2.4) and payments for losses thereunder shall be made solely to Landlord. Tenant shall maintain at its expense standard fire and extended coverage (including water damage and sprinkler leakage) insurance on all of its personal property, including removable trade fixtures, located in the Leased Premises and on its non-Building standard leasehold improvements and all other additions and improvements (including fixtures) made by Tenant and not required to be insured by Landlord above, in the amount not less than one hundred percent (100%) of their full replacement cost. Said insurance shall be issued by and binding upon an insurance company authorized to do business in Texas with a Best's rating of not less than A-, XI, and provide that contemporaneous notice of cancellation or nonrenewal shall be given to Landlord. Said insurance shall name Landlord as additional insured

Tenant shall provide Landlord a certificate of such insurance prior to the Commencement Date. If the annual premiums to be paid by Landlord shall exceed the standard rates because of Tenant's operations or contents within the Leased Premises or because the improvements to the Leased Premises are above Building standard, Tenant shall promptly pay the excess amount of the premiums upon request by Landlord (and, if necessary, Landlord may allocate the insurance costs of the Project to give effect to this sentence). Landlord acknowledges and agrees that Tenants current operations, contents and improvements within the Leased Premises do not require the payment by Landlord of an additional insurance premium.

      6.5 Liability Insurance. Landlord (with respect to the Project) and Tenant (with respect to the Leased Premises) shall each, at their respective expense, maintain a policy or policies of comprehensive general liability insurance with the premiums thereon fully paid on or before the due dates, issued by and binding upon an insurance company authorized to do business in Texas with a Best's rating of not less than A-, XI, and, in the case of Tenant's liability insurance, providing that contemporaneous notice of cancellation or nonrenewal shall be given to Landlord. Landlord's liability insurance shall afford minimum protection (which may be effected by primary and excess coverage) of not less than five million dollars ($5,000,000) combined single limit bodily injury or property damage in any one occurrence, and Tenant's liability insurance shall afford minimum protection (which may be effected by primary and excess coverage) of not less than two million five hundred thousand dollars ($2,500,000) combined single limit bodily injury or property damage in any one occurrence. Said insurance shall name Landlord, Landlord's advisors and consultants and the Building manager as additional insureds. Tenant shall provide Landlord a certificate of such insurance prior to the Commencement Date.

      6.6 Hold Harmless. Subject to any express provisions of Section 3.1.1(v) to the contrary, Tenant shall not be liable to Landlord or to Landlord's agents, contractors, customers, employees, invitees, licensees, servants or visitors for any damage to person or property caused by any act omission or neglect of Landlord, its agents, contractors customers, employees, invitees, licensees, servants or visitors and Landlord agrees to, subject to Section 6.7, indemnify and hold Tenant harmless from all liability and claims for such damage. Subject to any express provisions of Section 3.1.1(v) to the contrary, neither Landlord nor any mortgagee(s) shall be liable to Tenant, its agents, contractors, customers, employees, invitees, licensees, servants or visitors for any damage to person, or property caused by any act, omission or neglect of Tenant, its agents, contractors, customers, employees, invitees, licensees, servants or visitors and Tenant agrees to, subject to Section 6.7, indemnify and hold Landlord and any mortgagee(s) harmless from all liability and claims for any such damage. Notwithstanding anything contained in this Lease to the contrary, the provisions of this Section 6.6 shall survive the termination of this Lease.

      6.7 Waiver of Subrogation Rights. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant hereby waive any and all rights of recovery, claim, action or cause of action against the other, its agents, employees, officers, partners, servants or shareholders for any loss or damage that may occur to the Leased Premises or the Project, or any improvements thereto, or any personal property of such party therein by reason of fire, the elements or any other cause which is required to be insured against under the terms of the fire and extended coverage insurance policies required to be obtained pursuant to this Lease, regardless of cause or origin, including negligence of the other party hereto, its agents, employees, officers, partners, servants or shareholders, and each party covenants that no insurer shall hold any right of subrogation against such other party.

                                      VII.

      7.1 Default by Tenant.

            7.1.1 Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default" under this Lease:

            (i) the failure by Tenant to pay when due any sum of money to be paid by Tenant under this Lease, such failure continuing for a period of ten (10) days after written notice thereof;

            (ii) the failure by Tenant to comply with or perform in any material respect any of the other terms, provisions, covenants or conditions which Tenant is required to observe and to perform; or, if Tenant is a partnership or other entity, if Tenant is dissolved or otherwise liquidated; and any of the above-mentioned failures or actions continue for a period of thirty (30) days after notice thereof; provided, however, if the nature of the default is such that it cannot be cured with the exercise of Tenant's reasonable and good faith efforts within the thirty
      (30) day period, Tenant shall have up to one hundred fifty (150) days from the date of Landlord's notice to cure such default, provided Tenant undertakes such curative action within the thirty (30) day period and diligently and continuously proceeds with such curative action using Tenant's reasonable and good faith efforts;

            (iii) a general assignment by Tenant for the benefit of creditors;

            (iv) the filing of any voluntary petition in bankruptcy by Tenant or the filing of an involuntary petition by Tenant's creditors, which involuntary petition remains undischarged or unstayed for a period of sixty (60) days; provided, that in the event that under applicable law the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant's obligations under this Lease;

            (v) the admission by Tenant in writing of its inability to pay its debts as they become due, the filing by Tenant of a petition seeking any reorganization, arrangement composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the filing by Tenant of an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant in any such proceeding or, if within sixty (60) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been stayed or dismissed;

            (vi) the attachment, execution or other judicial seizure of all or substantially all of Tenant's assets or the Leased Premises, if such attachment or other seizure remains undismissed or undischarged for a period of sixty (60) days after the levy thereof; and

            (vii) the employment of a receiver to take possession of substantially all of Tenant's assets or the Leased Premises, if such receivership remains undissolved for a period of sixty (60) days after creation thereof.

            7.1.2 Termination. If Tenant suffers an Event of Default under this Lease, Landlord may (i) terminate this Lease, or (ii) terminate Tenant's right of possession to the Leased Premises without terminating this Lease. In addition to these remedies, Landlord shall continue to have all of the rights and remedies provided Landlord at law or in equity.

            7.1.3 Surrender of Possession. Upon any termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Tenant's right of possession without termination of this Lease, Tenant shall, subject to the provisions of Section 5.1.3, surrender possession and vacate the Leased Premises immediately, and deliver possession thereof to Landlord. If Tenant fails to surrender possession and vacate the Leased Premises, Landlord shall have full and free license to enter into and upon the Leased Premises for the purpose of repossessing the Leased Premises, expelling or removing Tenant and any others who may be occupying or within the Leased Premises, and subject to Section 5.1.3, removing any and all property therefrom and changing all door locks of the Leased Premises. Landlord may take these actions without incurring any liability for any damage resulting therefrom, including any liability arising under Section 92.008 of the Texas Property Code, as amended ("TPC"), and without relinquishing Landlord's right to Rent or any other right given to Landlord hereunder or by operation of law; Tenant hereby waiving any right to claim damage for such reentry and expulsion, including any rights granted to Tenant by
Section 92.008 of the TPC.

            7.1.4 Benefit of the Bargain. If Landlord elects to terminate this Lease or terminate Tenant's right of possession to the Leased Premises without terminating this Lease, there shall immediately become due and payable the amount by which:

            (i) the present value determined using a discount rate of eight percent (8%) per annum of the total Rent and other benefits which would have accrued to Landlord under this Lease for the remainder of the Term if the terms and provisions of this Lease had been fully complied with by Tenant, exceeds

            (ii) the total fair market rental value [determined using a discount rate of eight percent (8%) per annum] of the Leased Premises for the balance of the Term (it being the agreement of both parties hereto that Landlord shall receive the benefit of its bargain).

In the event that Landlord elects to terminate Tenant's right of possession to the Leased Premises without terminating this Lease, and thereafter Landlord recovers from Tenant all sums payable under this Section 7.1.4, this Lease shall be deemed terminated as of the date of such recovery. For purposes of this
Section 7.1.4, the fair market rental value of the Leased Premises shall be the prevailing Market Rate for similar space in similar high-rise office buildings in the Greenway Plaza and Galleria areas for a lease term equal to the remaining Term (without regard to any renewal options). In addition, there shall be recoverable from Tenant:

            (i) the reasonable cost of restoring the Leased Premises to Building standard condition, normal wear and tear and damage due to casualty or condemnation excepted;

            (ii) all accrued, unpaid sums, plus interest at the Applicable Rate for past due sums up to the date of termination;

            (iii) Landlord's reasonable cost of recovering possession of the Leased Premises;

            (iv) Rent accruing subsequent to the date of termination pursuant to the holdover provisions of Section 7.3, if any; and

            (v) any other sum of money or damages owed by Tenant to Landlord pursuant to this Lease.

            7.1.5 Right to Relet. If Landlord elects to terminate Tenant's right to possession of the Leased Premises without terminating this Lease, but elects not to pursue the remedies set forth in Section 7.1.4, Tenant shall continue to be liable for all Rent and Landlord agrees to use reasonable and good faith efforts to relet the Leased Premises, or any part thereof, to a substitute tenant or tenants, which reletting may be for a period of time equal to or lesser or greater than the remainder of the Term on whatever terms and conditions Landlord, in Landlord's commercially reasonable judgment, deems advisable. Notwithstanding anything herein to the contrary, reasonable and good faith efforts to relet the Leased Premises shall not (i) require Landlord to give priority to the Leased Premises over other premises owned or managed by Landlord or its Affiliates; (ii), require Landlord to relet for less than market rent; or
(iii) require Landlord to relet to a tenant (or for a use) which is not in keeping with the standards of first class office buildings in the Greenway Plaza and Galleria areas. Tenant shall be given a credit against the Rent due from Tenant to Landlord during the remainder of the Term in the net amount of rent received from the new tenant; however, the net amount of such rent received from the new tenent shall first be applied to:

            (i) a reasonable and appropriate pro rata share of the costs incurred by Landlord in reletting the Leased Premises (including, without limitation, remodeling costs, brokerage fees, legal fees, advertising costs and the like) [for example if there is only three (3) years remaining in the Term of this Lease and Landlord executes a ten (l0) year lease with the new tenant, Tenant shall only be responsible for thirty percent (30%) of such costs];

            (ii) the accrued sums, plus interest and late charges if in arrears, under the terms of this Lease;

            (iii) Landlord's reasonable cost of recovering possession of the Leased Premises; and

            (iv) the cost of storing (for a period not to exceed thirty (30) days unless a longer period is mandated by law or judicial decree) any of Tenant's property left on the Leased Premises after reentry.

Notwithstanding any such reletting without termination of this Lease, Landlord may at any time thereafter elect to exercise its rights under Section 7.1.4 for such previous breach. Notwithstanding any provision in this Section 7.1.5 to the contrary, upon the default of any substitute tenant or upon the expiration of the lease term of such substitute tenant before the expiration of the Term, Landlord may, at Landlord's election, either relet to still another substitute tenant or exercise its rights under Section 7.1.4.

            7.1.6 Storage of Property. Any and all property which may be removed from the Leased Premises by Landlord pursuant to the authority of this Lease or of law, to which Tenant is or may be entitled, may be handled, removed and stored, as the case may be, by or at the direction of Landlord at the risk, reasonable cost and expense of Tenant (subject to the same limitations specified in Section 7.1.5(iv), and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all reasonable expenses incurred in such removal and all reasonable storage charges (for a storage period not to exceed thirty (30) days unless a longer period is mandated by law or judicial decree) against such property so long as the same shall be in Landlord's possession or under Landlord's control. Any such property of Tenant not retaken by Tenant from storage within thirty (30) days after removal from the Leased Premises shall, at Landlords option, be deemed conveyed by Tenant to Landlord under this Lease as by a bill of sale without further payment or credit by Landlord to Tenant.

      7.2 Non-Waiver. Neither acceptance of Rent by Landlord, nor failure by either party hereto to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall waive such default, but such non-defaulting party may (subject to the notice or curative rights stated herein) declare any such default at any time and take such action as might be lawful or authorized hereunder, either at law or in equity. Waiver by either party of any right for any default by the other party shall not constitute a waiver of any right for either a subsequent default of the same obligation or any other default. Receipt by Landlord of Tenant's keys to the Leased Premises shall not constitute an acceptance of surrender of the Leased Premises.

      7.3 Holding Over. If Tenant holds over after expiration or termination of this Lease without the written consent of Landlord, Tenant shall pay as rent for the Leased Premises one hundred fifty percent (150%) the amount of Rent (including all Base Rental and Additional Rental then payable as described in Section 2.1) for the entire holdover period calculated and prorated on a daily basis. No holding over by Tenant after the Term shall be construed to extend this Lease. In the event of any unauthorized holding over by Tenant that continues for more than thirty (30) days, Tenant shall, in addition to the payment of holdover rent, indemnify Landlord (i) against all claims for damages by any other tenant to whom Landlord may have leased all or any part of the Leased Premises effective upon the termination of this Lease, and (ii) for all other losses, costs, and expenses, including reasonable attorneys' fees, incurred by reason of such holding over. Any holding over with the written consent of Landlord in writing shall thereafter constitute a lease from month to month. Notwithstanding the foregoing, the obligation of Tenant to pay rent during any holdover period shall apply only with respect to the floors on which Tenant actually holds over provided that, for purposes of Tenant's obligation to pay such rent, Tenant shall be deemed (a) to occupy all of the Leased Premises on a floor if Tenant occupies any portion of such floor and (b) to occupy all floors within the Leased Premises leased to a new tenant if Tenant occupies any portion of the space leased to such new tenant

      7.4 Attorneys' Fees. If either party defaults in the performance of any of the terms, agreements or conditions contained in this Lease and the other party places the enforcement of this Lease, or any part thereof, or the collection of any Rent due or to become due hereunder or recovery of the possession of the Leased Premises, in the hands of an attorney who files suit upon the same and should such non-defaulting party prevail in such suit, the defaulting party agrees to pay the other party's reasonable attorneys' fees.

      7.5 Default by Landlord. Except where the provisions of this Lease grant Tenant an express, exclusive remedy, or expressly deny Tenant a remedy, if:

      (i) Landlord fails to pay any amount payable by Landlord hereunder and such failure to pay continues and remains unremedied for a period of ten
      (10) days after written notice thereof given by Tenant to Landlord; or

      (ii) Landlord fails to perform or observe any covenant, term provision or condition of this Lease that interferes in any material respect with Tenant's use and enjoyment of the Leased Premises, and such failure continues for a period of thirty (30) days after written notice thereof given by Tenant to Landlord; provided, however, if the nature of the default is such that it cannot be cured with the exercise of Landlord's reasonable and good faith efforts within the thirty (30) day period, Landlord shall have up to one hundred fifty (150) days from the date of Tenant's notice to cure such default, provided Landlord undertakes such curative action within the thirty (30) day period and diligently and continuously proceeds with such curative action using Landlord's reasonable and good faith efforts;

then, Tenant may deliver a second notice to Landlord, and if such default shall continue uncured by Landlord and/or its mortgagee for an additional thirty (30) days after the delivery of such second notice, Tenant shall have the right to exercise one or more I of the following options, but not (A) and (B) simultaneously: (A) Tenant may cure the default which, in the case of a monetary default, may be effected by the withholding of or offsetting against Rent, and Landlord shall reimburse Tenant (which reimbursement may be effected through the withholding of or offsetting against Rent) for all reasonable sums expended in so curing said default, (B) Tenant may terminate this Lease, and (C) Tenant may pursue all other remedies at law or inequity to which Tenant may be entitled. No notice to Landlord under this Section 7.5 shall be effective until a copy thereof is delivered to each Landlord mortgagee for which Tenant has received a notice address in writing from Landlord or its mortgagee. The rights of Tenant pursuant to this Section 7.5 shall be subject to the express provisions of this Lease providing for remedies different from, or in exclusion of, the remedies above-described. Without limiting the immediately preceding sentence, the provisions of this Section 7.5 shall not apply to a default of Landlord under, or the failure of Landlord to provide the services described in, Section 3.1.3 of this Lease. Tenant may not terminate this Lease because of Landlord's default unless specifically permitted pursuant to this Section 7.5 or unless otherwise specifically provided in this Lease. Tenant specifically agrees that the cure of any default by any Landlord mortgagee shall be deemed a cure by Landlord under this Lease.

                                      VIII.

      8.1 Assignment or Sublease by Tenant.

            8.1.1 Assignment and Sublet Prohibited. Except as provided herein, Tenant shall not, without Landlord's prior written consent, (which may be withheld in Landlord's absolute discretion), (i) assign, convey, mortgage, pledge, encumber, or otherwise transfer this Lease or any interest hereunder,
(ii) allow any lien to be placed upon Tenant's interest hereunder; (iii) sublet the Leased Premises or any part thereof; or (iv) permit the use or occupancy of the Leased Premises or any part thereof by any one other than Tenant.

      8.1.2. Permitted Assignments and sublets to Affiliates. Notwithstanding the foregoing, Tenant shall have the right to assign this Lease and sublease the Leased Premises without the consent of Landlord if the assignment or subletting is to an Affiliate of Tenant so long as (1) the assignee or sublessee is engaged in a business customarily acceptable for a tenant in a first class office building in the Greenway Plaza and Galleria areas in Houston, (2) any assignee shall assume all of the obligations of Tenant under this Lease, (3) at the time of such assignment or subletting, this Lease is in full force and effect and there is no uncured Event of Default, and (4) the assignee's or sublessee's proposed use of the Leased Premises is not in violation of this Lease (such Affiliate of Tenant complying with clauses (1), (2), (3) and (4), hereinafter a "Permitted Affiliate"). A Permitted Affiliate of Tenant also shall include any entity that acquires all or substantially all of the stock or assets of Tenant, except any regulatory or insuring agency, board, or governmental entity. At least ten (10) days prior to the effective date of any such assignment or sublease to a Permitted Affiliate, Tenant agrees to furnish Landlord with notice of such assignment or sublease and copies of the instruments effecting any such assignment or sublease. Notwithstanding anything to the contrary set forth in this Lease, the rights granted to Tenant under this paragraph as to assignments and subleases to Permitted Affiliates shall not be assignable by Tenant, except to a Permitted Assignee, and except that a sublessee that is a Permitted Affiliate of Tenant or a Permitted Assignee may further sublease in accordance with this Section 8.1.2 to a Permitted Affiliate of Tenant or the same Permitted Assignee.

            8.1.3 Approval. Notwithstanding the provisions of Section 8.1.1 above, Tenant shall be permitted to sublease the Leased Premises or assign its interest in this Lease after Tenant initially occupies the Leased Premises subject to the provisions of this Section 8.1.3. If Tenant should desire to assign this Lease or sublet the Leased Premises or any part thereof, Tenant shall give Landlord written notice (which shall specify the proposed economic terms and duration of the proposed sublease or assignment and shall contain information concerning the business, reputation and creditworthiness of the proposed sublessee or assignee as shall be sufficient to allow Landlord to form a judgment with respect thereto) of Tenant's desire to sublease or assign at least thirty (30) days in advance of the date on which Tenant desires to make such sublease or assignment (the "Notice"). Landlord then shall have thirty (30) days following receipt of such Notice (but only fifteen (15) days as to a Non-Terminable Sublease Proposal, as hereinafter defined) within which to notify Tenant in writing that Landlord elects, in its sole and absolute discretion, to either (i) permit Tenant to assign this Lease or sublet such space subject to Landlord's approval of the assignee or sublessee, or (ii) terminate this Lease as to the space so affected as of the date so specified by Tenant (and as to option (ii) only, Tenant will be relieved of all further obligations hereunder as to such terminated space). If the term of a proposed sublease will extend into the last three (3) years of the initial Term or any renewal Term of this Lease ("Terminable Sublease Proposal") Landlords exercise of its termination right set forth in clause (ii) shall be a complete termination of this Lease as to the affected portion of the Leased Premises. If the term of a proposed sublease will not extend into the last three (3) years of the initial Term of this Lease ("Non-Terminable. Sublease"), Landlord's exercise of its termination right set forth in clause (ii) shall be a termination of this Lease as to the affected portion of the Leased Premises only for the term of the proposed sublease, in which case the affected portion of the Leased Premises shall once again become subject to the provisions of this Lease upon the expiration of what would have been the term of such proposed sublease. If Landlord fails to either elect option (i) or option (ii) of if Landlord elects option (i) and fails to approve or disapprove any such sublessee or assignee, within the aforesaid thirty (30), or fifteen (15) day, period, then Landlord shall be deemed to have elected option (i) and such sublessee or assignee and the proposed sublease or assignment shall be deemed disapproved. Notwithstanding the foregoing, Landlord will not unreasonably withhold its approval of an assignment of this Lease or a sublease of a portion of the Leased Premises if the following conditions are satisfied:

            (a) the conditions of Section 8.1.2 (1) through (4) are satisfied;

            (b) the requirements of Sections 8.1.4 and 8.1.5 are satisfied, complied with, and applicable;

            (c) the assignee or sublessee is creditworthy and of a kind and type customarily found in or compatible with first-class office buildings in the Greenway Plaza and Galleria areas in Houston;

            (d) the assignee or sublessee shall not use the Leased Premises or the Building in a manner that adversely interferes with, burdens the use of, or otherwise increases the use of the public areas of the Project, any Building system, or the use of the elevators or any Building system;

            (e) such assignee or sublessee shall not occupy the Leased Premises or applicable portion thereof more densely than three (3) people per 1,000 square feet of Net Rentable Area; and

            (f) in no event shall any of the following be considered as suitable assignees or sublessees and Landlord shall not be required to approve or accept any of the following: any governmental body, agency or bureau of the United States, any state, county, municipality or any subdivision thereof); any foreign government or subdivision thereof; any health care professional or health care service organization; schools or similar organizations; employment agencies; radio, television or other communication stations; restaurants; and retailers offering retail services from the Leased Premises.

      8.1.4 Assignments and Sublets. Whether or not requiring Landlord's approval or consent, (4) each approved sublessee or assignee shall fully observe all covenants of this Lease, (b) no consent by Landlord to an assignment or sublease shall be deemed in any manner to be (i) consent to a use not permitted hereunder, or (ii) an assignment by Tenant of any rights which are otherwise not assignable pursuant to other provisions of this Lease, (c) any assignment or subletting shall be subject to all the terms, covenants and conditions of this Lease, (d) any assignee must assume in writing all the rights and obligations of the assignor hereunder, (e) no assignment or subletting by Tenant shall relieve Tenant or any guarantor, if any, of this Lease of any obligations or covenants under this Lease or any such guaranty, if any, and Tenant and any guarantor if any, of this Lease shall remain fully liable hereunder or thereunder (as applicable), (f) if the aggregate rental, bonus or other consideration paid by the assignee or sublessee (to the extent in excess of the third party out-of-pocket costs incurred by Tenant in connection with such sublease or assignment for leasing commissions, tenant improvements, tenant allowances and similar or related out-of-pocket third party costs) exceeds the Base Rental payable to Landlord for such space during the applicable period, then (i) fifty percent (50%) of such excess as to the first 75,000 square feet of Net Rentable Area in the aggregate subleased or assigned, and (ii) one hundred percent (100%) of such excess for all Net Rentable Area subleased or assigned in excess of 75,000 square feet of Net Rentable Area in the aggregate, shall be paid to Landlord within thirty (30) days after receipt by Tenant, together with an accounting prepared and certified to: by Tenant of its determination of the sums owed to Landlord hereunder, (h) a copy of the original sublease or assignment (and all amendments thereto) shall be delivered to Landlord within fifteen (15) days from the effective date thereof, and (i) if the proposed sublessee or assignee is approved by Landlord and Tenant fails to enter into the sublease or assignment with the approved sublessee or assignee within one hundred eighty
(180) days after the date Tenant submitted its proposal to Landlord, then Landlord's approval of the proposed sublease or assignment shall be deemed null and void and Tenant must comply again with all of the conditions of this Section.

      8.1.5 Effect of Sublease or Assignment. If, in accordance with this Section, the Leased Premises or any part thereof is sublet or occupied by other than Tenant or this Lease is assigned, whether or not such assignment or sublease requires Landlord's approval or consent, Landlord, during the continuance of an uncured Event of Default under this Lease on the part of Tenant, if any, may collect rent from the subtenant, assignee or occupant, and apply the net amount collected to Rent due by Tenant to Landlord under this Lease, and Tenant hereby authorizes and directs any such assignee or sublessee to make such payments of rent direct to Landlord upon receipt of notice from Landlord. No subletting, assignment, occupancy, or collection shall be deemed
(i) a waiver of any of Tenant's covenants contained in this Lease, (ii) a release of any guarantor of this Lease from further performance of its covenants under such guaranty, (iii) a release of Tenant from further performance by Tenant of its covenants under this Lease, or (iv) a waiver of any of Landlord's other rights hereunder.

      8.1.6 Permitted Assignee's Rights. Notwithstanding the giving by Landlord of its consent to any sublease or assignment with respect to the Leased Premises, no sublessee or assignee may exercise any renewal options, preferential rights, rights of first offer, contraction rights, signage rights, exclusives, or similar rights under this Lease except as provided otherwise in this Lease. Tenant may not exercise any renewal options, rights of first offer or similar rights under this Lease if Tenant has assigned all of its interest in this Lease. An assignee, but not a sublessee, that is a Permitted Affiliate and is the assignee of Tenant's entire interest under this Lease is a "Permitted Assignee." Provided the applicable conditions of this Lease are satisfied, (a) a Permitted Assignee shall have the right to exercise the Renewal Option set forth in Article I of Exhibit B, and the Preferential Right set forth in Article II of Exhibit B, (b) a Permitted Assignee, or a Permitted Affiliate of Tenant or a Permitted Assignee, that is a savings and loan association, federal or state chartered lending institution, national or state banking institution, or federal savings bank, or other business permitted under applicable law to offer retail banking services, shall be entitled to exercise or benefit from the exclusive retail banking rights set forth in Section 1.10, the signage rights set forth in
Section 3.4.3, and the restriction set forth in Section 3.4.4, and (c) a Permitted Assignee or a Permitted Affiliate of Tenant or a Permitted Assignee shall be entitled to exercise the signage rights set forth in Section 3.4.2, and the ATM rights set forth in Section 1.4. The foregoing rights are exercisable by a Permitted Assignee only if the entirety of such rights are assigned to such Permitted Assignee and Tenant (or other assignor) has not retained any portion thereof so that only one party will be exercising any such rights. Tenant shall remain fully liable for all obligations of Tenant under this Lease including all additional obligations resulting from the exercise of such rights by such Permitted Assignee or Permitted Affiliate. Tenant, or a Permitted Assignee, may exercise the Renewal Option notwithstanding the fact that a sublessee may be in occupancy of a portion of the Leased Premises as long as Tenant and such Permitted Assignee remain fully liable for all obligations of Tenant under this Lease including all additional obligations resulting from the exercise of such rights. Neither Tenant, a Permitted Assignee, nor a Permitted Affiliate may exercise the Preferential Right if Tenant or a Permitted Assignee has subleased any portion of the Leased Premises. No sublessee, whether or not a Permitted Affiliate, may exercise the Renewal Option or the Preferential Right.

            8.1.7 Limitations on Approvals. Any attempted assignment or sublease by Tenant in violation of the terms and covenants hereof shall be void and shall be an Event of Default under this Lease. Any consent by Landlord to a particular assignment or sublease shall not constitute Landlord's consent to any other or subsequent assignment or sublease, and any proposed sublease or assignment by a sublessee of Tenant shall be subject to the provisions hereof as if it were a proposed sublease or assignment by Tenant

            8.1.8 Tenant Improvements. Any improvements, additions, or alterations to the Building or the Project that are required by applicable law, or are reasonably deemed necessary by Landlord, as a result of any subletting or assignment hereunder, shall be installed and provided without cost or expense to Landlord.

      8.2 Assignment by Landlord. Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Project and all other property referred to herein and in such event and upon such transfer (any such transferee to have the benefit of, and be subject to, the provisions of Sections 8.3 and 8.4) no further liability or obligation shall thereafter accrue against Landlord hereunder, provided such successor in interest has agreed to assume (subject to the limitations of Section 8.4) all of Landlord's obligations accruing under this Lease after the date of such assignment.

      8.3 Peaceful Enjoyment. Landlord covenants that Tenant shall and may peacefully have, hold and enjoy the Leased Premises subject to the other terms hereof, provided that no Event of Default exists under this Lease. It is understood and agreed that this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and its successors and assigns only with respect to breaches occurring during its and their respective ownership of the Landlord's interest hereunder.

      8.4 Limitation of Landlord's Liability. Except as provided in the following sentence of this Section 8.4, Tenant shall look solely to Landlord's interest in the Project for the recovery of any judgment against Landlord, it being agreed that neither Landlord (and its partners, officers, directors and shareholders) nor any mortgagee shall ever be personally liable for any such judgment. In the event of a transfer by Landlord of its interest in the Project, Tenant may proceed against the net sales proceeds received from such transfer for the recovery of any claim that accrued prior to such transfer so long as Tenant has given Landlord written notice of the claim and Tenant commences an action to recover on such claim within six (6) months after consummation of the transfer. In the event that the sale proceeds from any such transfer have been distributed to the owners (e.g., partners, shareholders, members) of the transferring Landlord prior to the commencement of Tenant's claim, the liability of each owner for such claim shall be limited to that portion of the sale proceeds actually received by such owner. In addition, Tenant also agrees that Tenant shall not be entitled to recover from Landlord nor any of its agents, employees, officers, partners, servants or shareholders any indirect, special or consequential damages Tenant may incur as a result of a default under this Lease or other action by Landlord, its agents, employees, officers, partners, servants or shareholders. The provisions contained in the foregoing sentences are not intended to, and shall not, limit any right that Tenant might otherwise have to
(i) obtain injunctive relief against Landlord or Landlord's successors in interest, or (ii) any suit or action in connection with enforcement or collection of amounts which may become owing or payable under or on account of insurance maintained by Landlord, or (iii) any other action which does not require Landlord to be personally liable for damages from assets other than the Project.

      8.5 Limitation of Tenant's Liability. Landlord agrees that, except in connection with an unauthorized holding over by Tenant, Landlord shall not be entitled to recover from Tenant nor any of its agents, employees, officers, partners, servants or shareholders any indirect, special or consequential damages Landlord may incur as a result of a default under this Lease or other action by Tenant, its agents, employees, officers, partners, servants or shareholders.

                                       IX.

      9.1 Notices. Any notices or other communications to Landlord or Tenant required or permitted to be given under this Lease must be in writing and shall be effectively given if delivered to the addresses for Landlord and Tenant stated above or if sent by United States Mail, certified or registered, return receipt requested, to said addresses. Any notice mailed shall be deemed to have been given on the third (3rd) regular business day next following the date of deposit of such item in a depository of the United States Postal Service in Houston, Texas. Notice effected other than by mail shall be deemed to have been given at the time of actual delivery. Either party shall have the right to change its address to which notices shall thereafter be sent by giving the other party ten (10) days written notice thereof.

      9.2 Miscellaneous.

            9.2.1 Successors and Assigns. This Lease shall be binding upon and inure to the benefit of the successors and assigns of Landlord and shall be binding upon and inure to the benefit of Tenant, its successors and, to the extent assignment is permitted or may be approved by Landlord hereunder, Tenant's assigns.

            9.2.2 Gender, Plurals. The pronouns of any gender shall include the other gender and either the singular or the plural shall include the other.

            9.2.3 Remedies Cumulative. All rights and remedies of the parties under this Lease shall be cumulative and none shall exclude any other rights or remedies allowed by law; this Lease is declared to be a Texas contract and all of the terms thereof shall be construed according to the laws of the State of Texas; and venue shall lie exclusively in Harris County, Texas.

            9.2.4 Amendments. This Lease may not be altered, changed or amended, except by an instrument in writing executed by all parties hereto. Further, the terms and provisions of this Lease shall not be construed against or in favor of a party hereto merely because such party is the "Landlord" or the "Tenant" hereunder or such party or its counsel is the draftsman of this Lease.

            9.2.5 Exhibits and Schedules. The terms and provisions of Exhibits A through J and Schedules I and II, inclusive, attached hereto are hereby made a part hereof for all purposes.

            9.2.6 Authorization. Each party represents and warrants that all consents or approvals required of third parties (including, but not limited to, its Board of Directors or partners) for the execution, delivery and performance of this Lease have been obtained and that each party has the right and authority to enter into and perform its covenants contained in this Lease.

            9.2.7 Reasonable Efforts. Whenever in this Lease there is imposed upon either party the obligation to use its reasonable efforts or diligence, such party shall be required to do so only to the extent the same will not impose upon such party excessive financial burdens.

            9.2.8 Invalidity. If any term or provision of this Lease, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and shall be enforceable to the extent Permitted by law.

            9.2.9 Entirety. This Lease and any attached exhibits and schedules constitute the entire agreement, between Landlord and Tenant. No prior or contemporaneous promises, inducements, representations or agreements, oral or otherwise, between the parties hereto not embodied herein shall be binding or have any force or effect. Tenant will make no claim on account of any representation whatsoever, whether made by a renting agent, broker, officer or other representative of Landlord or which may be contained in any circular, prospectus or advertisement relating to the Leased Premises or the Project, or otherwise, unless the same is specifically set forth in the Lease.

            9.2.10 Days. All references to days in this Lease and any exhibits or schedules hereto mean calendar days, not working or business days, unless otherwise stated.

            9.2.1.1 Captions. Captions and headings herein are for Landlord's and Tenant's convenience only and neither limit nor amplify the provisions of this Lease.

            9.2.12 Time of Essence. In all instances where either party hereto is required hereunder to pay any sum or do any act at a particular time or within any indicated period, it is understood that time is of the essence.

            9.2.13 Consent. In all cases where consent or approval shall be required or requested of either Tenant or Landlord pursuant to this Lease, the giving of consent or approval shall not be unreasonably withheld, conditioned or delayed by the party from whom such consent is required or requested.

      9.3 Subordination. As of the date hereof there is no mortgage or deed of trust lien against the Project. This Lease shall be subject and subordinate to all mortgages, deeds of trust and related security instruments which may hereafter encumber the Project and to all renewals, modifications, consolidations, replacements and extensions thereof and to each advance made or hereafter to be made thereunder provided Tenant has received from the holder thereof an agreement that Tenant will not be disturbed in its possession of the Leased Premises, or have its rights under the Lease modified or terminated, except pursuant to the terms of this Lease. In the event of the enforcement by the trustee or the beneficiary under any such mortgage or deed of trust of the remedies provided for by law or by any such mortgage or deed of trust, Tenant will, upon request of any person or party succeeding to the interest of said trustee or beneficiary as a result of such enforcement (and subject to the aforesaid recognition of Tenant's rights under the Lease), automatically become the tenant of, and attorn to, such successor in interest without change in the terms or provisions of this Lease; provided, however, that such successor in interest shall not be bound by:

            (i) any payment of Rent for more than one month in advance except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease; or

            (ii) any amendment or modification of this Lease made without the written consent of such trustee or such beneficiary or such successor in interest. Upon request by such successor in interest, Tenant shall execute and deliver an instrument or instruments confirming the attornment herein provided for.

      9.4 Estoppel Certificate or Three-Party Agreement. Within ten (10) days of receipt of Landlord's request, Tenant will execute either an estoppel certificate or a three-party agreement among Landlord, Tenant and any third party dealing with Landlord certifying to such facts (if true) and agreeing to such notice provisions and other matters as such third party may reasonably require in connection with the business dealings of Landlord and such third party. Notwithstanding anything to the contrary herein, in the event of Tenant's failure to execute and deliver any such certificate of agreement within ten (10) days after Landlord's second request therefor shall constitute an Event of Default, and no additional notice or cure periods shall apply.

      9.5 Brokerage Fees. Landlord shall pay all brokerage fees and commissions earned by Cushman Realty Corporation (Mr. Tim D. Relyea) and Colliers Appelt Womack (Mr. Robert S. Parsley) (together "Agent") in connection with this Lease pursuant to separate agreement between Landlord and Agent. Landlord and Tenant represent each to the other that except for Agent, there is no other broker or agent involved in this transaction for which the other party would be responsible to pay a fee or commission. Landlord and Tenant shall each indemnify and hold the other harmless against any party claiming under the indemnifying party for any such fees, including without limitation, reasonable attorneys' fees and court costs. Landlord acknowledges that Agent is representing Tenant and not Landlord.

      9.6 Recording and Disclosure. Tenant agrees not to record this Lease, but Landlord and Tenant shall execute and record a memorandum of this Lease. Additionally, Tenant shall not disclose the terms of this Lease to any third party except (i) legal counsel to Tenant, (ii) any assignee of Tenant's interest in this Lease or sublessee of Tenant, (iii) as required by Legal Requirements, or (iv) for financial reporting purposes.

      9.7 No Partnership. This Lease shall not be deemed or construed to create or establish any relationship (other than that of Landlord and Tenant) or partnership or joint venture or similar relationship or agreement between Landlord and Tenant hereunder.

      9.8 No Press Release. Neither Landlord nor Tenant shall issue a press release regarding this Lease without the approval of the other, which approval shall not be unreasonably withheld.

      9.9 Communications Equipment.

            (a) For so long as Tenant is conducting business in and from the Leased Premises, Tenant, at Tenants sole cost and expense, shall have the right to install no more than two (2) satellite communication dishes (the "Satellite Dishes") with a diameter of not more than eighteen inches (18") in a location on the roof of the Building designated by Landlord in its sole discretion with an available base area of one (1) square foot; provided, however, the Satellite Dishes must be utilized by Tenant in the conduct of its business.

            (b) Landlord reserves the right to require Tenant from time to time to relocate the Satellite Dishes to a new location or locations in the Project designated by Landlord (each a "New Site") by furnishing at least ninety (90) days prior written notice (unless such location is legally required, in which event such notice may be thirty (30) days), provided that any New Site does not materially and adversely affect the operation of the Satellite Dishes.

            (c) Any costs incurred by Landlord associated with Tenant's installation, operation, utilization, replacement, maintenance and/or removal of the Satellite Dishes shall be at Tenant's expense. The Satellite Dishes must be
(i) designed, installed and operated in complete compliance with all legal requirements, and (ii) installed and operated so as not to adversely affect or impact structural, mechanical, electrical, elevator, or other systems of or serving the Building or Project or customary telephone service for the Building or Project and so as not to cause injury to persons or property.

            (d) Tenant shall be permitted to undertake the installation of its Satellite Dishes, subject to the provisions of Article V of this Lease (including without limitation Landlord's approval, of the qualifications of Tenant's contractors). Any such work conducted in connection with the installation of the Satellite Dish must be done in accordance with Article V of this Lease and Exhibit D attached hereto or any other reasonable regulations promulgated by Landlord pertaining to construction in or on the Building by all third party contractors of the same or similar trades.

            (e) Subject to Exhibit D attached hereto and other reasonable rules relating to Building security and safety that may be promulgated by Landlord pertaining to access by tenants to the roof of the Building and provided Tenant does not unreasonably disturb any other tenants of the Building, Tenant and Tenant's contractors shall have reasonable access to the Satellite Dishes for purposes of operating, servicing, repairing or otherwise maintaining said equipment.

            (f) TENANT HEREBY INDEMNIFIES AND HOLDS LANDLORD HARMLESS FROM ALL COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES AND COSTS OF SUIT), LOSSES, DAMAGES OR LIABILITIES ARISING OUT OF THE DESIGN, INSTALLATION, OPERATION, MAINTENANCE, USE, AND REMOVAL BY TENANT OF THE SATELLITE DISHES AND THE ADDITIONAL EQUIPMENT, EVEN TO THE EXTENT CAUSED BY LANDLORD'S NEGLIGENCE (BUT NOT TO THE EXTENT CAUSED BY LANDLORD'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT).

            (g) Nothing contained in this Section 9.9 shall be deemed to prohibit or restrict any other individual or entity, including without limitation Landlord or any other tenant of the Building, from installing communications equipment on the roof of the Building or to use the roof for any other purpose.

            (h) Tenant agrees to reimburse Landlord for all out-of-pocket costs and expenses incurred by Landlord pursuant to this Section 9.9 within thirty
(30) days after receipt by Tenant of an invoice therefor from Landlord.

            (i) Tenant agrees that the installation, operation and maintenance of the Satellite Dishes at all times, and at Tenant's expense, shall comply with such technical standards (including, without limitation, technical standards relating to frequency compatibility, radio interference protection, antenna type and location, and physical installation) required by Landlord from time to time. Additionally, the access to, and installation, maintenance and operation of, the Satellite Dishes must at all times be in strict compliance with all legal requirements and with Exhibit D attached hereto

            (j) If, in the reasonable judgment of Landlord, any electrical, electromagnetic, radio frequency or other interference shall result from the operation of the Satellite Dishes, Tenant agrees to shut down Tenant's equipment upon thirty (30) days prior notice to Tenant; provided, however if an emergency situation exists which could result in injury to persons or material damage to property, as determined by Landlord in its reasonable discretion, Landlord may shut down Tenant's equipment immediately and shall give Tenant notice thereof as soon as possible thereafter. Tenant shall indemnify and hold harmless Landlord from all expenses, costs, damages, loss, claims or other liabilities arising out of said shutdown. Tenant agrees to cease operations (except for intermittent testing on a schedule approved by Landlord) until the interference has been corrected to the satisfaction of Landlord. If such interference has not been corrected within sixty (60) days, Landlord, at its sole option, either may terminate Tenant's rights under this Section 9.9 forthwith, or may require that Tenant immediately remove the Satellite Dishes causing such interference.

            (k) At Tenant's own cost and expense, and by use of a contractor or contractors approved in writing by Landlord, Tenant shall keep the Satellite Dishes in a good condition and shall perform all repairs and improvements to the Satellite Dishes legally required. If Tenant fails to commence any such repairs or improvements to the Satellite Dishes within ten
(10) days after written notice from Landlord, and thereafter diligently proceed with such repair until completion, Landlord, at its option, may make such repair or any replacement reasonably deemed necessary by Landlord, and Tenant shall pay to Landlord the actual cost thereof, plus a charge equal to seven percent (7%) for administrative cost recovery, within thirty (30) days after receipt of an invoice therefor. Landlord shall have no obligation to license, maintain, operate or safeguard the Satellite Dishes.

            IN TESTIMONY WHEREOF, the parties hereto have executed this Lease as of the date aforesaid. This Lease may be executed in multiple counterparts, all of which when taken together shall constitute one and the same instrument.

                               LANDLORD:

                               UTAH STATE RETIREMENT INVESTMENT
                               FUND, an independent agency of the State of Utah

                               By:   Westmark Realty Advisors, L.L.C., its Agent

                                     By:  /s/ Matthew C. Hurlbut
                                          -------------------------------
                                     Name:  Matthew C. Hurlbut
                                     Title: Authorized Signatory

                                     By: /s/ Joseph W. Markling
                                     Name:  Joseph W. Markling
                                     Title: Authorized Signatory


                               TENANT:

                               BANK UNITED, a federal savings bank

                               By: /s/ Jonathon K. Heffron
                               Name:  JONATHON K. HEFFRON
                               Title: EXECUTIVE VICE PRESIDENT

                                   SCHEDULE I

                                NET RENTABLE AREA

                                                                   PHOENIX TOWER
                                                                AREA TABULATIONS
                                                               PRELIMINARY DRAFT

 16 October 1997            USABLE TO USABLE FOR COMMON AREA PRORATION

  FLOOR      GROSS        GROSS AREA         SERVICE/     MECHANICAL    MECHANICAL   ADJUSTED GROSS     GENERAL     PRORATED GENERAL
 NUMBER       AREA      RENTABLE FLOORS      VERTICAL       ROOMS      ROOM PRORATE       AREA        COMMON AREA     COMMON AREA
              (5)             (5)          PENETRATIONS      (3)                                          (1)             (2)
------------------------------------------------------------------------------------------------------------------------------------
    A          B               C                 D            E             F               G              H               I
------------------------------------------------------------------------------------------------------------------------------------
          Per DATABASE   Per DATABASE      Per DATABASE  Per DATABASE     (G/2)          (C-D-E)      Per DATABASE    (TH*(J/TJ))
------------------------------------------------------------------------------------------------------------------------------------
    B      2,662.8947                                                                                  2,662.8947
------------------------------------------------------------------------------------------------------------------------------------
    1     18,020.7490     18,020.7490       1,169.7053                                 16,851.0437    12,221.5458       222.9187
    2         n/a             n/a
    3         n/a             n/a
    4         n/a             n/a
    5         n/a             n/a
------------------------------------------------------------------------------------------------------------------------------------
    6         n/a             n/a
    7         n/a             n/a
    8         n/a             n/a
    9     38,407.2703     38,407.2703       2,143.9746                                 36,263.2957     7,271.8161      1,395.9921
   10     29,632.2913     29,632.2913       4,337.7806                                 25,294.5107     1,071.9642      1,166.3593
------------------------------------------------------------------------------------------------------------------------------------
   11     25,627.9666     25,627.9666       1,596.4368                   233.9872      24,031.5298      463.7467       1,134.8313
   12     25,627.9666     25,627.9666       1,424.2785     467.9744      233.9872      23,735.7137                     1,142.9175
   13     25,627.9666     25,627.9666       1,424.2785                   233.9872      24,203.6881                     1,165.4513
   14     25,627.9666     25,627.9666       1,424.2785     467.9744      233.9872      23,735.7137                     1,142.9175
   15     25,627.9666     25,627.9666       1,424.2785                   233.9872      24,203.6881                     1,165.4513
------------------------------------------------------------------------------------------------------------------------------------
   16     25,627.9666     25,627.9666       1,424.2785     467.9744      233.9872      23,735.7137                     1,142.9175
   17     25,627.9666     25,627.9666       1,424.2785                   233.9872      24,203.6881                     1,165.4513
   18     25,627.9666     25,627.9666       1,424.2785     467.9744      233.9872      23,735.7137                     1,142.9175
   19     25,627.9666     25,627.9666       1,424.2785                   233.9872      24,203.6881                     1,165.4513
   20     25,627.9666     25,627.9666       1,424.2785     467.9744      233.9872      23,735.7137                     1,142.9175
------------------------------------------------------------------------------------------------------------------------------------
   21     25,627.9666     25,627.9666       1,424.2785                   233.9872      24,203.6881      412.4637       1,145.5904
   22     25,627.9666     25,627.9666       1,424.2785     467.9744      233.9872      23,735.7137                     1,142.9175
   23     25,627.9666     25,627.9666        976.8879                    233.9872      24,651.0787      747.9167       1,150.9804
   24     25,627.9666     25,627.9666        976.8879      467.9744      233.9872      24,183.1043                     1,164.4601
   25     25,627.9666     25,627.9666        976.8879                    233.9872      24,651.0787                     1,186.9939
------------------------------------------------------------------------------------------------------------------------------------
   26     25,627.9666     25,627.9666        976.8879      467.9744      233.9872      24,183.1043                     1,164.4601
   27     25,627.9666     25,627.9666        976.8879                    233.9872      24,651.0787                     1,186.9939
   28     25,627.9666     25,627.9666        976.8879      467.9744      233.9872      24,183.1043                     1,164.4601
   29     25,627.9666     25,627.9666        975.1874                    231.1396      24,652.7792                     1,187.0758
   30     20,908.5182     20,908.5182        984.5570      462.2791      231.1396      19,461.6821                      937.1151
------------------------------------------------------------------------------------------------------------------------------------
   31     20,908.5182     20,908.5182        979.0233                    231.1396      19,929.4949                      959.6411
   32     20,908.5182     20,908.5182       1,252.6792     462.2791      231.1396      19,193.5599      315.3475        909.0200
   33     14,807.6249     14,807.6249        954.2500                    193.2055      13,853.3749                      667.0650
   34     14,807.6249     14,807.6249       3,019.0396     386.4110      193.2055      11,402.1743     3,477.1748       381.6030
------------------------------------------------------------------------------------------------------------------------------------
  TOTAL   667,995.3751   665,332.4804      38,941.0247   5,522.7388    5,522.7388     620,868.7169    28,644.8702    28,644.8702
------------------------------------------------------------------------------------------------------------------------------------


  FLOOR    LEASE SPACE    SINGLE TENANT  AREA OUTSIDE      (DEDUCT)       (ACTUAL)      MULTI-TENANT    MULTI-TENANT        NET
 NUMBER     FULL FLOOR       ADD-ON          CORE            CORE         CORRIDOR         USABLE      ADD-ON FACTOR      RENTABLE
              USABLE         FACTOR      (OCCUPIABLE)        (4)                                                            AREA
------------------------------------------------------------------------------------------------------------------------------------
    A           J               K              L              M               N              O               P               Q
------------------------------------------------------------------------------------------------------------------------------------
            (B-D-E-H)         (Q/J)          (J-M)       Per DATABASE   Per DATABASE      (J-M-N)          (Q/O)       (B-D-E+F-H+I)
------------------------------------------------------------------------------------------------------------------------------------
    B
------------------------------------------------------------------------------------------------------------------------------------
    1       4,629.4979        4.82%       3,839.4012       790.0967                      3,839.4012        26.38%        4,852.4166
    2                          n/a                                                                          n/a             n/a
    3                          n/a                                                                          n/a             n/a
    4                          n/a                                                                          n/a             n/a
    5                          n/a                                                                          n/a             n/a
------------------------------------------------------------------------------------------------------------------------------------
    6                          n/a                                                                          n/a             n/a
    7                          n/a                                                                          n/a             n/a
    8                          n/a                                                                          n/a             n/a
    9      28,991.4796        4.82%       26,453.1908     2,538.2888     1,205.8182     25,247.3726        20.36%       30,387.4717
   10      24,222.5465        4.82%       22,072.3362     2,150.2103     2,845.1801     19,227.1561        32.05%       25,388.9058
------------------------------------------------------------------------------------------------------------------------------------
   11      23,567.7831        5.81%       22,105.3191     1,462.4640     1,607.8855     20,497.4336        21.66%       24,936.6016
   12      23,735.7137        5.80%       22,439.1642     1,296.5495     1,757.4884     20,681.6758        21.42%       25,122.6184
   13      24,203.6881        5.78%       22,918.5292     1,285.1589      412.4637      22,506.0655        13.76%       25,603.1266
   14      23,735.7137        5.80%       22,439.1642     1,296.5495      412.4637      22,026.7005        14.01%       25,112.6184
   15      24.203.6881        5.78%       22,918.5292     1,285.1589      412.4637      22,506.0655        13.76%       25,603.1266
------------------------------------------------------------------------------------------------------------------------------------
   16      23,735.7137        5.80%       22,439.1642     1,296.5495      412.4637      22,026.7005        14.01%       25,122.6184
   17      24,203.6881        5.78%       22,918.5292     1,285.1589      412.4637      22,506.0655        13.76%       25,603.1266
   18      23,735.7137        5.80%       22,439.1642     1,296.5495      412.4637      22,026.7005        14.01%       25,122.6184
   19      24,203.6881        5.78%       22,918.5292     1,285.1589      412.4637      22,506.0655        13.76%       25,603.1266
   20      23,735.7137        5.80%       22,439.1642     1,296.5495      412.4637      22,026.7005        14.01%       25,122.6184
------------------------------------------------------------------------------------------------------------------------------------
   21      23,791.2244        5.80%       22,506.0655     1,285.1589     1,344.8224     21,161.2431        18.95%       25,170.8020
   22      23,735.7137        5.80%       22,325.2097     1,410.5040     1,380.6152     20,944.5945        19.90%       25,112.6184
   23      23,903.1620        5.79%       22,615.3482     1,287.8138     1,804.9789     20,810.3693        21.52%       25,288.1296
   24      24,183.1043        5.78%       22,865.1679     1,317.9364      412.7431      22,452.4248        13.94%       25,581.5516
   25      24,651.0787        5.76%       23,344.5330     1,306.5457      412.7431      22,931.7899        13.69%       26,072.0598
------------------------------------------------------------------------------------------------------------------------------------
   26      24,183.1043        5.78%       22,865.1679     1,317.9364      412.7431      22,452.4248        13.94%       25,581.5516
   27      24,651.0787        5.76%       23,344.5330     1,306.5457      412.7431      22,931.7899        13.69%       26,072.0598
   28      24,183.1043        5.78%       22,865.1679     1,317.9364      412.7431      22,452.4248        13.94%       25,581.5516
   29      24,652.7792        5.75%       23,346.2335     1,306.5457      412.7431      22,933.4904        13.68%       26,070.9945
   30      19,461.6821        6.00%       18,333.8109     1,127.8712     1,222.8581     17,110.9528        20.57%       20,629.9368
------------------------------------------------------------------------------------------------------------------------------------
   31      19,929.4949        5.97%       18,813.4577     1,116.0372     1,169.0892     17,644.3685        19.70%       21,120.2756
   32      18,878.2124        6.04%       17,750.3412     1,127.8712      406.8403      17,343.5009        15.42%       20,018.3719
   33      13,853.3749        6.21%       12,950.2798      903.0951       561,0843      12,389.1955        18.76%       14,713.6454
   34       7,924.9995        7.25%        7,089.7610      835.2385        0.0000        7,089.7610        19.89%        8,499.8080
------------------------------------------------------------------------------------------------------------------------------------
  TOTAL   594,886.7414        5.74%      559,355.2623    35,531.4791    21,082.8288    538,272.4335        16.87%      629,054.3504
------------------------------------------------------------------------------------------------------------------------------------
          594,886.7414        5.90%      559,355.2623                                  538,272.4335        21.79%      629,054.3504
                                                                                                                      (B-D=GrossNRA)

 * Includes 17,518.0881 s.f on level One and 502.6609 s.f. mechanical space on Level Two
** Includes 287.4358 s.f restroom on Level One and 502.6609 s.f. mechanical space on Level Two
(1) Includes elevator machine rooms; main mechanical, telephone, & electrical rooms, public lobbies; engineering, security & postal areas; dock, etc.
(2)   Indicates apportionment of General Common Areas
(3) Includes alternate floor mechanical rooms (servicing two adjacent floors, levels 10-33 only)

                                    EXHIBIT A

                                   FLOOR PLANS

                       Pages A-2 through A-11 (following)

                                  [FLOOR PLAN]


                        LEVEL 9

Suite       Tenant Name       Net Rentable Area
-----       -----------       -----------------
950         Bank United              2,261
960         Bank United              1,108
            Sub-Total                3,369
965         Bank United                495
970         Bank United              4,191
            Sub-Total                4,686
            Total                    8,055

--------------------------------------------------------------------------------
                                  PHOENIX TOWER
                             Hines - Houston, Texas
--------------------------------------------------------------------------------
PEARSON ENGLISH ARCHITECTURAL DESIGN, INC.            phx-09           29 oct 97

                                  [FLOOR PLAN]


                        LEVEL 10

Suite       Tenant Name      Net Rentable Area
-----       -----------      -----------------
1020        Bank United      11,101

--------------------------------------------------------------------------------
                                  PHOENIX TOWER
                             Hines - Houston, Texas
--------------------------------------------------------------------------------
PEARSON ENGLISH ARCHITECTURAL DESIGN, INC.            phx-10           29 oct 97

                                  [FLOOR PLAN]


                        LEVEL 13

Suite       Tenant Name      Net Rentable Area
-----       -----------      -----------------
1300        Bank United      24,977

--------------------------------------------------------------------------------
                                  PHOENIX TOWER
                             Hines - Houston, Texas
--------------------------------------------------------------------------------
PEARSON ENGLISH ARCHITECTURAL DESIGN, INC.            phx-13           30 jun 97

                                  [FLOOR PLAN]

                        LEVEL 14

Suite     Tenant Name        Net Rentable Area
-----     -----------        -----------------
1400      Bank United        24,314

--------------------------------------------------------------------------------
                                  PHOENIX TOWER
                             Hines - Houston, Texas
--------------------------------------------------------------------------------
PEARSON ENGLISH ARCHITECTURAL DESIGN, INC.            phx-14           30 jun 97

                                  [FLOOR PLAN]


                        LEVEL 15

Suite       Tenant Name      Net Rentable Area
-----       -----------      -----------------
1500        Bank United      25,594

--------------------------------------------------------------------------------
                                  PHOENIX TOWER
                             Hines - Houston, Texas
--------------------------------------------------------------------------------
PEARSON ENGLISH ARCHITECTURAL DESIGN, INC.            phx-15           30 jun 97

                                  [FLOOR PLAN]


                        LEVEL 16

Suite       Tenant Name       Net Rentable Area
-----       -----------       -----------------
1600        Bank United       24,314

--------------------------------------------------------------------------------
                                  PHOENIX TOWER
                             Hines - Houston, Texas
--------------------------------------------------------------------------------
PEARSON ENGLISH ARCHITECTURAL DESIGN, INC.            phx-16           30 jun 97

                                  [FLOOR PLAN]


                        LEVEL 17

Suite       Tenant Name      Net Rentable Area
-----       -----------      -----------------
1700        Bank United      24,977

--------------------------------------------------------------------------------
                                  PHOENIX TOWER
                             Hines - Houston, Texas
--------------------------------------------------------------------------------
PEARSON ENGLISH ARCHITECTURAL DESIGN, INC.            phx-17           30 jun 97

                                  [FLOOR PLAN]


                        LEVEL 18

Suite       Tenant Name      Net Rentable Area
-----       -----------      -----------------
1800        Bank United      24,314

--------------------------------------------------------------------------------
                                  PHOENIX TOWER
                             Hines - Houston, Texas
--------------------------------------------------------------------------------
PEARSON ENGLISH ARCHITECTURAL DESIGN, INC.            phx-18           29 oct 97

                                  [FLOOR PLAN]


                        LEVEL 19

Suite       Tenant Name        Net Rentable Area
-----       -----------        -----------------
1900        Bank United        24,977

--------------------------------------------------------------------------------
                                  PHOENIX TOWER
                             Hines - Houston, Texas
--------------------------------------------------------------------------------
PEARSON ENGLISH ARCHITECTURAL DESIGN, INC.            phx-19           30 jun 97

                                  [FLOOR PLAN]


                        LEVEL 20

Suite       Tenant Name      Net Rentable Area
-----       -----------      -----------------
2000        Bank United      24,314

--------------------------------------------------------------------------------
                                  PHOENIX TOWER
                             Hines - Houston, Texas
--------------------------------------------------------------------------------
PEARSON ENGLISH ARCHITECTURAL DESIGN, INC.            phx-20           30 jun 97

                                   EXHIBIT A-1

                                      LAND

                               DESCRIPTION OF LAND
                                 (PHOENIX TOWER)

Description of a 2.1840 acre tract of land (95,134 square feet) being out of Lot Eight (8) of the J.B. Sydnor Addition and a portion of a called 30,416 square foot tract as recorded in Volume 6327, Page 144 of the Harris Country Deed Records and a portion of a called 66,983 square foot tract as recorded in Volume 6327, Page 156 of the Harris County Deed Records, situated in the A.C. Reynolds Survey, Abstract No. 61, in the City of Houston, Harris County, Texas, said
2.1840 acre tract of land being more particularly described by metes and bounds as follows with bearings being referenced to the Texas State Plane Coordinate System, South Central Zone:

BEGINNING at a 60 penny nail found in the Northerly right-of-way line of U.S. Highway 59 (Southwest Freeway, 360 feet wide) and at the Southeast corner of a called 32,745 square foot tract as recorded in Volume 8315, Page 142 of the Harris County Deed Records, said point also being the Southwest corner of said 66,983 square foot tract and the herein described tract;

THENCE N 12 deg. 18 min. 43 sec. W, along the East line of said 32,745 square foot tract and the West line of said 66,983 square foot tract, a distance of
370.00 feet to an "X" cut in concrete found in the South line of the Partial Replat of Greenway Plaza, Section One (1) as recorded in Volume 180, Page 1 of the Harris County Map Records, said point being the Northwest corner of the herein described tract;

THENCE N 77 deg. 41 min. 17 sec. E, along the South line of said Partial Replat of Greenway Plaza, Section One (1), a distance of 256.35 feet to an "X" cut in concrete found in the arc of a curve to the right, said point being in the Westerly right-of-way line of Buffalo Speedway (107 feet wide), and being the Northeast corner of the herein described tract;

THENCE Southeasterly along the Westerly right-of-way line of said Buffalo Speedway and the arc of said curve to the right having a radius of 5,672.65 feet, a central angle of 03 deg. 18 min. 11 sec., a chord bearing S 12 deg. 55 min. 12 sec. E, 326.99 feet, a total arc distance of 327.04 feet to an "X" cut in concrete found marking the Northeast cut back corner for the intersection of the Westerly right-of-way line of said Buffalo Speedway and the Northerly right-of-way line of said U.S. Highway 59;

THENCE S 33 deg. 17 min. 52 sec. W, along the cut back line, a distance of 61.50 feet to a 5/8 inch iron rod found in the Northerly right-of-way line of said U.S. Highway 59 and marking the Southwest cut back corner of said intersection;

THENCE S 77 deg. 41 min. 10 sec. W, along the Northerly right-of-way line of said U.S. Highway 59, a distance of 215.87 feet to the POINT OF BEGINNING and containing 2.1840 acres of land.

                                 EXHIBIT B

                                 OPTIONS

I. RENEWAL OPTION

      1.1 Option. As long as there is then no uncured Event of Default, Tenant has not assigned this Lease or sublet the Leased Premises except as permitted in
Section 8.1.6, and Tenant, a Permitted Assignee, and their Permitted Affiliates together lease and occupy at least 150,000 square feet of Net Rentable Area of the Leased Premises, Tenant or such Permitted Assignee is hereby granted the option ("Renewal Option") to renew the Term of this Lease with respect to at least 150,000 square feet of Net Rentable Area, but not to exceed the then existing Leased Premises, for a period of up to ten (10) years following the expiration of the initial Term on the terms and conditions hereinafter set forth. The Renewal Option may be exercised in two (2) five (5) year or one (1) ten (10) year increments, at Tenant's option (each increment being hereinafter referred to as a "Renewal Term"), to commence at the expiration of the initial Term or applicable Renewal Term, as the case may be.

      1.2 Manner of Exercise. If Tenant is considering exercising a Renewal Option, Tenant shall notify Landlord of such interest by delivering written notice to Landlord on a date not more than eighteen (18) months nor less than twelve (12) months prior to the expiration of the Initial Term or the immediately preceding Renewal Term, as the case may be (hereinafter referred to as the "Renewal Option Notice Date"), designating the length or lengths of Renewal Terms being considered by Tenant. On or before the date thirty (30) days following receipt of the Renewal Option Notice Date, Landlord shall deliver to Tenant a notice ("Landlord's Renewal Notice") of Landlord's reasonable good faith estimate of the Market Rate for the Leased Premises for such Renewal Terms. Tenant shall then have until the date twelve (12) months prior to the expiration of the Initial Term or of the immediately preceding Renewal Term, as the case may be, but in no event less than thirty (30) days following Tenant's receipt of Landlord's Renewal Notice (the "Renewal Option Exercise Date"), within which to elect to exercise any such Renewal Option, by giving written notice thereof to Landlord. If Tenant fails to timely exercise any Renewal Option, all of Tenant's rights with respect to such Renewal Options, and any future Renewal Options shall expire.

      1.3 Basic Terms. The renewal of this Lease shall be upon the same terms and conditions as set forth in this Lease with respect to the initial Term, except that (a) Base Rental shall be the prevailing Market Rate (defined below),
(b) Tenant shall have no option to renew this Lease beyond the expiration of the ten (10) year period set forth herein, (c) Tenant shall not have the right to assign its renewal rights to any assignee of the Lease or sublessee of the Leased Premises except as permitted in Section 8.1.6, and (d) the Leased Premises will be provided in their then existing condition (on an "AS IS" basis) at the time the Renewal Term commences, without any obligation on the part of Landlord to furnish, install or alter any leasehold improvements.

II. PREFERENTIAL RIGHT TO LEASE

            2.1 Space. As long as there is then no uncured Event of Default, Tenant has not assigned this Lease or sublet the Leased Premises except as permitted in Section 8.1.6, and Tenant, a Permitted Assignee, and/or such Permitted Affiliates then occupy and lease not less than 200,000 square feet of Net Rentable Area in the Building pursuant to this Lease, and subject to all prior rights of existing tenants or others who may possess any renewal, expansion, preferential or other rights to lease any space in the Building as of the date of this Lease, Tenant or such Permitted Assignee shall have during the initial Term a continuing and recurring preferential right ("Preferential Right") to lease all or any portion of Floors 9 through 20 of the Building ("Preferential Space") subject to the terms and conditions hereinafter set forth.

            2.2 Exercise. Landlord shall notify Tenant in writing of the availability of any such Preferential Space. Landlord's notice shall include the relevant information and business terms (including, without limitation, the floor, availability date, calculations of Usable Area and Net Rentable Area and space plans with respect thereto) and Landlord's good faith determination of the Market Rate therefor. Tenant shall have ten (10) days following receipt of such notice to give Landlord notice of the exercise of its Preferential Right as to such space. If Landlord has a bona fide offer for such space, Tenant must make its election as to all of such space included in such third-party offer. If Tenant elects not to, or fails to, exercise its Preferential Rights within the ten (10) day period specified above, Landlord shall have the right to lease all or any portion of such Preferential Space to another tenant or tenants provided the effective rental rate for such lease shall not be less than ninety-five percent (95%) of the effective rental rate that was offered to Tenant. If a lease to another tenant is not consummated within one-hundred eighty (180) days immediately following the elapse of the applicable ten (10) day notice period, then Tenant's Preferential Right to such space shall be reinstated, and Landlord shall again comply with the applicable provisions of this Article.

            2.3 Basic Terms. Tenant's leasing of any Preferential Space shall be upon the same terms and conditions as set forth in this Lease, except that (a) Base Rental shall be the prevailing Market Rate as of the proposed commencement date of the Preferential Space, (b) payment of Base Rental and Additional Rental shall commence with respect to the Preferential Space on the earlier to occur of Tenant's occupancy of such Preferential Space for the conduct of its business or ninety (90) days after the date Landlord tenders possession of the Preferential Space to Tenant, and (c) the Preferential Space shall be added to the Leased Premises in its then-existing condition (on an "AS IS" basis, excluding latent defects in the base Building and Building systems) without any obligation on the part of Landlord to furnish, install or alter any leasehold improvements. Notwithstanding the foregoing, Landlord agrees to deliver the Preferential Space to Tenant in a vacuumed and broom-cleaned condition with all of the prior tenant's personal property removed. The term for the leasing of any Preferential Space shall terminate when the Term of the Lease for the initial Leased Premises described in Section 1.2 terminates. In no event shall this Lease continue in force and effect as to any Preferential Space beyond the expiration or termination of the

Lease as to the initial Leased Premises, unless included in the Renewal Option. The ninety (90) day period described above shall be taken into account in determining Market Rate.

            2.4 Miscellaneous. Tenant shall not have the right to assign its Preferential Rights to any assignee of the Lease or sublessee of the Leased Premises, except as permitted in Section 8.1.6. No Preferential Rights may be exercised by Tenant during the last twenty-four (24) months of the Term (or any Renewal Term) unless Tenant shall exercise its Renewal Option for the next succeeding Renewal Term.

III. MARKET RATE

            3.1 Definition. For the purposes of this Lease, "Market Rate" shall be that rate (determined on a "gross" lease basis) charged for space of comparable size and condition in comparable, first-class office buildings in the Greenway Plaza and Galleria areas in Houston, Texas, further taking into consideration the following: (i) location, quality and age of the building; (ii) use, location, size and/or floor level(s) of the space in question; (iii) the definition of "rentable area"; (iv) extent of leasehold improvements to be provided; (v) abatements (including with respect to base rental, operating expenses and real estate taxes and parking charges); (vi) inclusion or exclusion of parking charges in rental; (vii) lease takeovers/assumptions; (viii) relocation/moving allowances; (i) space planning allowances; (x) refurbishment and repainting allowances; (xi) club memberships; (xii) any other concessions or inducements; (xiii) extent of service provided or to be provided; (xix) distinction between "gross" and "net" lease; (xv) base year or dollar amount for escalation purposes (both operating expenses and real estate taxes) in the case of a "gross" lease; (xvi) any other adjustments (including by way of indexes) to base rental; (xvii) credit standing and financial stature of the tenant; (xviii) term or length of lease; (xix) the time the particular rental rate under consideration was agreed upon and became or is to become effective; (xx) the payment of a leasing commission and/or fee or bonus in lieu thereof; and (xxi) any other relevant term or condition in making such Market Rate determination.

            3.2 Determination. Such Market Rate shall be agreed upon by Landlord and Tenant no later than thirty (30) days after delivery by Landlord to Tenant of Landlord's good faith determination of Market Rate, each party agreeing to use reasonable efforts to reach such agreement. However, if Landlord and Tenant are unable within such period and by such time to reach such agreement, then Market Rate shall be determined pursuant to the below provisions, in which event the Market Rate determined by such procedure shall be binding upon both Landlord and Tenant, and Tenant shall be entitled to exercise an option subject to final determination of the Market Rate pursuant to this Section. Landlord and Tenant shall promptly attempt to agree upon an arbitrator meeting the qualifications hereinafter set forth (the "Arbitrator"). The Arbitrator selected shall be a licensed real estate broker, with not less than ten (10) years experience in negotiating office leases in the Greenway Plaza and Galleria areas. As a condition to selection, the Arbitrator must also have negotiated at least three
(3) major office leases (50,000 square feet or more) in the Greenway Plaza and Galleria areas during the thirty-six (36) months preceding his or her selection as the Arbitrator.

The Arbitrator selected shall determine the Market Rate by selecting Landlord's or Tenant's proposed rental rate, whichever in the Arbitrator's judgment most closely resembles the prevailing Market Rate. If Landlord and Tenant are unable to agree upon the Arbitrator within fifteen (15) days after submission of the determination to arbitration, then the Arbitrator shall be selected by the managing officer of the local office of the American Arbitration Association, but if such officer fails to act within ten (10) days, then the Arbitrator shall be selected by the Chief Judge of the United States District Court for the Southern District of Texas, Houston, Division, acting in such judge's individual, and not judicial, capacity. The determination of the Arbitrator shall be final and binding on Landlord and Tenant. Until the Market Rate has been finally determined, Tenant shall pay Base Rental based upon Landlord's good faith determination thereof, and an appropriate refund shall be made to or by Tenant within ten (10) days after a final determination of the Market Rate is made. The fees and expenses of the Arbitrator and all other expenses, if any, incurred in connection with arbitration of the Market Rate shall be borne equally by Landlord and Tenant.

IV. RIGHT TO TERMINATE

      4.1   One-Time Right to Terminate.

            (a) Provided there is then no uncured Event of Default under this Lease and Tenant has experienced a Change in Control (as hereinafter defined), Tenant shall have the right to terminate this Lease (the "Termination Option") in its entirety effective. as of February 28, 2003 (the "Termination Date"), by
(a) furnishing written notice (the "Termination Notice") to Landlord no later than February 28, 2002 ("Termination Exercise Date") and (b) paying to Landlord
(i) one-half of the Termination Payment (defined below), such one-half discounted back from the Termination Date to the date of payment using a discount rate of ten (10%) per annum, with the Termination Notice, and (ii) the remaining one-half of the Termination Payment on the Termination Date, both amounts to be paid by cash or certified check. If Tenant fails to timely exercise the Termination Option, the Termination Option shall terminate automatically and Tenant shall have waived forever its right to exercise the Termination Option. If Tenant timely exercises the Termination Option but fails to timely pay the Termination Payment at the times described above, the exercise of the Termination Option by Tenant shall be null and void and the Lease shall remain in full force and effect after the Termination Date. A "Change of Control" shall occur if the assets or stock of Tenant have been acquired by any entity permitted by law to own a banking institution such that the Office of Thrift Supervision or its successor as Tenant's primary regulatory agency considers such transfer to have caused a change of control and such entity elects to move the primary executive offices of Tenant to a location different from the Building.

            (b) For purposes of this Lease, the "Termination Payment" as to the Leased Premises shall be the sum of (i) amount remaining unpaid ("Unpaid Amount") as of the Termination Date with respect to a hypothetical loan ("Assumed Loan") with a term equal to the Applicable Term (defined below) and an initial principal balance equal to the Upfront Amount (defined below), bearing interest at ten percent (10%) per annum, amortized over the term of the Assumed Loan and payable in equal monthly installments of principal and interest over such term of the Assumed Loan, with the first such payment due and payable one (1) month following the date of the commencement of the Applicable Term, plus (i) the difference in rent between the Old Lease and this Lease for what would have been the portion of the Leased Premises subject to the Old Lease from March 1, 1998 through March 31, 1999, plus (ii) the difference between the average Base Rent payable under this Lease and the Base Rent payable under this Lease through the Termination Date.

            (c) As used herein, "Applicable Term" shall mean the term commencing on the Commencement Date and continuing through the end of the initial ten (10) year Term.

            (d) As used herein, "Upfront Amount" shall mean the aggregate amount of (i) any brokerage or lease commissions paid by Landlord with respect to the Leased Premises, including any expansions or additions thereto plus (ii) all tenant improvement allowances or other monetary inducements (including rental abatements) or monetary concessions (if any) paid by Landlord with respect to the Leased Premises, including any expansions or additions thereto.

            (e) As used herein, "Monthly Payments" shall mean the hypothetical monthly principal payments that would have been owing from and after the Termination Date through the remainder of the term of the Assumed Loan as to each portion of the Premises.

            (f) Attached hereto as Exhibit J is an example of the calculation of the Termination Payment based on the assumptions (some of which reflect the actual facts) set forth in Exhibit J. The actual calculation of the Termination Payment will vary as the Leased Premises may be expanded, allowances, inducements, and commissions may increase, and the commencement dates of the payment of Rent may vary.

V. CONTRACTION OPTION

      5.1 Contraction Option. Tenant shall have the option ("Contraction Option"), provided there is then no uncured Event of Default under this Lease, to reduce the size of the Leased Premises by one (1) full floor, which floor shall, at Tenant's option, be either floor 13 or the lowest full floor of the Leased Premises (excluding floors 9 and 10), such reduction to be effective on a date ("Contraction Date") during the sixth Lease Year (between March 1, 2003 and February 28, 2004) provided (a) Tenant delivers to Landlord at least twelve (12) months prior written notice ("Contraction Notice") of its election to exercise the Contraction Option and the Contraction Date, and (b) Tenant pays to Landlord at the time of the delivery of its Contraction Notice a reduction fee equal to the Termination Payment that would have been payable as of the Contraction Date under Article IV of this Exhibit B as if the Termination Date had been the Contraction Date provided such fee shall be the amount of the Termination Payment allocable to the floor eliminated from the Leased Premises based on its relative number of square feet of Net Rentable Area and such reduction fee shall be discounted back from the Contraction Date to the date of payment using a discount rate of ten percent (10%) per annum. If Tenant fails to timely exercise the Contraction Option (by delivering written notice by February 28, 2003) the Contraction Option shall terminate automatically and Tenant shall have waived forever its right to exercise the Contraction Option. If Tenant timely exercises the Contraction Option but fails to timely pay the Termination Payment allocable to such floor simultaneously with the delivery of its Contraction Notice, the exercise of the Contraction Option by Tenant shall be null and void and the Lease shall remain in full force and effect for all of the Leased Premises.

                                 EXHIBIT C

                  AIR CONDITIONING AND HEATING SERVICES

            Subject to the provisions of Section 3.1.1 (ii) of the Lease, Landlord will furnish Building standard air conditioning and heating (as specified below) between 7:00 a.m. and 6:00 p.m. from Monday through Friday (without request), and 8:00 a.m. and 1:00 p.m. on Saturdays (upon request made in accordance with the rules and regulations for the Building), excluding Holidays, Upon request of Tenant, made in accordance with the rules and regulations for the Building, Landlord will furnish air conditioning and heating at other times (that is, at times other than the times specified above) in which event Tenant shall reimburse Landlord for the cost of furnishing such services at the rates set forth on Schedule II attached hereto and incorporated herein.

            The following dates shall constitute "Holidays" as said term is used in this Lease:

      1. New Year's Day;
      2. Good Friday;
      3. Memorial Day;
      4. Independence Day;
      5. Labor Day;
      6. Thanksgiving Day; and
      7. Christmas Day.

If, in the case of any holiday set forth in 1 through 7 above, a different day shall be observed other than the day set forth above, then that day which constitutes the day observed by national banks in Houston, Texas on account of such holiday shall constitute the holiday under this Lease.

            Building standard air conditioning and heating shall consist of the following:

      1.  Outside design conditions are as follows:            Dry Bulb
                                                               (degree)F
             Summer Outside Air Temperature                       97
             Winter Outside Air Temperature                       15

      2.  Cooling inside design conditions are as follows:     Dry Bulb
                                                               (degree)F
             Inside Temperatures (Offices & Lobbies)             72-78

      3.  Heating inside design conditions are as follows:     Dry Bulb
                                                               (degree)F
             Inside Temperatures (Offices & Lobbies)             70-75

                                   SCHEDULE II

                               OVERTIME HVAC RATE

A graduated rate scale based on the number of simultaneous air handling unit hours requested by Tenant:

      $35 per air handling unit hour when only one (1) air handling unit is requested and operated on Tenant floors

      $32 per air handling unit hour when only two (2) air handling units are requested and operated at the same time on Tenant floors

      $30 per air handling unit hour when only three (3) air handling units are requested and operated at the same time on Tenant floors

      $29 per air handling unit hour when only four (4) air handling units are requested and operated at the same time on Tenant floors

      $28 per air handling unit hour when only five (5) air handling units are requested and operated at the same time on Tenant floors

The rate may be indexed to the kilowatt hour rate for electricity as of the commencement date (the "Base Rate"), and if the Kilowatt Hour Rate increases over the base rate, the graduated rates listed above shall, at the Landlord's election, be increased proportionately.

The Base Rate is hereby stipulated to be $.061 per kilowatt hour; based on the cost of electrical service in the building as invoiced by Houston Lighting and Power on 7/30/97 (Current Bill Amount/Metered Kilowatt Hours (KWH)).

                                    EXHIBIT D

                         BUILDING RULES AND REGULATIONS

            1. Sidewalks, doorways, vestibules, halls, stairways, elevator lobbies and other similar areas in the common areas of the Building shall not be used for the storage of materials or disposal of trash, be obstructed by tenants or Landlord, or be used by tenants or Landlord for any purpose other than entrance to and exit from the tenant's leased areas and the Building and for going from one part of the Building to another part of the Building.

            2. Plumbing fixtures shall be used only for the purposes for which they are designed, and no sweepings, rubbish, rags or other unsuitable materials shall be disposed into them. Damage resulting to any such fixtures proven to result from misuse by a tenant, and not by Landlord's cleaning contractors responsible for cleaning the tenant's leased area and the Building, shall be the liability of said tenant.

            3. Signs, advertisements, graphics or notices visible in or from public corridors, any common area or public areas of the Building or from outside the Building shall be subject to Landlord's (or Landlord's property manager's) prior written approval. No part of the Project may be defaced by tenants.

            4. Significant movement in or out of the Building of furniture, office equipment, or any other bulky or heavy materials shall be restricted to such hours as Landlord (or Landlord's property manager) shall reasonably designate. Landlord (or Landlord's property manager) will determine the method and routing of the movement of said items so as to ensure the safety of all persons and property concerned and Tenant shall be responsible for all costs and expenses associated therewith. Advance written notice of intent to move such items must be made to the Landlord (or Landlord's property manager) at least twenty-four (24) hours before the time of such move. For nonsignificant movement in or out of the Building of portable items which do not require use of dollies or other moving equipment, notice to Landlord (or Landlord's property manager) shall not be required.

            5. All deliveries (including messenger deliveries but excluding deliveries of small hand carried parcels) to a tenant's leased premises shall be made through the freight elevators. Passenger elevators are to be used only for the movement of persons. Delivery vehicles shall be permitted only in such areas as are designated by Landlord, from time to time, for deliveries to the Building. Absolutely no carts or dollies are allowed through the main entrances of the Building or on passenger elevators without the prior written consent of Landlord (or Landlord's property manager). Tenants may obtain the prior written consent of Landlord (or Landlord's property manager) for any exception to the provisions of this Paragraph, 5.

            After-hours removal of hand carried items must be accompanied by an "Equipment Removal Form" or "Property Pass" [to be provided by Landlord (or Landlord's property manager)]. A letter signed by an authorized representative of a tenant on such tenant's letterhead will also be acceptable. A list of persons authorized to sign the Equipment Removal Form or Property Pass (and any amendments thereto) will be furnished by each tenant to Landlord and Landlord shall be entitled to rely thereon. Each tenant shall have the right to amend such list from time to time upon written notice to Landlord (or Landlord's property manager).

            6. Landlord (or Landlord's property manager) shall have the authority to approve the proposed weight and location of any safes and heavy furniture and equipment, which shall in all cases stand on supporting devices approved by Landlord in order to distribute the weight.

            7. Corridor doors which lead to common areas of the Building (other than doors opening into the elevator lobby on floors leased entirely to a tenant) shall be kept closed at all times.

            8. Each tenant shall cooperate with Landlord (and Landlord's property manager) in keeping its leased area neat and clean. No tenant shall employ any person for the purpose of such cleaning other than the Building's cleaning and maintenance personnel without prior approval of Landlord (or Landlord's property manager).

            9. All freight elevator lobbies are to be kept neat and clean. The disposal of trash or storage of materials in these areas is prohibited.

            10. No vehicles, bicycles, motorcycles, birds, fish or other animals shall be brought into or kept in, on or about the Building (except for Seeing Eye dogs).

            11. Tenants shall not tamper with or attempt to adjust temperature control thermostats in their leased premises and shall not use any additional methods of heating or air-conditioning. Landlord shall promptly respond to each tenant's notices as to, and Landlord (or Landlord's property manager) shall adjust thermostats as required to maintain, the Building standard temperature. Each tenant shall use reasonable efforts to keep all window blinds down and tilted at a 45 degree angle toward the street to help maintain comfortable room temperatures and conserve energy.

            12. Each tenant will comply with all access control procedures necessary both during business hours and after hours and on weekends. Landlord will provide each tenant with prior notice of such access control procedures and any changes thereto promptly.

            13. Tenants are requested to lock all office doors leading to corridors and to turn out all lights at the close of their working day; provided, however, that no tenant shall be responsible to ensure that Landlord's cleaning contractor locks doors and turns out lights after cleaning the tenant's leased premises.

            14. All requests for overtime air conditioning or heating must be submitted in writing to Landlord (or Landlord's property manager) by an authorized representative of the tenant. A list of persons authorized to request such overtime services (and any amendments thereto) will be furnished by the tenant to Landlord and Landlord shall be entitled to rely thereon. Any such request must be made by 2:00 p.m. on the day desired for weekday requests, by 2:00 p.m. Friday for weekend requests and by 2:00 p.m. on the preceding Business Day for holiday requests. Requests made after that time may result in an additional charge to such tenant, if acted upon by Landlord, but Landlord is in no event obligated to act on untimely requests.

            15. No flammable or explosive fluids or materials shall be kept or used within the Building except in areas approved by Landlord, and each tenant shall comply with all applicable building and fire codes relating thereto.

            16. Tenants may not make any modifications, alterations, additions or repairs to their leased premises and may not install any furniture, fixtures or equipment in their leased premises which is in violation of any applicable building and/or fire code governing their leased premises or the Project. The tenant must obtain prior approval from Landlord (or Landlord's property manager) of any such alterations, modifications and additions and shall deliver "as built" plans therefor to Landlord (or Landlord's property manager), upon completion, except as otherwise permitted in the tenant's lease. Such alterations include, but are not limited to, any communication equipment and associated wiring which must meet fire code. The Contractor conducting the modifications and additions must be a licensed contractor, is subject to all rules and regulations of Landlord (and Landlord's property manager) while performing work in the Building and must obtain all necessary permits and approvals prior to commencing the modifications and additions.

            17. No vending machines of any type shall be allowed in tenant space without the prior written consent of Landlord (or Landlord's property manager).

            18. All locks for doors in each tenant's leased areas shall be Building Standard except as otherwise permitted by Landlord and no tenant shall place any additional lock or locks on any door in its leased area without Landlord's (or Landlord's property manager's) written consent except as otherwise permitted in such tenant's lease. All requests for duplicate keys shall be made to Landlord (or Landlord's property manager).

            19. No tenant shall interfere in any way with other tenants' (or their visitors') quiet enjoyment of their leased premises.

            20. Landlord (or Landlord's property manager) will not be liable or responsible for lost or stolen money, jewelry or other personal property from any tenant's leased area or public areas of the Building or Project.

            21. No machinery of any kind other than normal office equipment shall be operated by any tenant in its leased area without the prior written consent of Landlord (or Landlord's property manager).

            22. Canvassing, peddling, soliciting and distribution of hand bills in the Building (except for activities within a tenant's leased premises which involve only such tenant's employees) is prohibited. Each tenant is requested to notify Landlord (or Landlord's property manager) if such activities occur.

            23. A "Tenant Contractor Entrance Authorization" form [to be supplied by Landlord (or Landlord's property manager) will be required for the following:

                  a) Access to Building mechanical, telephone or electrical rooms (e.g., GTE or Southwestern Bell Telephone employees).

                  b) After-hours freight elevator use.

                  c) After-hours building access by tenant's contractors. Please note that the tenant will be responsible for contacting Landlord's property manager in advance for clearance of such tenant contractors.

            All tenants will refer all contractors, contractors' representatives and installation technicians tendering any service to them to Landlord for Landlord's supervision, approval and control before the performance of any contractual services. This provision shall apply to all work performed in the Building (other than work under contract for installation or maintenance of security equipment or banking equipment), including, but not limited to, installations of telephones, telegraph equipment, electrical devices and attachments, and any and all installations of every nature affecting floors, walls, woodwork trim, windows, ceilings, equipment and any other physical portion of the Building.

            24. Per City of Houston Code of Ordinances Section 21 - 239, the public places within the Building are to be smoke free. This includes but is not limited to the lobbies, elevators, stairwells, restroom facilities and plaza and breezeway entrances. In addition, the Building shall be a non-smoking building, with no smoking in the Leased Premises or in any other area of the Building, including the exterior portions thereof, provided that Landlord may provide for a smoking area, in which case Tenant shall ensure that its employees smoke only in such smoking area.

            25. Each tenant and their contractors are responsible for removal of trash resulting from large deliveries or move-ins. Such trash must be removed from the Building and Building facilities may not be used for dumping. If such trash is not promptly removed, Landlord (or Landlord's property manager) may cause such trash to be removed at the tenant's sole cost and expense plus a reasonable additional charge to be determined by Landlord to cover Landlord's administrative costs in connection with such removal.

            26. Tenants may not install, leave or store equipment, supplies, furniture or trash in the common areas of the Building (i.e., outside their leased premises).

            27. Each tenant shall provide Landlord's property manager with names and telephone numbers of individuals who should be contacted in an emergency.

            28. Tenants shall comply with the Building life safety program established by Landlord (or by Landlord's property manager), including without limitation fire drills, training programs and fire warden staffing procedures, and shall exercise all reasonable efforts to cause all tenant employees, invitees and guests to comply with such program.

            29. To insure orderly operation of the Building, no ice, mineral or other water, towels, newspapers, etc., shall be delivered to any leased area except by persons appointed or approved by Landlord in writing.

            30. Should a tenant require telegraphic, telephonic, annunciator or other communication service, Landlord will direct the electricians where and how wires are to be introduced and placed and none shall be introduced or placed except as Landlord shall approve. Electric current shall not be used for space heaters, cooking or heating devices or similar appliances without Landlord's prior written permission.

            31. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways.

            32. No portion of any tenant's leased area shall at any time be used or occupied as sleeping or lodging quarters, nor shall personnel occupancy loads exceed limits reasonably established by Landlord for the Building.

            33. The carrying of firearms of any kind in any leased premises, the building in which such premises are situated, any related garage, or any related complex of buildings of which the foregoing are a part, or any sidewalks, drives, or other common areas related to any of the foregoing, is prohibited except in the case of unconcealed firearms carried by licensed security personnel hired or contracted for by tenants for security of their premises as permitted by such tenants' leases or otherwise consented to by Landlord in writing.

                                    EXHIBIT E

                             LEASEHOLD IMPROVEMENTS

I. TENANT'S WORK.

      A. Space Plan for Tenant Work. Tenant intends to undertake remodeling of the Leased Premises. Except as otherwise provided in Section 5.1.2 of the Lease, prior to commencement of any remodeling work ("Tenant Work"), Tenant will deliver to Landlord a detailed space plan, together with other relevant information and written instructions relating thereto (said space plan and other information and instructions being herein called the "Tenant Space Plan"). Landlord will review the Tenant Space Plan to confirm that the Tenant Work contemplated thereby (i) conforms with or exceeds the standards of the Project,
(ii) will not impair the structural, mechanical, electrical, plumbing, heating, air condition or ventilation integrity of the Project, and (iii) will comply with all applicable governmental requirements (provided Landlord's approval shall not constitute a representation by Landlord that the Tenant Space Plan provides for construction of improvements that comply with applicable governmental requirements). If the requirements of (i) through (iii) above are satisfied to Landlord's reasonable satisfaction, Landlord shall not unreasonably withhold approval of the Tenant Space Plan. Landlord shall either approve or disapprove the Tenant Space Plan within five (5) business days after the date Landlord receives the Tenant Space Plan. If Landlord does not approve the Tenant Space Plan, Landlord will inform Tenant in writing of its objections.

      B. Tenant Working Drawings. After the Tenant Space Plan has been approved by Landlord, Tenant shall cause working drawings (the "Tenant Working Drawings") of the Tenant Work to be prepared and shall deliver the same to Landlord for its approval, which approval shall not be unreasonably withheld. The Tenant Working Drawings shall consist of complete sets of plans and specifications, including detailed architectural, structural, mechanical, electrical, plumbing, heating, air condition and ventilation plans for the Tenant Work. The Tenant Working Drawings shall be substantially consistent with the Tenant Space Plan without any material changes. The Tenant Working Drawings shall be prepared at Tenant's expense by architects and engineers selected by Tenant and approved by Landlord. The approval process for the Tenant Working Drawings shall be identical to the approval process for the Tenant Space Plan described in Paragraph A of this Exhibit E.

      C. Bid Letting. Tenant shall promptly submit the approved Tenant Working Drawings to any reputable contractor(s) selected by Tenant and reasonably approved by Landlord (the "Tenant Contractor(s)") for pricing.

      D. Selection of Contractor. Tenant agrees to notify Landlord of its decision as to selection of a contractor.

E. Tenant Contractor - Construction Coordination.

      (a) If Tenant accepts a Tenant Contractor's bid, then the Tenant Contractor shall (and its contract shall so provide):

      (i) conduct its work in such a manner so as not to unreasonably interfere with other tenants, Project operations, or any other construction occurring on or in the Project or the Leased Premises;

      (ii) execute a set of and comply with the Contractor Rules and Regulations attached hereto as Exhibit I and comply with all additional rules and regulations relating to construction activities in or on the Project as may be reasonably promulgated from time to time and uniformly enforced by Landlord or its agents;

      (iii) maintain such insurance and bonds in force and effect as may be reasonably requested by Landlord or as required by applicable law (but in any event said bonds shall be in amounts equal to the full value or cost of the work being done by the applicable subcontractors); and

      (iv) be responsible for reaching an agreement with Landlord and its agents as to the terms and conditions for all contractor items relating to the conducting of its work including, but not limited to, those matters relating to hoisting, systems interfacing, use of temporary utilities, storage of materials, access to the Leased Premises and the Project and the purchase and return of Building standard as well as other reusable materials.

      (b) Landlord shall have the right to approve all subcontractors to be used by the Tenant Contractor. Tenant may from time to time submit lists of subcontractors requesting Landlord's approval of such list of subcontractors.

      (c) As a condition precedent to Landlord permitting the Tenant Contractor to commence the Tenant Work, Tenant and the Tenant Contractor shall deliver to Landlord such assurances or instruments as may be reasonably requested by Landlord to evidence the Tenant Contractor's and its subcontractor's compliance or agreement to comply with the provisions of this Paragraph E.

      F. Tenant Contractor - Hold Harmless. - Tenant shall indemnify and hold harmless Landlord, its agents, contractors (including Building Contractor) and any mortgagee of Landlord from and against any and all losses, damages, costs (including costs of suit and attorneys' fees), liabilities or causes of action for injury to, or death of, any person, for damage to any property and for mechanic's, materialmen's or other liens or claims arising out of or in connection with the work done by Tenant Contractor (and Tenant Contractor's subcontractors and sub-subcontractors) under its contract with Tenant.

      G. Tenant Contractor - Mechanic's and Materialmen's Liens. Tenant shall notify in writing all materialmen, contractors, artisans, mechanics, laborers and other parties hereafter contracting with Tenant for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Leased Premises that they must look solely to Tenant for payment for same and shall simultaneously send copies of all such notifications to Landlord for its review. Should any mechanic's or other liens be filed against any portion of the Project, including the Leased Premises, by reason of Tenants or Tenant Contractors acts or omissions or because of a claim against Tenant or Tenant Contractor, Tenant shall inform Landlord of such lien immediately and cause the same to be canceled or discharged of record by bond or otherwise within twenty
(20) days after receipt of notice by Tenant. If Tenant fails to cancel or discharge the lien within said twenty (20) day period, Landlord may, at its sole option, cancel or discharge the same and upon Landlord's demand, Tenant shall promptly reimburse landlord for all costs (including attorneys' fees) incurred in canceling or discharging such liens.

      H. Default. The failure by Tenant to comply with the provisions of Exhibit E shall constitute a default by Tenant under terms of Section 7.1.1(ii) of the Lease in the event Tenant fails to remedy such failure within the cure period provided therein, and upon such default Landlord shall have the benefit of all remedies provided for in the Lease.

      I. Change Orders. Tenant may authorize changes in the Tenant Work; provided that any changes must meet the criteria set forth in Paragraph A of this Exhibit E.

      J. As-Built Plans. Upon completion of the Tenant Work, Tenant shall deliver to Landlord a copy of the final, revised plans and specifications for the Tenant Work within thirty (30 days of completing the same. Upon receipt, Landlord will transfer such plans to Landlord's Master Plans at a cost to be borne by Landlord.

      K. Freight Elevator. Tenant shall have the non-exclusive right, together with Landlord and other tenants of the Building, to use the freight elevator serving the Building subject to all applicable Building rules and regulations. Without limiting the foregoing, the freight elevator shall be used to the extent possible to avoid interfering with other tenants of the Building.

      L. Dumpster. Tenant shall have the right to place a dumpster in a location approved by Landlord for purposes of disposing of refuse arising from Tenant's work. Tenant shall be responsible for maintaining such dumpster in a neat and attractive condition and causing such dumpster to be emptied on a regular basis.

      M. Contractor Parking. Tenant's contractors shall be permitted to park in the Surface Spaces during construction at no charge in addition to the charges paid by Tenant hereunder. Tenant's contractors shall not be permitted to park anywhere else in the Project. If Tenant exercises its rights under Section 3.5.3 to terminate its right to use the Surface Spaces, Tenants contractors shall not be permitted to park in the Surface Spaces.

                                    EXHIBIT F

                            JANITORIAL SPECIFICATIONS

A.    OFFICE AREA$

      1. Empty, clean and damp dust all waste receptacles and remove waste paper and rubbish from the premises nightly; wash receptacles as necessary.

      2. Empty and clean all ash trays, screen all sand urns nightly and supply and replace sand as necessary.

      3. Vacuum all rugs and carpeted areas in offices, lobbies and corridors nightly.

      4. Hand dust and wipe clean with damp or treated cloth all office furniture, files, fixtures, paneling, window sills and all other horizontal surfaces nightly and Building Standard window blinds once per month; wash window sills when necessary.

      5.    Damp wipe and polish all glass furniture tops nightly.

      6. Remove all finger marks and smudges from vertical surfaces, including doors, door frames, around light switches, private entrance glass and partitions nightly.

      7.    Wash clean all water coolers nightly.

      8.    Sweep all stairways nightly, vacuum if carpeted.

      9. Monitor all stairwells throughout the entire building daily and keep in clean condition.

      10.   Damp mop spillage in office and public areas as required.

      11.   Damp dust all telephones as necessary.

B.    WASH ROOMS

      1.    Mop, rinse and dry floors nightly.

      2.    Scrub floors as necessary.

      3.    Clean all mirrors, bright work and enameled surfaces nightly.

      4. Wash and disinfect all basins, urinals and bowls nightly, using non-abrasive cleaners to remove stains and clean undersides of rim of urinals and bowls.

      5. Wash both sides of all toilet seats with soap and water and disinfect nightly.

      6. Damp wipe nightly, wash all partitions, tile walls and outside surface of all dispensers and receptacles.

      7. Empty and sanitize all receptacles and sanitary disposals nightly; thoroughly clean and wash at least once per week.

      8. Fill toilet tissue, soap, towel and sanitary napkins dispensers nightly.

      9. Clean flushometers, piping, toilet seat hinges and other metal work nightly.

      10. Wash and polish all walls, partitions, tile walls and enamel surfaces from trim to floor monthly.

      11. Apply finish to tile floor when necessary as instructed by the Project manager.

      12. Vacuum all louvers, ventilating grills, and dust light fixtures monthly.

            NOTE It is the intention to keep the washrooms thoroughly cleaned and not to use a disinfectant or deodorant to kill odor. If a disinfectant is necessary, an odorless product will be used with Landlord's permission.

C.    FLOORS

      1. Ceramic tile, marble and terrazzo floors to be swept and buffed nightly and washed or scrubbed as necessary.

      2. Vinyl asbestos, asphalt, vinyl, rubber or other composition floors and bases to be swept nightly; such floors in public areas on multiple tenancy floors to be waxed and buffed as needed.

      3.    Tile floors in office areas will be waxed and buffed monthly.

      4.    All floors stripped and rewaxed as necessary.

      5.    All carpeted areas and rugs to be vacuumed clean nightly.

      6. Carpet shampooing will be performed at Tenants request and billed by Landlord.

D.    GLASS

      1.    Clean glass entrance doors and adjacent glass panels nightly.

E.    HIGH DUSTING (Quarterly)

      1. Dust and wipe clean all closet shelving when empty and carpet sweep or dry mop all floors in closets if such are empty.

      2.    Dust all picture frames, charts, graphs and similar wall hangings.

      3. Dust clean all vertical surfaces such as walls, partitions, doors, door backs and other surfaces above shoulder height.

      4. Damp dust all ceiling air conditioning diffusers, wall grilles, registers and other ventilating louvers.

      5. Dust the exterior surfaces of lighting fixtures, including glass and plastic enclosures.

F.    DAY SERVICE

      1. At least once, and more as deemed necessary during the day, check men's washrooms for toilet tissue replacements.

      2. At least once, and more as deemed necessary during the day, check ladies' washrooms and toilet tissue and sanitary napkin replacements.

      3. Supply toilet tissue, soap and towels in men's and ladies' washrooms and sanitary napkins in ladies' washrooms.

      4.    As needed, vacuuming of elevator cabs will be performed.

      5.    There will be a surveillance of public areas to ensure cleanliness.

      6.    Clean ash urns as necessary in elevator lobbies.

      7.    Clean building glass entrance doors and panels as needed.

G. GENERAL

      1. Wipe all interior metal window frames, mullions, and other unpainted interior metal surfaces of the perimeter walls of the building each time the interior of the windows is washed (as requested by the Project manager).

      2.    Keep janitorial closets in a clean, neat and orderly condition.

      3. Wipe clean and polish all metal hardware fixtures and other bright work nightly.

      4. Dust and/or wash all directory boards as required, remove fingerprints and smudges nightly.

      5. Maintain building lobby, corridors and other public areas in a clean condition.

      6. Dust fire extinguishers and cabinets nightly (interior and exterior); wash as necessary.

      7. All baseboards (resilient flooring and carpeting areas) will be washed and wiped clean as necessary.

      8.    Vacuum entrance mats nightly.

      9.    Hose and scrub plaza area and sidewalks as necessary.

      10. Perform special cleaning needs of individual tenants as authorized and directed by the Project manager.

      11. Properly maintain exterior of building at ground level by ensuring that curtain wall, glass, marble, etc., is kept in a clean condition. Exterior stainless steel is to be cleaned or polished weekly.

      12.   Polish standpipes and sprinkler Siamese connections as necessary.

            NOTE: Upon completion of nightly duties, floor supervisors will ensure that all vacant offices have been cleaned and left in a neat and orderly condition, all lights have been turned off and all exterior doors locked.

                                    EXHIBIT G

                          TENANT'S ELECTRICAL GENERATOR

            Tenant shall be permitted, at its sole expense, to install and maintain a back-up electrical generator in the reserved parking area of the Parking Garage in the location shown attached hereto as Exhibit G-1. The installation of said generator shall be subject to all conditions and requirements as provided for Tenant Work pursuant to Exhibit E. The installation, maintenance, repair, replacement, removal and repair of any damage relating thereto, and all related costs, shall be the sole responsibility of Tenant, subject to Landlord's direction and control, provided, however, that upon Tenant's election, Landlord shall maintain said generator whereupon Tenant shall reimburse Landlord for any costs incurred therewith, together with a fee to Landlord equal to seven percent (7%) of any such costs, within ten (10) days of invoice therefore. Tenant shall not be charged for the space occupied by the generator and any related equipment, provided, however, that the number of parking spaces so occupied shall be credited against the number of Assigned Permits Tenant is entitled to under the Lease. Tenant shall indemnify and hold Landlord, its employees, agents and contractors harmless from and against all claims and liabilities of every kind or nature stemming from the existence and operation of such generator unless such claim or liability is the result of Landlord's or its employees', agents' or contractors' gross negligence or willful misconduct.

                                   EXHIBIT G-1

                              LOCATION OF GENERATOR


                  [FLOOR PLAN: RESERVED PARKING BASEMENT LEVEL
                    SHOWING PROPOSED LOCATION OF GENERATOR]


Level B The proposed location for the installation of Tenant's Electrical Generator is the area currently designated as parking spaces #73 - #76; subject to the specified size of the generator and engineering/construction requirements. (Site assumes 600 KVA Generator)

                                                         PHOENIX TOWER
                                                         --------------
                                                         HOUSTON, TEXAS

                                    EXHIBIT H

                             BUILDING STANDARD ITEMS

            "Building Standard Improvements" shall mean the following leasehold improvements:

Partitions                 One (1) lineal foot of Building Standard type II
                           partition per twelve (12) square feet of Net
                           Rentable Area leased outside the core area in the case of a full floor tenant and the Usable Area for a tenant on a partial floor. All required partitions will be 5/8" gypsum board, painted with Building Standard colors to be provided by Landlord.

Ceilings A random fissured, mineral fiber, 2' x 2' lay-in tile supported by an exposed "fine line" grid throughout the Leased Premises.

Lighting Fixtures          One (1) 2' x 4' recessed 3 tube fluorescent
                           lighting fixture with anodized aluminum 18 cell parabolic shaped louvers, including initial lamping, per one hundred (100) square feet of Net
                           Rentable Area.

Duplex Electric Outlets    One (1) duplex wall-mounted convenience outlet for
                           each one hundred twenty (120) square feet of Net
                           Rentable Area.

Telephone Outlets          One (1) telephone wall outlet for each two hundred
                           ten (210) square feet of Net Rentable Area.

Floor Covering             Building Standard commercial grade carpeting
                           throughout the Leased Premises.

Doors One (1) full height, solid core door with a metal frame and lever handle latch set hardware per three hundred (300) square feet of Net Rentable Area.

Light Switches             One (1) single pole light switch for each three
                           hundred (300) square feet of Net Rentable Area.
                           Group switching will be provided in open areas.

Window Coverings           One inch (1") horizontal aluminum slat mini-blinds
                           for exterior windows throughout the Leased Premises.

Fire Sprinkler Heads       Ceiling mounted fire sprinkler heads throughout the
                           Leased Premises to conform with light hazard occupancy fire protection system design criteria up to one sprinkler per 125 square feet of Net
                           Rentable Area.

      406-512 MHZ
            Isolators - minimum of 90 DB with bandpass cavity

      806-866 MHZ
            Isolators - minimum of 90 DB with bandpass cavity

      866 MHZ - as determined by Manager
      It should be emphasized that the above specifications are minimum requirements. Additional protective devices may be required based upon evaluation of the following information:

            Theoretical TX mixes, particularly second and third order Antenna location and type
            Combiner/multicoupler configurations
            Transmitter specifications
            Receiver specifications
            Historical problems
            Transmitter to transmitter isolation
            Transmitter to antenna isolation
            Transmitter to receiver isolation
            Calculated level of IM products
            Transmitter output power
            Transmitter ERP
            Spectrum analyzer measurements
            VSWR measurements
            Existing cavity selectivity

III.  Antennas

      1) Mounted only on posts or other specified mount and only one per mount unless authorized in writing.
      2)    All mounting hardware galvanized or non-corroding metal.
      3) Tagged with weatherproof labels showing manufacturer, model, frequency range, and owner.
      4) Bonded with copper braid to building ground system (when ground cable is installed by Owner).
      5) Connections to be taped with stretch vinyl tape (Scotch #33 or equivalent) and Scotchkoted (including booted pigtails).
      6)    Must meet manufacturer's VSWR specifications.
      7)    Antennas with corroded elements must be repaired or replaced.
      8) Must be DC grounded type, or have the appropriate lightning protection as determined by Manager.
      9) Unless otherwise authorized by Manager, all antennas must be encased in fiberglass radomes and be painted or impregnated with a color designated by Manager as the standard antenna color for aesthetic uniformity.

      10) Mounting pipes must be duct such that they do not extend above the antenna mounting sleeve.

IV.   Antenna Mounts

      1)    No welding or drilling on mounts will be permitted.
      2) 2" or greater heavy wall aluminum or galvanized mounting pipes must be used.
      3)    Any corroded hardware must be replaced.

V.    Cable

      1) All antenna lines to be jacketed heliax (or equivalent), 1/2" or greater.
      2)    No kinked or cracked cable.
      3) Any cable fasteners exposed to weather must be nylon ultraviolet resistant type or stainless steel.
      4) All transmit interconnecting cables/jumpers must be solid copper outer conductor (1/2" superflex or equivalent), not to exceed 8' in length.
      5)    All receiver intercabling must be 100% shielded coax.
      6)    All receiver cabling must be run in troughs or PVC conduit.
      7)    All inside cable must be run in troughs where provided.
      8) All unused lines must be tagged at both ends showing termination points.
      9)    All AC line cords must be 3 conductor with grounding plugs.
      10)   Transmission lines must be tied to antenna mounting posts.
      11) Where no troughs or cable trays exist, all cable must be tied at not less than 3' intervals.
      12) All antenna transmission lines shall be grounded at both the antenna and equipment ends, with the appropriate grounding kits.

VI.   Connectors

      1) Must be teflon filled, UHF or N type, including chassis/bulkhead connectors.
      2) Must be properly fabricated (soldered if applicable) if field installed.
      3) Must be taped or Scotchkoted at least 4" onto jacket if exposed to weather.
      4)    Male pins must be proper length.
      5)    Female contacts may not be spread.
      6)    Connectors must be plier tight as opposed to hand tight.
      7)    Must be silver plated or brass.
      8)    Must be electrically and mechanically equivalent to OEM connectors.

VII.  Receivers

      1)    No RF preamps permitted in front end unless authorized by Manager.
      2)    All shields must be in place.
      3)    VHF and up must use helical resonator front ends.
      4) Must meet manufacturer's specifications, particularly with regard to bandwidth, discriminator swing and symmetry, and spurious responses.

      5) Crystal filters/preselectors/cavities must be installed in RX legs where appropriate.
      6)    All repeater tone squelch circuitry must use "AND" logic.

VIII. Transmitters

      1)    Must meet original manufacturer's specifications.
      2)    All shields must be in place.
      3)    Must have a visual indication of transmitter operation.
      4) Must be tagged with Lessee's name, equipment model number, serial number, and operating frequency(ies).
      5) All low level, pre-driver and driver stages in exiter must be shielded.
      6)    All power amplifiers must be shielded.
      7)    Output power may not exceed 150 watts.

IX.   Combiners/Multicouplers

      1)    Shall at all times meet manufacturer's specifications
      2)    Must be tuned using manufacturer approved procedures.
      3) Must provide a minimum of 55 DB transmitter to transmitter isolation.
      4) All power detectors and monitoring devices must not look directly at an antenna.

X.    Cabinets

      1) All cabinets must be bonded together and to the Owner's ground system (when available).
      2)    All doors must be on or closed.
      3) All non-original holes larger than 1" must be covered with copper screen or solid metal plates.

XI.   Installation Procedures

      1) Installation may take place only after Manager has been notified of the date and time, and only during normal working hours unless otherwise authorized.
      2) Equipment may not be operated until the installation has been approved by Manager, which approval shall not be unreasonably withheld.

XII.  Maintenance/Tuning Procedures

      1)    All external indictor lamps/leds must be working.
      2)    Equipment parameters must meet manufacturers' specifications.
      3) All cover, shield, and rack fasteners must be in place and securely tightened.
      4)    Local speakers must be turned off except during service.

XII.  FCC Licensing

      1)    All FCC licenses must be current.

XV.   Interference Diagnosing Procedures

      1) All licensees must cooperate in a timely fashion with Manager when called upon to investigate a source of interference, whether or not it can be conclusively proven that their equipment is involved.

XIV.  Miscellaneous

      1)    Window blinds must be kept closed to minimize sun heating.
      2)    All installations must be maintained in a neat and orderly manner.
      3) Doors to equipment and antenna spaces shall be closed and locked at all times.
      4) Access to equipment and antennas shall be by authorized personnel only, and only for purposes of installation, service or maintenance.

                                    EXHIBIT I

                        CONTRACTOR RULES AND REGULATIONS

1.    WORK APPROVAL

      All drawings, subcontractors and material must be approved through the Management Office prior to the start of construction.

2.    PERMITS

      Permits and licenses necessary for the completion of the work shall be secured and paid for by Contractor. A copy of all permits shall be posted in a readily accessible area at the construction site and given to Property Management after final inspection.

3.    INSURANCE

      The Contractor shall maintain insurance and/or bonds as reasonably requested by the Management Office and shall produce evidence of such insurance on request, including the insurance required in the attachment to this Exhibit 1.

4.    BUILDING USE

      The Contractor shall confine his use of the premises to the designated construction area(s) so as not to disturb other tenants in the building. The Contractor will be responsible for protecting the finishes in any common areas used such as corridors and elevators as well as any existing finishes in the construction area which are to remain.

5.    WORKING HOURS

      There are certain operations that must be performed outside of normal hours to prevent the interruption of normal business operations. These are:

      a. Drilling or cutting of the concrete floor slab or any concrete structural member.
      b. Any work in which machine noise or vibration (such as framing and hanging sheetrock, removal of glue down carpet or tile flooring or the laying of carpet tack strips) may disrupt normal office procedures.
      c.    Material stocking, demolition and trash removal.
      d. Any work requiring access to the ceiling of the floor below construction.
      e. Application or use of any product that will affect indoor air quality or produce strong odors.

      All work performed outside normal hours (7:30 a.m. through 5:30 p.m.; weekdays) must be scheduled and approved by the Management Office. Failure to observe requirements outlined above will cause the job to be shut-down.

6.    WORKMAN CONDUCT

      No loud radios will be tolerated. No use of foul language. Shirts must be worn at all times.

7.    ELEVATORS

      The Contractor will only use the specific elevator designated by the Management Office. Hours of use will also be designated by the Management Office. Construction materials, tools, trash and employees are to be transferred to and from the construction area via this elevator. It will be the contractor's responsibility to protect all elevator finishes, interior and exterior.

8.    COMMON AND TENANT AREAS

      The Contractors shall carefully protect a walls, carpets, floors, furniture and fixtures. All work will be done with minimum disruption to the normal operation of the office tower. Contractor shall repair or replace damage to property without cost to Landlord.

9.    WATER/ELECTRICITY DURING CONSTRUCTION

      Sources of water and electricity will be furnished to Contractor without cost to him, in reasonable quantities for use in fighting, for portable power tools, drinking water, water for testing and other such common usage during construction. Contractor shall make all connections, furnish any necessary extensions, and remove same upon completion of work.

10.   SANITARY FACILITIES

      The Contractor shall use only those facilities specifically designated by the Management Office.

11.   DUSTY WORK

      Contractor shall notify the Management Office prior to commencement of extremely dusty work (sheetrock cutting, sanding, extensive brooming, etc.) as this work may affect HVAC equipment and fire safety equipment.

12.   ASBESTOS

      Contractor will ensure that all materials used in the construction or remodeling of a space are free of asbestos containing materials ACM (e.g. suspect ACM types of materials include: wallboard and ceiling board, ceiling texture, wallboard joint compound; plaster, floor tile, floor tile mastic, baseboard mastic, carpet mastics, caulking/mastics, etc.). MSDS sheets for all materials used in construction and remodeling must be supplied by the contractor to the property management office. Contractor will provide a letter certifying that all such materials are free of ACM to the property manager.

13.   CEILING TILE

      Please replace any ceiling tile you remove. If any are broken during removal or installation, notify building management office. We will provide you the brand and type of tiles used so that you can purchase and re-install the correct tiles.

14.   ELECTRICAL PANEL CHANGES

      All additional electrical circuits, panels and associated metering will be appropriately marked as to the area and/or equipment serviced by the circuit(s) in question. Noncompliance with this regulation will result in possible barring of the Contractor from future activities in the Building.

      All electrical panels, junction boxes or pull boxes which have covers or doors removed so as to allow the addition of new circuits or any new electrical panels which are installed shall be fully covered, closed or replaced.

15.   HVAC

      The mechanical contractor shall deliver to Landlord an air balance report which will verify air flow delivery per the construction drawing and be able to demonstrate to Landlord that all thermostats function correctly and are properly calibrated. All flex ducts must be externally insulated. Duct tape cut-outs not used shall be covered with a duct plate and insulation.

16.   METERING

      All additional electrical panels and air conditioning units must be metered.

17.   FLOOR PENETRATIONS

      All floor penetrations shall be scheduled with the Management Office. Upon completion, they will be caulked, cemented or filled with materials which are fire-rated, free, of ACM, and match building specifications. Supply MSDS sheet to property management office.

18.   WELDING/CUTTING TORCH USE

      At no time is any welding or cutting torch to be used in the Building without approval of the Management Office. If approval is granted, the Contractor must coordinate the time with the Management Office. A fire extinguisher must be present in the work area at all times while the equipment is being used. Contractor shall be responsible for posting a fire watch during times the fire detection system is disabled.

19.   ODOROUS OR NOXIOUS MATERIALS

      No odorous or noxious materials or any other substances which could affect indoor air quality will be used in the building without prior approval of the Management Office. Such use will be scheduled after normal office hours. The contractor will provide MSDS sheets on materials used to the property management office.

20.   DRAINING OF SPRINKLER LINES

      Any work which will involve the draining of a sprinkler line or otherwise affect the building's sprinkler system must be approved by the Management Office. In all instances where this is done, the system will not be left inoperable overnight.

21.   FIRE ALARM SYSTEM

      Any work which could interfere with the fire safety system such as welding, use of a cutting torch, dusty work, covering of smoke detector heads, or sprinkler modification must be scheduled with the Management Office.

22.   LIGHT BULBS AND BALLASTS

      Contractor is responsible for insuring that all light fixtures in the work area are working properly and are fully lit and cleaned upon job completion. This includes replacement of tubes and ballasts as required in light fixtures that are replaced, added or repositioned. Contact Management Office for proper color and style of bulbs.

23.   LOCKS

      Only building standard locks are to be installed in the leased premises.

24.   DELIVERIES

      All deliveries and/or pickups made by contractors or vendors must be made through the loading dock.

25. AIR HANDLER ROOMS

      The following is a listing of the Do's and Don'ts in the AHU rooms:

      a. No trash facilities are provided in AHU rooms. All trash brought in or created while in an AHU room must be brought out and disposed of properly (See clean-up, item 29).
      b. There are no provisions for ashtrays in AHU rooms. Smoking is prohibited in the building.
      c. Any wiring done (low voltage or otherwise) must be run in an orderly fashion and in accordance to applicable codes.
      d. If you turn on lights, remember to turn them off before you leave the AHU room.
      e. Bring all tools, ladders etc. necessary to complete your work. No tools can or will be loaned out.

26.   FLAMMABLES CONTROLS

      Dispose of solvent rags and used paint brushes - used with oil-based paints and thinners - properly. To reduce possible fire hazards, approved metal waste containers must be provided wherever rags or waste are impregnated with spray paint material. All rags or waste must be deposited in these containers immediately after use. The contents of the containers must be properly disposed of at least daily or at the end of each shift. Remember, MSDS sheet on all materials must be supplied to the property management office.

27.   COMMUNICATION CABLING

      The building is equipped with communication cabling. The communication cabling is routed through mechanical areas, telephone/electrical closets, and above the ceiling. Caution should be used during construction not to cut or damage these cables. Such damage will be at the contractor's expense.

28.   DISPOSITION OF MATERIALS

      Any and all existing materials removed and not reused in the construction, except as directed by the Management Office shall be disposed of by the Contractor as waste or unwanted material.

29.   CLEAN-UP

      Contractor shall at all times keep the site free from accumulation of waste material debris or rubbish caused by his employees or work. At the completion of the work, he shall remove from the site all his tools, scaffolding, surplus materials, debris, and shall leave the site "broom clean". The Building's restroom facilities are not to be used for the cleaning of tools or paint materials. Any costs incurred by the Management Office to clean the construction area will be the responsibility of the contractor.

30.   MSDS INFORMATION SHEET

      An MSDS Information Sheet must be posted in the work area listing the type of chemicals, sprays, paints, thinners, stains, floor finishes, latex caulks, floor adhesives, etc. being used in the work area/buildout. Upon completion of the job, a copy of the MSDS Information Sheet must be provided to the Property Manager.

31.   CERTIFICATE OF OCCUPANCY

      Upon completion of job, a Certificate of Occupancy must be submitted to the Property Management Office.

32.   POSTING OF RULES AND REGULATIONS

      A copy of these rules and regulations, acknowledged and accepted by the General Contractor, must be posted on the job site in a manner allowing easy access by all workers. It is the General Contractor's responsibility to instruct his and all subcontractor workers to familiarize themselves with these rules.

33.   ENFORCEMENT

      In order to preserve the lease rights of the landlord and tenants, and to provide the working environment expected by the landlord and tenants, property management reserves the right to ask any person(s) that are violating any of these rules to immediately leave the Premises, if they refuse to correct the situation or have repeat offenses.


                                                    ----------------------------
Acknowledged and Accepted by Contractor             Date
Job Name and Floor/Suite

                      Utah State Retirement Investment Fund
                            Westmark Realty Advisors
                                      Hines
                                  Phoenix Tower

INSURANCE REQUIREMENTS FOR CONTRACTORS/VENDORS AT PHOENIX TOWER

1.    Workers Compensation              Statutory limits

2.    Employers Liability               $500,000 each accident
                                        $500,000 disease - policy limit
                                        $500,000 disease - each employee

2.    Commercial General Liability
      Insuring against Bodily Injury,
      Property Damage, Personal Injury,
      and Advertising Injury            $1,000,000 each occurrence
                                        $2,000,000 general aggregate
                                        $2,000,000 products/completed operations
                                            aggregate

      Any general aggregate shall apply on a "Per project" basis for contractors. Coverage is to be provided on an "occurrence" rather than a "claims made" basis.

4.    Business Auto Liability $1,000,000 each accident

5.    All insurance certificates should name as additional insureds:

                       Westmark Realty Advisors
                       Utah State Retirement Investment Fund
                       Hines

6.    All policies should have a 30 day cancellation-notice.

7.    Certificate Holder:

                       Hines
                       3200 Southwest Freeway, Suite 100
                       Houston, Texas 77027

                                    EXHIBIT J
                               TERMINATION PAYMENT

     TERMINATION PAYMENT
1.   Unpaid Amount of Assumed Loan                                                     $ 3,449,798.44
2.   Difference in Rent Between Old Lease & Portion of
        New Lease                                                                          278,664.66
3.   Yield Maintenance (Average Base Rent over 10 yrs.
        vs. Base Rent Payable) for First 5 Years                                         1,452,037.37

                                                                             TOTAL     $ 5,180,500.47

1.   Unpaid Amount of Assumed Loan                                    $ 3,449,798.44

     Lease Commissions            $    1,922,748.35
     Tenant Improvement Allowance      3,623,798.22
                                  -----------------
     Upfront Amount               $    5,546,546.57

     (see attached Schedule 1)

     Remaining Principal Balance of an Assumed Loan
     to amortize Upfront Amount with the following terms
     at the end of sixty (60) months (termination date):              $ 3,449,798.44

     Initial Principal Balance:   $    5,546,546.57
     Term:                        10 years
     Interest Rate:               10% per annum
     Payments:                    Monthly, in arrears,
                                  commencing April 1, 1998.

     (see attached Schedule 4)

2.   Difference in Rent Between Old Lease & Portion of New Lease                       $   278,664.66
     (Between Old Lease & Portion of New Lease:
        3/1/98 - 3/31/99 Total Remaining Base Rent and
        Escalations Under Old Lease (175,556 sf.):                    $ 3,689,986.04
     (see attached Schedule 2)

     New Lease
     Part 1       191,343    x   $15.50/sf. x 1.083 yrs.   =            3,212,967.88
     Part 2        25,594    x   15.50/sf.  x .5 yrs.      =              198,353.50
                                                    Difference:       $   278,664.66

3.   Yield Maintenance (Average Base Rent over 10 yrs.
        Vs. Base Rent Payable) for First 5 Years                                       $ 1,452,037.37
     Average Base Rental Rate over 10 Years            $  17.05/sf.
     (Part 1 Commencing 3/1/98 for 191,343 sf.)

     Base Rental Rate Payable (Avg.) over First 5 Years   15.70/sf.
                                                       --------
     (Part 1 Commencing 3/1/98 for 191,343 sf.)
     Rental Rate Difference                            $   1.35/sf.

     SF.                                  x             191,343
     Years                                x                 5.0
                                                       -----------------------------
     Difference                           =                           $ 1,291,565.25

     Average Base Rental Rate over 9.4167 Years        $  17.15/sf.
     (Part 2 Commencing 10/1/98 for 25,594 sf.)

     Base Rental Rate Payable (Avg.) over First
        4.4167 Years                                      15.73/sf.
                                                       --------
     (Part 2 Commencing 10/1/98 for 25,594 sf.)
     Rental Rate Difference                            $   1.42/sf.

     SF.                                   x             25,594
     Years                                 x              4.417
                                                       -----------------------------
     Difference                            =                              160,472.12
                                                                      --------------
     (see attached Schedule 3) Yield Maintenance (Total Difference):  $ 1,452,037.37

                             EXHIBIT J - Schedule 1

--------------------------------------------------------------------------------
OUTSIDE COMMISSION                    $     1,281,832.23
INSIDE COMMISSION                     $       640,916.12
                                      ------------------
TOTAL COMMISSION                      $     1,922,748.35
                                      ==================
--------------------------------------------------------------------------------

-------------------------------------
            RENTAL RATES
YEARS 1-3                  $  15.50
YEARS 4-5                     16.00
YEARS 6-8                     18.00
YEARS 9-10                    19.00
-------------------------------------

--------------------------------------------------------------------------------
                                 SQUARE FOOTAGE
                                 --------------
Part 1 Commencing March 1, 1998
       OLD LEASE                                           175,556
  w/ Expansion 1: Ste. 965                                     495
                  Ste. 970                                   4,191
                  Ste. 1020                                 11,101
                                                        ----------
        SUBTOTAL                                           191,343

PART 2 Commencing October 1, 1998
  w/Expansion 2: 15th Floor                                 25,594
                                                        ----------
           TOTAL                                           216,937
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                                   TENANT IMPROVEMENTS ALLOWANCES
                                                   ------------------------------

PART 1 Commencing March 1, 1998

                OLD LEASE                                  175,556   x   $        16.82      =     $  2,952,851.92
          w/ Expansion 1:       Ste. 965                       495   x            16.82      =            8,325.90
                                Ste. 970                     4,191   x            16.82      =           70,492.62
                                Ste. 1020                   11,101   x            16.82      =          186,718.82
                                                        ----------                                 ----------------
                 SUBTOTAL                                  191,343   x            16.82      =     $  3,218,389.26

Building Standard TI Allowance                             191,343   x            12.00      =        2,296,116.00
                                                                                                   ----------------
Excess TI's to Deduct for Commission Calculation                                                   $    922,273.26

PART 2 Commencing October 1, 1998
           w/Expansion 2:      15th Floor                   25,594   x            15.84      =          405,408.96
                                                        ----------

Building Standard TI Allowance                              25,594   x            12.00      =          307,128.00
                                                                                                   ----------------
Excess TI's to Deduct for Commission Calculation                                                   $     98,280.96

-----------------------------------------------------------------------------------------------------------------------

TOTAL PARTS 1 & 2 TI'S                                                                             $  3,623,798.22
TOTAL PARTS 1 & 2 TI'S > $12/SF.                                                                   $  1,020,554.22

* Effective lease term for 15th floor spaces is 94.17% of 10 year term (113 mos./120 mos.)
-----------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
MONTHLY RENT AMOUNTS
                                                                                 Annual                             Monthly
                          Base Rental Rate            NRA Leased                 Amount                              Rent
                   --------------------------------------------------------------------------------------------------------
   PART 1 Commencing March 1, 1998
YEARS 1-3             $          15.50   x               191,343  =      $       2,965,816.50    /12 =      $         247,151.38
YEARS 4-5                        16.00   x               191,343  =      $       3,061,488.00    /12 =      $         255,124.00
YEARS 6-8                        18.00   x               191,343  =      $       3,444,174.00    /12 =      $         287,014.50
YEARS 9-10                       19.00   x               191,343  =      $       3,635,517.00    /12 =      $         302,959.75

   PART 1 Commencing October 1, 1998
YEARS 1-3*            $          15.50   x                25,594  =      $         396,707.00    /12 =      $          33,058.92
YEARS 4-5                        16.00   x                25,594  =      $         409,504.00    /12 =      $          34,125.33
YEARS 6-8                        18.00   x                25,594  =      $         460,692.00    /12 =      $          38,391.00
YEARS 9-10                       19.00   x                25,594  =      $         486,286.00    /12 =      $          40,523.83

* LAST 29 MONTHS IN FIRST 3 YEARS
------------------------------------------------------------------------------------------------------------------------------------



                           OLD LEASE                                                                 TOTAL
                            MONTHLY             NEW LEASE     NEW LEASE             SHORTAGE         MONTHLY             LESS
                          BASE RENT &             PART 1       PART 2               OLD LEASE       BASE RENT           PART 1
Month                     ESCALATIONS            MONTHLY       MONTHLY    Month   VS. NEW LEASE     NEW LEASE    TOTAL TI'S >$12/SF.
  #     MONTH/YEAR  (based on '96 expenses)     BASE RENT     BASE RENT   Count    PARTS 1 & 2     PARTS 1 & 2     (DIVIDED BY 120)
-----------------------------------------------------------------------------------------------------------------------------------
  1       Mar-98          $283,845.08         $247,151.38                   1     $ (36,693.71)    $247,151.38       $ (7,685.61)
  2       Apr-98           283,845.08          247,151.38                   2       (36,693.71)     247,151.38         (7,685.61)
  3       May-98           283,845.08          247,151.38                   3       (36,693.71)     247,151.38         (7,685.61)
  4       Jun-98           283,845.08          247,151.38                   4       (36,693.71)     247,151.38         (7,685.61)
  5       Jul-98           283,845.08          247,151.38                   5       (36,693.71)     247,151.38         (7,685.61)
  6       Aug-98           283,845.08          247,151.38                   6       (36,693.71)     247,151.38         (7,685.61)
  7       Sep-98           283,845.08          247,151.38                   7       (36,693.71)     247,151.38         (7,685.61)
  8       Oct-98           283,845.08          247,151.38    33,058.92      8        (3,634.79)     280,210.29         (7,685.61)
  9       Nov-98           283,845.08          247,151.38    33,058.92      9        (3,634.79)     280,210.29         (7,685.61)
  10      Dec-98           283,845.08          247,151.38    33,058.92      10       (3,634.79)     280,210.29         (7,685.61)
  11      Jan-99           283,845.08          247,151.38    33,058.92      11       (3,634.79)     280,210.29         (7,685.61)
  12      Feb-99           283,845.08          247,151.38    33,058.92      12       (3,634.79)     280,210.29         (7,685.61)
  13      Mar-99           283,845.08          247,151.38    33,058.92      13       (3,634.79)     280,210.29         (7,685.61)
  14      Apr-99                               247,151.38    33,058.92      14                      280,210.29         (7,685.61)
  15      May-99                               247,151.38    33,058.92      15                      280,210.29         (7,685.61)
  16      Jun-99                               247,151.38    33,058.92      16                      280,210.29         (7,685.61)
  17      Jul-99                               247,151.38    33,058.92      17                      280,210.29         (7,685.61)
  18      Aug-99                               247,151.38    33,058.92      18                      280,210.29         (7,685.61)
  19      Sep-99                               247,151.38    33,058.92      19                      280,210.29         (7,685.61)
  20      Oct-99                               247,151.38    33,058.92      20                      280,210.29         (7,685.61)

                                      LESS
                                    OLD LEASE
                                     MONTHLY
                 LESS              BASE RENT &                             4%              2%
                PART 2             ESCALATIONS      COMMISSIONABLE     COMMISSION      COMMISSION
Month    TOTAL TI'S >$12/SF.         AMOUNT            NET RENT        TO OUTSIDE      TO INSIDE
  #        (DIVIDED BY 113)     (DIVIDED BY 120)        AMOUNT           BROKER          BROKER
--------------------------------------------------------------------------------------------------
  1                              $ (30,749.88)       $208,715.88        $8,348.64       $4,174.32
  2                                (30,749.88)        208,715.88         8,348.64        4,174.32
  3                                (30,749.88)        208,715.88         8,348.64        4,174.32
  4                                (30,749.88)        208,715.88         8,348.64        4,174.32
  5                                (30,749.88)        208,715.88         8,348.64        4,174.32
  6                                (30,749.88)        208,715.88         8,348.64        4,174.32
  7                                (30,749.88)        208,715.88         8,348.64        4,174.32
  8           $(869.74)            (30,749.88)        240,905.05         9,636.20        4,818.10
  9            (869.74)            (30,749.88)        240,905.05         9,636.20        4,818.10
  10           (869.74)            (30,749.88)        240,905.05         9,636.20        4,818.10
  11           (869.74)            (30,749.88)        240,905.05         9,636.20        4,818.10
  12           (869.74)            (30,749.88)        240,905.05         9,636.20        4,818.10
  13           (869.74)            (30,749.88)        240,905.05         9,636.20        4,818.10
  14           (869.74)            (30,749.88)        240,905.05         9,636.20        4,818.10
  15           (869.74)            (30,749.88)        240,905.05         9,636.20        4,818.10
  16           (869.74)            (30,749.88)        240,905.05         9,636.20        4,818.10
  17           (869.74)            (30,749.88)        240,905.05         9,636.20        4,818.10
  18           (869.74)            (30,749.88)        240,905.05         9,636.20        4,818.10
  19           (869.74)            (30,749.88)        240,905.05         9,636.20        4,818.10
  20           (869.74)            (30,749.88)        240,905.05         9,636.20        4,818.10



                            OLD LEASE                                                                 TOTAL
                             MONTHLY           NEW LEASE     NEW LEASE               SHORTAGE         MONTHLY          LESS
                           BASE RENT &           PART 1       PART 2                 OLD LEASE       BASE RENT        PART 1
Month                      ESCALATIONS          MONTHLY       MONTHLY      Month   VS. NEW LEASE     NEW LEASE   TOTAL TI'S >$12/SF.
  #     MONTH/YEAR   (based on '96 expenses)   BASE RENT     BASE RENT     Count    PARTS 1 & 2     PARTS 1 & 2  (DIVIDED BY 120)
-----------------------------------------------------------------------------------------------------------------------------------
  21      Nov-99                               247,151.38    33,058.92      21                       280,210.29       (7,685.61)
  22      Dec-99                               247,151.38    33,058.92      22                       280,210.29       (7,685.61)
  23      Jan-00                               247,151.38    33,058.92      23                       280,210.29       (7,685.61)
  24      Feb-00                               247,151.38    33,058.92      24                       280,210.29       (7,685.61)
  25      Mar-00                               247,151.38    33,058.92      25                       280,210.29       (7,685.61)
  26      Apr-00                               247,151.38    33,058.92      26                       280,210.29       (7,685.61)
  27      May-00                               247,151.38    33,058.92      27                       280,210.29       (7,685.61)
  28      Jun-00                               247,151.38    33,058.92      28                       280,210.29       (7,685.61)
  29      Jul-00                               247,151.38    33,058.92      29                       280,210.29       (7,685.61)
  30      Aug-00                               247,151.38    33,058.92      30                       280,210.29       (7,685.61)
  31      Sep-00                               247,151.38    33,058.92      31                       280,210.29       (7,685.61)
  32      Oct-00                               247,151.38    33,058.92      32                       280,210.29       (7,685.61)
  33      Nov-00                               247,151.38    33,058.92      33                       280,210.29       (7,685.61)
  34      Dec-00                               247,151.38    33,058.92      34                       280,210.29       (7,685.61)
  35      Jan-01                               247,151.38    33,058.92      35                       280,210.29       (7,685.61)
  36      Feb-01                               247,151.38    33,058.92      36                       280,210.29       (7,685.61)
-----------------------------------------------------------------------------------------------------------------------------------
  37      Mar-01                               255,124.00    34,125.33      1                        289,249.33       (7,685.61)
  38      Apr-01                               255,124.00    34,125.33      2                        289,249.33       (7,685.61)
  39      May-01                               255,124.00    34,125.33      3                        289,249.33       (7,685.61)
  40      Jun-01                               255,124.00    34,125.33      4                        289,249.33       (7,685.61)
  41      Jul-01                               255,124.00    34,125.33      5                        289,249.33       (7,685.61)
  42      Aug-01                               255,124.00    34,125.33      6                        289,249.33       (7,685.61)
  43      Sep-01                               255,124.00    34,125.33      7                        289,249.33       (7,685.61)
  44      Oct-01                               255,124.00    34,125.33      8                        289,249.33       (7,685.61)
  45      Nov-01                               255,124.00    34,125.33      9                        289,249.33       (7,685.61)
  46      Dec-01                               255,124.00    34,125.33      10                       289,249.33       (7,685.61)
  47      Jan-02                               255,124.00    34,125.33      11                       289,249.33       (7,685.61)
  48      Feb-02                               255,124.00    34,125.33      12                       289,249.33       (7,685.61)
  49      Mar-02                               255,124.00    34,125.33      13                       289,249.33       (7,685.61)
  50      Apr-02                               255,124.00    34,125.33      14                       289,249.33       (7,685.61)
  51      May-02                               255,124.00    34,125.33      15                       289,249.33       (7,685.61)
  52      Jun-02                               255,124.00    34,125.33      16                       289,249.33       (7,685.61)
  53      Jul-02                               255,124.00    34,125.33      17                       289,249.33       (7,685.61)
  54      Aug-02                               255,124.00    34,125.33      18                       289,249.33       (7,685.61)
  55      Sep-02                               255,124.00    34,125.33      19                       289,249.33       (7,685.61)
  56      Oct-02                               255,124.00    34,125.33      20                       289,249.33       (7,685.61)
  57      Nov-02                               255,124.00    34,125.33      21                       289,249.33       (7,685.61)
  58      Dec-02                               255,124.00    34,125.33      22                       289,249.33       (7,685.61)
  59      Jan-03                               255,124.00    34,125.33      23                       289,249.33       (7,685.61)
  60      Feb-03                               255,124.00    34,125.33      24                       289,249.33       (7,685.61)
-----------------------------------------------------------------------------------------------------------------------------------
  61      Mar-03                               287,014.50    38,391.00      1                        325,405.50       (7,685.61)
  62      Apr-03                               287,014.50    38,391.00      2                        325,405.50       (7,685.61)
  63      May-03                               287,014.50    38,391.00      3                        325,405.50       (7,685.61)
  64      Jun-03                               287,014.50    38,391.00      4                        325,405.50       (7,685.61)
  65      Jul-03                               287,014.50    38,391.00      5                        325,405.50       (7,685.61)
  66      Aug-03                               287,014.50    38,391.00      6                        325,405.50       (7,685.61)
  67      Sep-03                               287,014.50    38,391.00      7                        325,405.50       (7,685.61)
  68      Oct-03                               287,014.50    38,391.00      8                        325,405.50       (7,685.61)
  69      Nov-03                               287,014.50    38,391.00      9                        325,405.50       (7,685.61)
  70      Dec-03                               287,014.50    38,391.00      10                       325,405.50       (7,685.61)
  71      Jan-04                               287,014.50    38,391.00      11                       325,405.50       (7,685.61)
  72      Feb-04                               287,014.50    38,391.00      12                       325,405.50       (7,685.61)
  73      Mar-04                               287,014.50    38,391.00      13                       325,405.50       (7,685.61)
  74      Apr-04                               287,014.50    38,391.00      14                       325,405.50       (7,685.61)
  75      May-04                               287,014.50    38,391.00      15                       325,405.50       (7,685.61)
  76      Jun-04                               287,014.50    38,391.00      16                       325,405.50       (7,685.61)

                                         LESS
                                       OLD LEASE
                                        MONTHLY
                LESS                  BASE RENT &                                      4%                2%
               PART 2                 ESCALATIONS          COMMISSIONABLE         COMMISSION        COMMISSION
Month   TOTAL TI'S >$12/SF.             AMOUNT                NET RENT            TO OUTSIDE        TO INSIDE
  #       (DIVIDED BY 113)         (DIVIDED BY 120)            AMOUNT               BROKER            BROKER
----------------------------------------------------------------------------------------------------------------
  21         (869.74)                 (30,749.88)            240,905.05              9,636.20         4,818.10
  22         (869.74)                 (30,749.88)            240,905.05              9,636.20         4,818.10
  23         (869.74)                 (30,749.88)            240,905.05              9,636.20         4,818.10
  24         (869.74)                 (30,749.88)            240,905.05              9,636.20         4,818.10
  25         (869.74)                 (30,749.88)            240,905.05              9,636.20         4,818.10
  26         (869.74)                 (30,749.88)            240,905.05              9,636.20         4,818.10
  27         (869.74)                 (30,749.88)            240,905.05              9,636.20         4,818.10
  28         (869.74)                 (30,749.88)            240,905.05              9,636.20         4,818.10
  29         (869.74)                 (30,749.88)            240,905.05              9,636.20         4,818.10
  30         (869.74)                 (30,749.88)            240,905.05              9,636.20         4,818.10
  31         (869.74)                 (30,749.88)            240,905.05              9,636.20         4,818.10
  32         (869.74)                 (30,749.88)            240,905.05              9,636.20         4,818.10
  33         (869.74)                 (30,749.88)            240,905.05              9,636.20         4,818.10
  34         (869.74)                 (30,749.88)            240,905.05              9,636.20         4,818.10
  35         (869.74)                 (30,749.88)            240,905.05              9,636.20         4,818.10
  36         (869.74)                 (30,749.88)            240,905.05              9,636.20         4,818.10
-----------------------------------------------------------------------------------------------------------------
  37         (869.74)                 (30,749.88)            249,944.10              9,997.76         4,998.88
  38         (869.74)                 (30,749.88)            249,944.10              9,997.76         4,998.88
  39         (869.74)                 (30,749.88)            249,944.10              9,997.76         4,998.88
  40         (869.74)                 (30,749.88)            249,944.10              9,997.76         4,998.88
  41         (869.74)                 (30,749.88)            249,944.10              9,997.76         4,998.88
  42         (869.74)                 (30,749.88)            249,944.10              9,997.76         4,998.88
  43         (869.74)                 (30,749.88)            249,944.10              9,997.76         4,998.88
  44         (869.74)                 (30,749.88)            249,944.10              9,997.76         4,998.88
  45         (869.74)                 (30,749.88)            249,944.10              9,997.76         4,998.88
  46         (869.74)                 (30,749.88)            249,944.10              9,997.76         4,998.88
  47         (869.74)                 (30,749.88)            249,944.10              9,997.76         4,998.88
  48         (869.74)                 (30,749.88)            249,944.10              9,997.76         4,998.88
  49         (869.74)                 (30,749.88)            249,944.10              9,997.76         4,998.88
  50         (869.74)                 (30,749.88)            249,944.10              9,997.76         4,998.88
  51         (869.74)                 (30,749.88)            249,944.10              9,997.76         4,998.88
  52         (869.74)                 (30,749.88)            249,944.10              9,997.76         4,998.88
  53         (869.74)                 (30,749.88)            249,944.10              9,997.76         4,998.88
  54         (869.74)                 (30,749.88)            249,944.10              9,997.76         4,998.88
  55         (869.74)                 (30,749.88)            249,944.10              9,997.76         4,998.88
  56         (869.74)                 (30,749.88)            249,944.10              9,997.76         4,998.88
  57         (869.74)                 (30,749.88)            249,944.10              9,997.76         4,998.88
  58         (869.74)                 (30,749.88)            249,944.10              9,997.76         4,998.88
  59         (869.74)                 (30,749.88)            249,944.10              9,997.76         4,998.88
  60         (869.74)                 (30,749.88)            249,944.10              9,997.76         4,998.88
-----------------------------------------------------------------------------------------------------------------
  61         (869.74)                 (30,749.88)            286,100.26             11,444.01         5,722.01
  62         (869.74)                 (30,749.88)            286,100.26             11,444.01         5,722.01
  63         (869.74)                 (30,749.88)            286,100.26             11,444.01         5,722.01
  64         (869.74)                 (30,749.88)            286,100.26             11,444.01         5,722.01
  65         (869.74)                 (30,749.88)            286,100.26             11,444.01         5,722.01
  66         (869.74)                 (30,749.88)            286,100.26             11,444.01         5,722.01
  67         (869.74)                 (30,749.88)            286,100.26             11,444.01         5,722.01
  68         (869.74)                 (30,749.88)            286,100.26             11,444.01         5,722.01
  69         (869.74)                 (30,749.88)            286,100.26             11,444.01         5,722.01
  70         (869.74)                 (30,749.88)            286,100.26             11,444.01         5,722.01
  71         (869.74)                 (30,749.88)            286,100.26             11,444.01         5,722.01
  72         (869.74)                 (30,749.88)            286,100.26             11,444.01         5,722.01
  73         (869.74)                 (30,749.88)            286,100.26             11,444.01         5,722.01
  74         (869.74)                 (30,749.88)            286,100.26             11,444.01         5,722.01
  75         (869.74)                 (30,749.88)            286,100.26             11,444.01         5,722.01
  76         (869.74)                 (30,749.88)            286,100.26             11,444.01         5,722.01



                        OLD LEASE                                                                      TOTAL             LESS
                         MONTHLY              NEW LEASE       NEW LEASE              SHORTAGE         MONTHLY           PART 1
                       BASE RENT &              PART 1         PART 2                OLD LEASE       BASE RENT           TOTAL
Month  MONTH/          ESCALATIONS             MONTHLY         MONTHLY    Month    VS. NEW LEASE     NEW LEASE       TI'S >$12/SF.
  #     YEAR    (based on '96 expenses)      BASE RENT       BASE RENT   Count     PARTS 1 & 2     PARTS 1 & 2     (DIVIDED BY 120)
-----------------------------------------------------------------------------------------------------------------------------------
  77   Jul-04                                 287,014.50      38,391.00     17                         325,405.50       (7,685.61)
  78   Aug-04                                 287,014.50      38,391.00     18                         325,405.50       (7,685.61)
  79   Sep-04                                 287,014.50      38,391.00     19                         325,405.50       (7,685.61)
  80   Oct-04                                 287,014.50      38,391.00     20                         325,405.50       (7,685.61)
  81   Nov-04                                 287,014.50      38,391.00     21                         325,405.50       (7,685.61)
  82   Dec-04                                 287,014.50      38,391.00     22                         325,405.50       (7,685.61)
  83   Jan-05                                 287,014.50      38,391.00     23                         325,405.50       (7,685.61)
  84   Feb-05                                 287,014.50      38,391.00     24                         325,405.50       (7,685.61)
  85   Mar-05                                 287,014.50      38,391.00     25                         325,405.50       (7,685.61)
  86   Apr-05                                 287,014.50      38,391.00     26                         325,405.50       (7,685.61)
  87   May-05                                 287,014.50      38,391.00     27                         325,405.50       (7,685.61)
  88   Jun-05                                 287,014.50      38,391.00     28                         325,405.50       (7,685.61)
  89   Jul-05                                 287,014.50      38,391.00     29                         325,405.50       (7,685.61)
  90   Aug-05                                 287,014.50      38,391.00     30                         325,405.50       (7,685.61)
  91   Sep-05                                 287,014.50      38,391.00     31                         325,405.50       (7,685.61)
  92   Oct-05                                 287,014.50      38,391.00     32                         325,405.50       (7,685.61)
  93   Nov-05                                 287,014.50      38,391.00     33                         325,405.50       (7,685.61)
  94   Dec-05                                 287,014.50      38,391.00     34                         325,405.50       (7,685.61)
  95   Jan-06                                 287,014.50      38,391.00     35                         325,405.50       (7,685.61)
  96   Feb-06                                 287,014.50      38,391.00     36                         325,405.50       (7,685.61)
-----------------------------------------------------------------------------------------------------------------------------------
  97   Mar-06                                 302,959.75      40,523.83     1                          343,483.58       (7,685.61)
  98   Apr-06                                 302,959.75      40,523.83     2                          343,483.58       (7,685.61)
  99   May-06                                 302,959.75      40,523.83     3                          343,483.58       (7,685.61)
 100   Jun-06                                 302,959.75      40,523.83     4                          343,483.58       (7,685.61)
 101   Jul-06                                 302,959.75      40,523.83     5                          343,483.58       (7,685.61)
 102   Aug-06                                 302,959.75      40,523.83     6                          343,483.58       (7,685.61)
 103   Sep-06                                 302,959.75      40,523.83     7                          343,483.58       (7,685.61)
 104   Oct-06                                 302,959.75      40,523.83     8                          343,483.58       (7,685.61)
 105   Nov-06                                 302,959.75      40,523.83     9                          343,483.58       (7,685.61)
 106   Dec-06                                 302,959.75      40,523.83     10                         343,483.58       (7,685.61)
 107   Jan-07                                 302,959.75      40,523.83     11                         343,483.58       (7,685.61)
 108   Feb-07                                 302,959.75      40,523.83     12                         343,483.58       (7,685.61)
 109   Mar-07                                 302,959.75      40,523.83     13                         343,483.58       (7,685.61)
 110   Apr-07                                 302,959.75      40,523.83     14                         343,483.58       (7,685.61)
 111   May-07                                 302,959.75      40,523.83     15                         343,483.58       (7,685.61)
 112   Jun-07                                 302,959.75      40,523.83     16                         343,483.58       (7,685.61)
 113   Jul-07                                 302,959.75      40,523.83     17                         343,483.58       (7,685.61)
 114   Aug-07                                 302,959.75      40,523.83     18                         343,483.58       (7,685.61)
 115   Sep-07                                 302,959.75      40,523.83     19                         343,483.58       (7,685.61)
 116   Oct-07                                 302,959.75      40,523.83     20                         343,483.58       (7,685.61)
 117   Nov-07                                 302,959.75      40,523.83     21                         343,483.58       (7,685.61)
 118   Dec-07                                 302,959.75      40,523.83     22                         343,483.58       (7,685.61)
 119   Jan-08                                 302,959.75      40,523.83     23                         343,483.58       (7,685.61)
 120   Feb-08                                 302,959.75      40,523.83     24                         343,483.58       (7,685.61)

                     $ 3,689,986.04       $32,623,981.50  $4,132,364.58           $  (278,664.67)  $36,756,346.08    $(922,273.26)

                                                                                 Net Difference
                                                                               With Early Renewal
NEW LEASE
         PART 1  w/ Expansion 1           $32,623,981.50
         PART 2  w/ Expansion 2             4,132,364.58
                                          --------------
TOTAL BASE RENTAL                         $36,756,346.08

                                       LESS
                                     OLD LEASE
                                      MONTHLY
               LESS                 BASE RENT &                                        4%                  2%
              PART 2                ESCALATIONS           COMMISSIONABLE           COMMISSION          COMMISSION
Month  TOTAL TI'S >$12/SF.            AMOUNT                 NET RENT              TO OUTSIDE          TO INSIDE
  #      (DIVIDED BY 113)        (DIVIDED BY 120)             AMOUNT                 BROKER              BROKER
------------------------------------------------------------------------------------------------------------------
  77          (869.74)             (30,749.88)               286,100.26             11,444.01            5,722.01
  78          (869.74)             (30,749.88)               286,100.26             11,444.01            5,722.01
  79          (869.74)             (30,749.88)               286,100.26             11,444.01            5,722.01
  80          (869.74)             (30,749.88)               286,100.26             11,444.01            5,722.01
  81          (869.74)             (30,749.88)               286,100.26             11,444.01            5,722.01
  82          (869.74)             (30,749.88)               286,100.26             11,444.01            5,722.01
  83          (869.74)             (30,749.88)               286,100.26             11,444.01            5,722.01
  84          (869.74)             (30,749.88)               286,100.26             11,444.01            5,722.01
  85          (869.74)             (30,749.88)               286,100.26             11,444.01            5,722.01
  86          (869.74)             (30,749.88)               286,100.26             11,444.01            5,722.01
  87          (869.74)             (30,749.88)               286,100.26             11,444.01            5,722.01
  88          (869.74)             (30,749.88)               286,100.26             11,444.01            5,722.01
  89          (869.74)             (30,749.88)               286,100.26             11,444.01            5,722.01
  90          (869.74)             (30,749.88)               286,100.26             11,444.01            5,722.01
  91          (869.74)             (30,749.88)               286,100.26             11,444.01            5,722.01
  92          (869.74)             (30,749.88)               286,100.26             11,444.01            5,722.01
  93          (869.74)             (30,749.88)               286,100.26             11,444.01            5,722.01
  94          (869.74)             (30,749.88)               286,100.26             11,444.01            5,722.01
  95          (869.74)             (30,749.88)               286,100.26             11,444.01            5,722.01
  96          (869.74)             (30,749.88)               286,100.26             11,444.01            5,722.01
------------------------------------------------------------------------------------------------------------------
  97          (869.74)             (30,749.88)               304,178.35             12,167.13            6,083.57
  98          (869.74)             (30,749.88)               304,178.35             12,167.13            6,083.57
  99          (869.74)             (30,749.88)               304,178.35             12,167.13            6,083.57
 100          (869.74)             (30,749.88)               304,178.35             12,167.13            6,083.57
 101          (869.74)             (30,749.88)               304,178.35             12,167.13            6,083.57
 102          (869.74)             (30,749.88)               304,178.35             12,167.13            6,083.57
 103          (869.74)             (30,749.88)               304,178.35             12,167.13            6,083.57
 104          (869.74)             (30,749.88)               304,178.35             12,167.13            6,083.57
 105          (869.74)             (30,749.88)               304,178.35             12,167.13            6,083.57
 106          (869.74)             (30,749.88)               304,178.35             12,167.13            6,083.57
 107          (869.74)             (30,749.88)               304,178.35             12,167.13            6,083.57
 108          (869.74)             (30,749.88)               304,178.35             12,167.13            6,083.57
 109          (869.74)             (30,749.88)               304,178.35             12,167.13            6,083.57
 110          (869.74)             (30,749.88)               304,178.35             12,167.13            6,083.57
 111          (869.74)             (30,749.88)               304,178.35             12,167.13            6,083.57
 112          (869.74)             (30,749.88)               304,178.35             12,167.13            6,083.57
 113          (869.74)             (30,749.88)               304,178.35             12,167.13            6,083.57
 114          (869.74)             (30,749.88)               304,178.35             12,167.13            6,083.57
 115          (869.74)             (30,749.88)               304,178.35             12,167.13            6,083.57
 116          (869.74)             (30,749.88)               304,178.35             12,167.13            6,083.57
 117          (869.74)             (30,749.88)               304,178.35             12,167.13            6,083.57
 118          (869.74)             (30,749.88)               304,178.35             12,167.13            6,083.57
 119          (869.74)             (30,749.88)               304,178.35             12,167.13            6,083.57
 120          (869.74)             (30,749.88)               304,178.35             12,167.13            6,083.57

          $(98,280.96)         $(3,689,986.04)           $32,045,805.82         $1,281,832.23         $640,916.12
------------------------------------------------------------------------------------------------------------------

                        ------------------------------------------------------------------------
                           OUTSIDE COMMISSION                                   $1,281,832.23
                           INSIDE COMMISSION                                       640,916.12
                                                                                -------------
                           TOTAL COMMISSION                                     $1,922,748.35
                                                                                =============
                        ------------------------------------------------------------------------

                             EXHIBIT J - Schedule 2

--------------------------------------------------------------------------------
Total Remaining Base Rent and Escalations Under Old Lease:     $  3,689,986.04
                                                               ===============
(assumes 1996 Actual Expenses to compute escalations)
--------------------------------------------------------------------------------

                                                  Escalations
 OLD LEASE                         Base Rent      Based on '96    Escalations       Annual       1996 Actual
                      Base Rent     Annual      Actual Expenses     Annual        Base Rent &       Expenses         Base Year
Floors/Ste.   SF.      ($/sf.)      Amount          ($/sf.)         Amount        Escalations   ($/sf. & amount)  ($/sf. & amount)
-----------------------------------------------------------------------------------------------------------------------------------

  13 & 14    172,187    $18.00   $3,099,366.00      $1.52         $262,528.59   $3,361,894.59        $    6.63    $        5.19
  16 - 20                                                                                            $4,104,126   $    3,208,124

    950        2,261    12.92        29,212.12       0.28              630.22       29,842.34             6.63             6.37
                                                                                                     4,104,126        3,942,531

    960        1,108    13.00        14,404.00         --                  --       14,404.00             6.63             7.00
                                                                                                     4,104,126        4,330,046
-----------------------------------------------------------------------------------------------------------------------------------
             175,556             $3,142,982.12                    $263,158.81   $3,406,140.93

                                                               ------------------------------------------------------------------
                                                                  Annual Amount     Monthly                       Total Remaining
                                 $3,406,140.93                        $/SF.          Amount                       Under Old Lease
                                 -------------
                                       175,556         =          $     19.40   $  283,845.08   x 13 months =     $ 3,689,986.04
                                                               ------------------------------------------------------------------

                                           Proportionate
                                               Share                          1996
                                                                             Annual
                    Increase                NRA Leased                     Escalations
Floors/Ste.     ($/sf. & amount)          95% x Bldg. NRA                    Amount                        Year/Type
-----------------------------------------------------------------------------------------------------------------------

  13 & 14         $     1.44                                             $       1.52
  16 - 20         $  896,002                   29.30%                    $ 262,528.59                       1989

    950                 0.26                                                     0.28
                     161,595                    0.39%                          630.22                       1994

    960               (0.37)                                                       --
                   (225,920)                    0.19%                              --                     Fixed Base

                             EXHIBIT J - Schedule 3

 Yield Maintenance (Average Base Rent over 10 yrs. vs. Base Rent Payable) for First 5 yrs.:                           $ 1,452,037.37

                                                               BASE RENTAL                         TOTAL            AMOUNTS EARNED
AGREEMENT PORTION & TERM                            SF.       RATE ($/SF.)          YEARS         AMOUNTS        IN FIRST FIVE YEARS

NEW LEASE (3/1/98 TO 2/29/08)
PART 1                                           191,343  x   $ 15.50  x            3  =      $  8,897,449.50
Old Lease SF.                           175,556  191,343  x     16.00  x            2  =        6,122,976.00
                                                                                                                   -----------------
Level 9 Expansion SF.                     4,686  191,343  x     18.00  x            3  =       10,332,522.00          $15,020,425.50
Level 10 Expansion S                     11,101  191,343  x     19.00  x            2  =        7,271,034.00
                                        191,343                                               $ 32,623,981.50

NEW LEASE (10/1/98 TO 2/29/08)
PART 2                                            25,594  x     15.50  x       2.4167  =          958,708.58
Level 15 Expansion S                     25,594   25,594  x     16.00  x            2  =          819,008.00
                                                                                              --------------------------------------
                                                  25,594  x     18.00  x            3  =        1,382,076.00            1,777,716.58
                                                  25,594  x     19.00  x            2  =          972,572.00
                                                                                                4,132,364.58

------------------------------------------------------------------------------------------------------------------------------------

NEW LEASE (3/1/98 TO 2/29/08)                                AVERAGE BASE RENTAL RATE OVER 10 YEAR TERM
PART 1
      AVERAGE BASE                32,623,981.50 = 170.50       170.50                 =       $ 17.05/SF./YEAR AVG.
            RENT/SF.                    191,343                    10  Yrs.

                                                             AVERAGE BASE RENTAL RATE OVER 9.4167 YEAR TERM

NEW LEASE (10/1/98 TO 2/29/08)
PART 2
      AVERAGE BASE                 4,132,364.58 = 161.46       161.46                 =       $ 17.15/SF./YEAR AVG.
            RENT/SF.                     25,594                9.4167  Yrs.

------------------------------------------------------------------------------------------------------------------------------------

NEW LEASE (3/1/98 TO 2/28/03)                            BASE RENTAL RATE PAYABLE OVER FIRST 5 YEAR TERM
PART 1
      AVERAGE BASE                15,020,425.50 = 78.50         78.50                 =       $ 15.70/SF./YEAR AVG.
            RENT/SF.                    191,343                                  5  Yrs.

                                                         BASE RENTAL RATE PAYABLE OVER FIRST 4.4167 YEAR TERM
NEW LEASE (10/1/98 TO 2/28/03)
PART 2
      AVERAGE BASE                 1,777,716.58 = 69.46         69.46                 =       $ 15.73/SF./YEAR AVG.
            RENT/SF.                     25,594                             4.4167  Yrs.

                      Average Base       Base Rental
                    Rental Rate over   Rate (Avg.) over                                                             Total Amount
        New Lease      Entire Term      First 5 Years         Difference        Years          $/SF.                of Difference

PART 1                    $17.05-            $15.70=          $   1.35     x     5.0    =    $6.75
                                              6.75 x           191,343           =                                    $ 1,291,565.25

PART 2                    $17.15-            $15.73=          $   1.42     x     4.417  =    $6.27
                                              6.27 x            25,594           =                                        160,472.12

                                                                                                                      --------------
                                                                                                                      $ 1,452,037.37

  Yield Maintenance (Average Base Rent over 10 yrs. vs. Base Rent Payable) for First 5 yrs.:                          $ 1,452,037.37
                                                                                                                      --------------

                             Exhibit J - Schedule 4

                 AMORTIZATION OF ASSUMED LOAN FOR UPFRONT AMOUNT

--------------------------------------------------------------------------------------------------------------------
INTERNAL LOAN DATA                                           TABLE DATA
------------------------------------------------             -------------------------------------------------------
                     Loan amount:  $5,546,546.57                     Table starts at date:
        Annual interest rate (a):  10.00%                            or at payment number:     1
                   Term in years:  10                  =============================================================
               Payments per year:  12                        Assumes Lease Commencement on March 1, 1998
               First payment due:  4/1/98
          Date Schedule Prepared:  11/3/97                                           Commissions:     $ 1,922,748.35
                                                                                            TI'S:       3,623,798.22
                                                                                                      --------------
                                                           Upfront Amount for Commissions & TI'S:     $ 5,546,546.57
                                                                                                      ==============
                                                       =============================================================
PERIODIC PAYMENT
                 Entered payment:                          The table uses the calculated periodic payment amount,
              Calculated payment:  $73,298.02                  unless you enter a value for "Entered payment."

CALCULATIONS
                  Use payment of:  $73,298.02                     Beginning balance at payment 1:     $ 5,546,546.57
            1st payment in table:  1                      Cumulative interest prior to payment 1:              $0.00

Table

--------------------------------------------------------------------------------------------
          Payment       Beginning                                 Ending          Cumulative
  No.       Date         Balance       Interest     Principal     Balance          Interest
--------------------------------------------------------------------------------------------
   1       4/1/98      5,546,546.57    46,221.22    27,076.80   5,519,469.77       46,221.22
   2       5/1/98      5,519,469.77    45,995.58    27,302.44   5,492,167.33       92,216.80
   3       6/1/98      5,492,167.33    45,768.06    27,529.96   5,464,637.37      137,984.86
   4       7/1/98      5,464,637.37    45,538.64    27,759.38   5,436,877.99      183,523.51
   5       8/1/98      5,436,877.99    45,307.32    27,990.71   5,408,887.29      228,830.83
   6       9/1/98      5,408,887.29    45,074.06    28,223.96   5,380,663.33      273,904.89
   7       10/1/98     5,380,663.33    44,838.86    28,459.16   5,352,204.17      318,743.75
   8       11/1/98     5,352,204.17    44,601.70    28,696.32   5,323,507.85      363,345.45
   9       12/1/98     5,323,507.85    44,362.57    28,935.46   5,294,572.39      407,708.01
   10      1/1/99      5,294,572.39    44,121.44    29,176.59   5,265,395.80      451,829.45
   11      2/1/99      5,265,395.80    43,878.30    29,419.72   5,235,976.08      495,707.75
   12      3/1/99      5,235,976.08    43,633.13    29,664.89   5,206,311.19      539,340.88
   13      4/1/99      5,206,311.19    43,385.93    29,912.10   5,176,399.10      582,726.81
   14      5/1/99      5,176,399.10    43,136.66    30,161.36   5,146,237.74      625,863.47
   15      6/1/99      5,146,237.74    42,885.31    30,412.71   5,115,825.03      668,748.78
   16      7/1/99      5,115,825.03    42,631.88    30,666.15   5,085,158.88      711,380.66
   17      8/1/99      5,085,158.88    42,376.32    30,921.70   5,054,237.18      753,756.98
   18      9/1/99      5,054,237.18    42,118.64    31,179.38   5,023,057.81      795,875.63
   19      10/1/99     5,023,057.81    41,858.82    31,439.21   4,991,618.60      837,734.44
   20      11/1/99     4,991,618.60    41,596.82    31,701.20   4,959,917.40      879,331.26
   21      12/1/99     4,959,917.40    41,332.64    31,965.38   4,927,952.02      920,663.91
   22      1/1/00      4,927,952.02    41,066.27    32,231.75   4,895,720.27      961,730.17
   23      2/1/00      4,895,720.27    40,797.67    32,500.35   4,863,219.92     1,002,527.84
   24      3/1/00      4,863,219.92    40,526.83    32,771.19   4,830,448.73     1,043,054.68
   25      4/1/00      4,830,448.73    40,253.74    33,044.28   4,797,404.44     1,083,308.41

--------------------------------------------------------------------------------------------
          Payment       Beginning                                 Ending          Cumulative
  No.       Date         Balance       Interest     Principal     Balance          Interest
--------------------------------------------------------------------------------------------
   26      5/1/00      4,797,404.44    39,978.37    33,319.65   4,764,084.79    1,123,286.79
   27      6/1/00      4,764,084.79    39,700.71    33,597.32   4,730,487.48    1,162,987.49
   28      7/1/00      4,730,487.48    39,420.73    33,877.29   4,696,610.18    1,202,408.22
   29      8/1/00      4,696,610.18    39,138.42    34,159.60   4,662,450.58    1,241,546.64
   30      9/1/00      4,662,450.58    38,853.75    34,444.27   4,628,006.31    1,280,400.39
   31      10/1/00     4,628,006.31    38,566.72    34,731.30   4,593,275.01    1,318,967.11
   32      11/1/00     4,593,275.01    38,277.29    35,020.73   4,558,254.28    1,357,244.40
   33      12/1/00     4,558,254.28    37,985.45    35,312.57   4,522,941.71    1,395,229.86
   34      1/1/01      4,522,941.71    37,691.18    35,606.84   4,487,334.87    1,432,921.04
   35      2/1/01      4,487,334.87    37,394.46    35,903.56   4,451,431.31    1,470,315.50
   36      3/1/01      4,451,431.31    37,095.26    36,202.76   4,415,228.55    1,507,410.76
   37      4/1/01      4,415,228.55    36,793.57    36,504.45   4,378,724.10    1,544,204.33
   38      5/1/01      4,378,724.10    36,489.37    36,808.65   4,341,915.44    1,580,693.70
   39      6/1/01      4,341,915.44    36,182.63    37,115.39   4,304,800.05    1,616,876.32
   40      7/1/01      4,304,800.05    35,873.33    37,424.69   4,267,375.36    1,652,749.66
   41      8/1/01      4,267,375.36    35,561.46    37,736.56   4,229,638.80    1,688,311.12
   42      9/1/01      4,229,638.80    35,246.99    38,051.03   4,191,587.77    1,723,558.11
   43      10/1/01     4,191,587.77    34,929.90    38,368.12   4,153,219.65    1,758,488.01
   44      11/1/01     4,153,219.65    34,610.16    38,687.86   4,114,531.79    1,793,098.17
   45      12/1/01     4,114,531.79    34,287.76    39,010.26   4,075,521.53    1,827,385.94
   46      1/1/02      4,075,521.53    33,962.68    39,335.34   4,036,186.19    1,861,348.62
   47      2/1/02      4,036,186.19    33,634.88    39,663.14   3,996,523.05    1,894,983.50
   48      3/1/02      3,996,523.05    33,304.36    35,993.66   3,956,529.39    1,928,287.86
   49      4/1/02      3,956,529.39    32,971.08    40,326.94   3,916,202.45    1,961,258.94
   50      5/1/02      3,916,202.45    32,635.02    40,663.00   3,875,539.45    1,993,893.96
   51      6/1/02      3,875,539.45    32,296.16    41,001.86   3,834,537.59    2,026,190.12
   52      7/1/02      3,834,537.59    31,954.48    41,343.54   3,793,194.04    2,058,144.60
   53      8/1/02      3,793,194.04    31,609.95    41,688.07   3,751,505.97    2,089,754.55
   54      9/1/02      3,751,505.97    31,262.55    42,035.47   3,709,470.50    2,121,017.10
   55      10/1/02     3,709,470.50    30,912.25    42,385.77   3,667,084.73    2,151,929.35
   56      11/1/02     3,667,084.73    30,559.04    42,738.98   3,624,345.75    2,182,488.39
   57      12/1/02     3,624,345.75    30,202.88    43,095.14   3,581,250.61    2,212,691.27
   58      1/1/03      3,581,250.61    29,843.76    43,454.27   3,537,796.34    2,242,535.03
   59      2/1/03      3,537,796.34    29,481.64    43,816.39   3,493,979.96    2,272,016.67
   60      3/1/03      3,493,979.96    29,116.50    44,181.52   3,449,798.44    2,301,133.17
   61      4/1/03      3,449,798.44    28,748.32    44,549.70   3,405,248.74    2,329,881.49
   62      5/1/03      3,405,248.74    28,377.07    44,920.95   3,360,327.79    2,358,258.56
   63      6/1/03      3,360,327.79    28,002.73    45,295.29   3,315,032.50    2,386,261.29
   64      7/1/03      3,315,032.50    27,625.27    45,672.75   3,269,359.75    2,413,886.56
   65      8/1/03      3,269,359.75    27,244.66    46,053.36   3,223,306.39    2,441,131.23
   66      9/1/03      3,223,306.39    26,860.89    46,437.14   3,176,869.25    2,467,992.11
   67      10/1/03     3,176,869.25    26,473.91    46,824.11   3,130,045.14    2,494,466.02
   68      11/1/03     3,130,045.14    26,083.71    47,214.31   3,082,830.83    2,520,549.73
   69      12/1/03     3,082,830.83    25,690.26    47,607.76   3,035,223.07    2,546,239.99
   70      1/1/04      3,035,223.07    25,293.53    48,004.50   2,987,218.57    2,571,533.51
   71      2/1/04      2,987,218.57    24,893.49    48,404.53   2,938,814.04    2,596,427.00
   72      3/1/04      2,938,814.04    24,490.12    48,807.90   2,890,006.13    2,620,917.12
   73      4/1/04      2,890,006.13    24,083.38    49,214.64   2,840,791.49    2,645,000.50
   74      5/1/04      2,840,791.49    23,673.26    49,624.76   2,791,166.74    2,668,673.77
   75      6/1/04      2,791,166.74    23,259.72    50,038.30   2,741,128.44    2,691,933.49
   76      7/1/04      2,741,128.44    22,842.74    50,455.28   2,690,673.15    2,714,776.23
   77      8/1/04      2,690,673.15    22,422.28    50,875.75   2,639,797.41    2,737,198.50

--------------------------------------------------------------------------------------------
          Payment       Beginning                                 Ending          Cumulative
  No.       Date         Balance       Interest     Principal     Balance          Interest
--------------------------------------------------------------------------------------------
   78      9/1/04      2,639.797.41    21,998.31    51,299.71   2,588,497.70    2,759,196.81
   79      10/1/04     2,588,497.70    21,570.81    51,727.21   2,536,770.49    2,780,767.63
   80      11/1/04     2,536,770.49    21,139.75    52,158.27   2,484,612.22    2,801,907.38
   81      12/1/04     2,484,612.22    20,705.10    52,592.92   2,432,019.30    2,822,612.48
   82      1/1/05      2,432,019.30    20,266.83    53,031.19   2,378,988.11    2,842,879.31
   83      2/1/05      2,378,988.11    19,824.90    53,473.12   2,325,514.99    2,862,704.21
   84      3/1/05      2,325,514.99    19,379.29    53,918.73   2,271,596.26    2,882,083.50
   85      4/1/05      2,271,596.26    18,929.97    54,368.05   2,217,228.20    2,901,013.47
   86      5/1/05      2,217,228.20    18,476.90    54,821.12   2,162,407.08    2,919,490.37
   87      6/1/05      2,162,407.08    18,020.06    55,277.96   2,107,129.12    2,937,510.43
   88      7/1/05      2,107,129.12    17,559.41    55,738.61   2,051,390.51    2,955,069.84
   89      8/1/05      2,051,390.51    17,094.92    56,203.10   1,995,187.41    2,972,164.76
   90      9/1/05      1,995,187.41    16,626.56    56,671.46   1,938,515.95    2,988,791.33
   91      10/1/05     1,938,515.95    16,154.30    57,143.72   1,881,372.23    3,004,945.63
   92      11/1/05     1,881,372.23    15,678.10    57,619.92   1,823,752.31    3,020,623.73
   93      12/1/05     1,823,752.31    15,197.94    58,100.09   1,765,652.22    3,035,821.66
   94      1/1/06      1,765,652.22    14,713.77    58,584.25   1,707,067.97    3,050,535.43
   95      2/1/06      1,707,067.97    14,225.57    59,072.46   1,647,995.51    3,064,761.00
   96      3/1/06      1,647,995.51    13,733.30    59,564.73   1,588,430.79    3,078,494.29
   97      4/1/06      1,588,430.79    13,236.92    60,061.10   1,528,369.69    3,091,731.22
   98      5/1/06      1,528,369.69    12,736.41    60,561.61   1,467,808.08    3,104,467.63
   99      6/1/06      1,467,808.08    12,231.73    61,066.29   1,406,741.79    3,116,699.37
  100      7/1/06      1,406,741.79    11,722.85    61,575.17   1,345,166.62    3,128,422.21
  101      8/1/06      1,345,166.62    11,209.72    62,088.30   1,283,078.32    3,139,631.94
  102      9/1/06      1,283,078.32    10,692.32    62,605.70   1,220,472.62    3,150,324.25
  103      10/1/06     1,220,472.62    10,170.61    63,127.42   1,157,345.20    3,160,494.86
  104      11/1/06     1,157,345.20    9,644.54     63,653.48   1,093,691.72    3,170,139.40
  105      12/1/06     1,093,691.72    9,114.10     64,183.92   1,029,507.80    3,179,253.50
  106      1/1/07      1,029,507.80    8,579.23     64,718.79     964,789.01    3,187,832.73
  107      2/1/07        964,789.01    8,039.91     65,258.11     899,530.90    3,195,872.64
  108      3/1/07        899,530.90    7,496.09     65,801.93     833,728.96    3,203,368.73
  109      4/1/07        833,728.96    6,947.74     66,350.28     767,378.68    3,210,316.47
  110      5/1/07        767,378.68    6,394.82     66,903.20     700,475.49    3,216,711.30
  111      6/1/07        700,475.49    5,837.30     67,460.73     633,014.76    3,222,548.59
  112      7/1/07        633,014.76    5,275.12     68,022.90     564,991.86    3,227,823.71
  113      8/1/07        564,991.86    4,708.27     68,589.76     496,402.10    3,232,531.98
  114      9/1/07        496,402.10    4,136.68     69,161.34     427,240.77    3,236,668.66
  115      10/1/07       427,240.77    3,560.34     69,737.68     357,503.09    3,240,229.00
  116      11/1/07       357,503.09    2,979.19     70,318.83     287,184.26    3,243,208.20
  117      12/1/07       287,184.26    2,393.20     70,904.82     216,279.44    3,245,601.40
  118      1/1/08        216,279.44    1,802.33     71,495.69     144,783.74    3,247,403.73
  119      2/1/08        144,783.74    1,206.53     72,091.49      72,692.25    3,248,610.26
  120      3/1/08         72,692.25     605.77      72,692.25           0.00    3,249,216.03

                               FIRST AMENDMENT TO
                                 LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (this "Amendment") is made and entered into as of the 30th day of June, 1998 (the "Effective Date"), by and between UTAH STATE RETIREMENT INVESTMENT FUND, an independent agency of the State of Utah ("Landlord"), and BANK UNITED, a federal savings bank ("Tenant").

                                  WITNESSETH:

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated November 21, 1997 (the "Lease"), with respect to the lease of 216,937 square feet of Net Rentable Area (the "Leased Premises") in the office building known as Phoenix Tower, Houston, Texas (the "Building"); and

WHEREAS, Landlord and Tenant now desire to amend the Lease to expand the Leased Premises and to modify certain other provisions of the Lease as set forth herein but not otherwise.

NOW, THEREFORE, for and in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Landlord and Tenant, intending to be and being legally bound, do hereby agree as follows:

1. Defined Terms.

All capitalized terms used herein and not defined herein have the meanings set forth in the Lease.

2. Expansion of Leased Premises.

Commencing on the date of the delivery of the applicable space to Tenant as provided below, the Leased Premises shall be expanded to include the following space (collectively, the "Expansion Space"):

      (a) Approximately 6,127 square feet of Net Rentable Area located on Floor 31 of the Building as shown on Exhibit A-1 hereto (the "First Space");

      (b) Approximately 25,571 square feet of Net Rentable Area located on Floor 24 of the Building as shown on Exhibit A-2 hereto (the "Second Space");

      (c) Approximately 143,355 square feet of Net Rentable Area located on Floors 25 through 29 and a portion of Floor 31 of the Building as shown on Exhibit A-3 hereto (the "Third Space"); and

      (d) If, and only if, Tenant has exercised the Fourth Space Option, as defined below, approximately 16,356 square feet of Net Rentable Area located on Floor 9 of the Building as shown on Exhibit A-4 hereto (the "Fourth Space").

As used in this Amendment, "Expansion Date" shall mean the date set forth below for the applicable portion of the Expansion Space set forth below:

            Expansion Space           Expansion Date

            First Space               Sixty (60) days after the date of
                                      delivery of the First Space to
                                      Tenant after the termination of the
                                      lease agreement as to the First
                                      Space by and between Landlord and J.
                                      Lindsey Short, Jr. & Associates (the
                                      "First Space Date")

            Second Space              Sixty (60) days after delivery of
                                      the Second Space to Tenant, which is
                                      intended to be September 2, 1998,
                                      with the Expansion Date intended to
                                      be November 1, 1998


            Third Space               Ninety (90) days after delivery of
                                      the Third Space to Tenant, which is
                                      intended to be December 16, 1998,
                                      with the Expansion Date intended to
                                      be March 16, 1999

            Fourth Space              If, and only if, Tenant has
                                      exercised the Fourth Space Option,
                                      as defined below, sixty (60) days
                                      after the date of delivery of the
                                      Fourth Space to Tenant after the
                                      termination of the lease agreement
                                      as to the Fourth Space by and
                                      between Landlord, or Landlord's
                                      predecessor in interest, and Sprint
                                      Communications Company, L.P.
                                      ("Sprint") (the "Fourth Space
                                      Date").

As of the date of the delivery of the applicable Expansion Space to Tenant, the Expansion Space shall be added to and become part of the Leased Premises for all purposes of the Lease and shall be subject to all of the terms and conditions contained in the Lease (including without limitation, the payment of Base
Rental and Tenants Additional Rental in accordance with Sections 2.1 and 2.3 of the Lease), subject to the modifications contained in this Amendment. Tenant recognizes that the Expansion Space is presently occupied by other tenants of the Building and Landlord shall not be obligated to deliver any portion of such space to Tenant until the space is no longer leased and occupied by such other tenants. In no event shall Landlord be liable to Tenant for any delays in delivering any of such space to Tenant as the result of any holding over by any such tenant and any such delay shall not be a default hereunder or impair the validity of the Lease as to the remainder of the Leased Premises. If any lease or leases covering any portion of the Expansion Space have terminated and the applicable tenant has not vacated such space, Landlord shall, if necessary, institute appropriate legal action to cause such tenant to vacate such space.

In addition, Tenant recognizes that the Fourth Space is subject to a lease in favor of Sprint and that Landlord and Sprint have not entered into an agreement terminating that lease. Consequently, Landlord's obligation to deliver the Fourth Space to Tenant is subject to Landlord and Sprint entering into a satisfactory termination agreement and/or the expiration of the term of such lease. In no event shall Landlord be liable to Tenant for any delays in delivering the Fourth Space to Tenant as a result of a failure to enter into any such termination agreement or as a result of Sprint exercising its right to extend the term of its lease as to the Fourth Space. In addition, Tenant has no obligation to lease the Fourth Space, but shall have the option ("Fourth Space Option") to lease the Fourth Space as hereinafter provided. Before or after the expiration or termination of the lease with Sprint covering the Fourth Space, but in any event prior to leasing the Fourth Space to any other tenant, and provided Tenant is not in default under the Lease, Landlord shall deliver written notice to Tenant requesting Tenant to elect whether Tenant will or will not lease the Fourth Space upon such expiration or termination. Tenant shall deliver written notice to Landlord within thirty (30) days after Tenant's receipt of Landlord's notice indicating whether or not Tenant elects to lease the Fourth Space. Tenant's failure to respond within such thirty (30) day period shall be deemed as Tenant's election not to lease the Fourth Space. If Tenant elects, or is deemed to have elected, not to lease the Fourth Space, then Tenant shall have no further rights or obligations regarding the Fourth Space, the Fourth Space shall not be part of the Expansion Space, and Landlord shall be free to lease the Fourth Space to any other tenant on any other terms. If Tenant elects to lease the Fourth Space, then the Fourth Space shall be part of the Expansion Space and shall become part of the Leased Premises in the manner and at the time described in this Amendment.

As set forth above, the applicable Expansion Date shall be the date sixty (60) days after the date of delivery of the applicable Expansion Space to Tenant as to the First Space, Second Space, and if the Fourth Space Option has been exercised by Tenant, the Fourth Space and the date ninety (90) days after the date of delivery to Tenant as to the Third Space. After the occurrence of the last to occur of the dates of delivery of the Expansion Space, and, if the Fourth Space Option has been exercised by Tenant, the Leased Premises shall consist of 408,346 square feet of Net Rentable Area.

3. Lease Term for Expansion Space.

The lease term for the Expansion Space (the "Expansion Term") shall commence as to each portion thereof upon the applicable Expansion Date set forth in Paragraph 2 above. The Expansion Term shall expire as to the Expansion Space on the date set forth below (each a "Termination Date") for the applicable portion of the Expansion Space set forth below:

            Expansion Space                    Termination Date

            First Space                        August 31, 2003

            Second Space                       February 28, 2003

            Third Space                       August 31, 2003

            Fourth Space (if the Fourth       February 28, 2003
            Space Option has been
            exercised by Tenant)

4. Base Rental.

Effective as of the applicable Expansion Date for each portion of the Expansion Space and continuing through and until the applicable Termination Date for each portion of the Expansion Space, Section 2.1 of the Lease shall be amended to provide that in addition to (and not in lieu of) the Base Rental provided for therein, Tenant shall be obligated to pay as the Base Rental as to the Expansion Space an amount equal to the product of (x) the Base Rate set forth below for the applicable time period set forth below, multiplied by (y) the square feet of Net Rentable Area comprising the applicable portion of the Expansion Space. The Base Rate set forth below shall be applicable during the applicable time period set forth below notwithstanding the actual Expansion Date for the applicable Expansion Space. For example, if the Fourth Space Option is exercised by Tenant and the Fourth Space Date occurs after June 1, 1999, the Base Rate shall be $23.00.

Expansion Space      Time Period                                    Base Rate

First Space          First Space Date - December 14, 1999           $19.00
                     December 15, 1999 - August 31, 2003            $23.00

Second Space         November 1, 1998 - February 28, 2003           $23.00

Third Space          March 16, 1999 - March 15, 2000                $13.33
                     March 16, 2000 - March 15, 2001                $13.83
                     March 16, 2001 - March 15, 2002                $14.08
                     March 16, 2002 - March 15, 2003                $14.33
                     March 16, 2003 - August 31, 2003               $14.83

Fourth Space         Fourth Space Date - May 31, 1999               $19.00
(if the Fourth       June 1, 1999 - February 28, 2003               $23.00
Space has been
exercised by
Tenant)

All such Base Rental as to the Expansion Space shall be payable in accordance with the provisions set forth in the Lease as to the remainder of the Leased Premises.

5. Tenant's Additional Rental.

Tenant shall pay to Landlord Tenant's Additional Rental as to the Expansion Space in accordance with the provisions of Section 2.3 of the Lease. As provided in the Lease, the Base Operating

Expenses Amount as to the Expansion Space shall be the Operating Expenses Amount for the calendar year 1998.

6. Condition of Leased Premises; Allowance.

Tenant accepts the Expansion Space in its current condition, as-is (subject to Landlord's obligation to provide the Allowance (defined below) as set forth below in this Paragraph 6), without recourse to Landlord, and Landlord shall have no obligation to complete any improvements to the Expansion Space. ADDITIONALLY, LANDLORD SHALL MAKE NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE LEASEHOLD IMPROVEMENTS IN THE EXPANSION SPACE. ALL IMPLIED WARRANTIES WITH RESPECT THERETO, INCLUDING BUT NOT LIMITED TO THOSE OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE EXPRESSLY NEGATED AND WAIVED. Landlord and Tenant shall each comply with the provisions of the Exhibit E of the Lease with regard to leasehold improvements to be made to the Expansion Space.

Provided an Event of Default under the Lease is not in existence, Landlord shall pay to Tenant a tenant improvement allowance (the "Allowance") equal to the sum of (A) (i) $0.20 per square foot of Net Rentable Area comprising the First Space multiplied by (ii) the number of Lease Months (defined below) in the Expansion Term as to the First Space, plus (B) (i) $0.20 per square foot of Net Rentable Area comprising the Second Space multiplied by (ii) the number of Lease Months in the Expansion Term as to the Second Space, plus (C)(i) if the Fourth Space Option is exercised by Tenant, $0.20 per square foot of Net Rentable Area comprising the Fourth Space multiplied by (ii) the number of Lease Months in the Expansion Term as to the Fourth Space. The Allowance shall be paid in accordance with, and subject to the conditions set forth in, Section 5.4.2, including the payment to Landlord of a three percent (3%) construction management fee if Landlord or contractors retained by Landlord perform the applicable work or a one percent (1%) construction supervision fee if Tenant performs such work, except that the $20,000 limit on the amount of any construction management or construction supervision fees shall not apply. If the Allowance has not been fully disbursed as of December 31, 1999, any remaining balance of the Allowance shall become the property of Landlord and Tenant shall forever lose any right or claim to such remaining balance, provided that up to $2.00 per square foot of Net Rentable Area of said Allowance may be applied at Tenant's written request to first accruing Base Rental under the Lease. Notwithstanding anything to the contrary contained herein, in no event shall Landlord be obligated under this Paragraph 6 for an amount in excess of the Allowance. Additionally, Landlord shall be permitted to offset against the undisbursed Allowance any amounts past due to Landlord by Tenant under this Lease.

As used herein, "Lease Month" shall mean a period commencing on the Expansion Date for the applicable Expansion Space and expiring on the day immediately preceding the same day of the following calendar month and with each subsequent Lease Month commencing upon the expiration of the prior Lease Month. In the event that the Expansion Term as to the First Space, Second Space, or, if the Fourth Space Option is exercised by Tenant, Fourth Space includes a portion of a month, then the Allowance as to such month shall be prorated.

7. Garage Parking.

Effective as of the date each portion of the Expansion Space indicated below is delivered to Tenant, and continuing through and until the Termination Date applicable to each such portion of the Expansion Space, Section 3.5 of the Lease shall be amended to provide that in addition to (and not in lieu of) the Parking Permits leased pursuant to the Lease, but in lieu of any adjustment that would have been made under Section 3.5.5, Landlord agrees to furnish to Tenant the right to park the following number of additional vehicles in the Parking Garage (the "Additional Permits"):

        Expansion Space                  Additional Permits

        First Space                      17 Unassigned Permits

        Second Space                     70 Unassigned Permits

        Third Space                      401 Unassigned Permits and 29 Assigned
                                         Permits (collectively, the "Third Space
                                         Permits")

        Fourth Space (if the Fourth      45 Unassigned Permits
        Space Option is exercised
        by Tenant)

No specific spaces in the Garage are to be assigned to Tenant for the Unassigned Permits but Landlord may designate the area in which the vehicles with the Unassigned Permits may be parked, which designations may change from time to time. As parking rental for the Additional Permits ("Additional Permit Rental"), during the Expansion Term, Tenant shall pay Landlord, from the date of delivery of such Additional Permits (even if prior to the Expansion Date), as additional rental under the Lease, an amount equal to the sum of (i) $40.00 plus any applicable sales tax per Unassigned Permit per month, plus (ii) $75.00 plus any applicable sales tax per Assigned Permit per month, which Additional Permit Rental shall be payable in accordance with the provisions of Section 3.5 of the Lease, subject to change upon renewal pursuant to Paragraph 9 below. Notwithstanding the foregoing, provided an Event of Default is not in existence under the Lease, the Additional Permit Rental as to the Third Space Permits shall abate for the period commencing on March 1, 1999, until and including August 31, 2003. Tenant hereby acknowledges that five (5) of the Third Space Permits leased to Tenant as Assigned Permits shall be used for an electrical generator owned by Tenant in lieu of the spaces assigned to Tenant for its Assigned Permits to create space for a generator pursuant to Section 3.5.2 of the Lease, which shall continue to be included as Assigned Permits for Tenant.
Section 3.5.5 of the Lease shall not apply to the addition of the Expansion Space, or the addition of Unassigned Permits or Assigned Permits set forth above. In addition, Tenant shall have no right to reduce the number of Permits leased by Tenant pursuant to this Paragraph 7 under Section 3.5.6 of the Lease.

8. Camden Parking.

Effective as of the Camden Parking Date (defined below) and continuing until and including February 29, 2008 (the "Lease Termination Date"), Landlord agrees to furnish and Tenant agrees to pay for and lease parking rights for one hundred fifty (150) spaces (the "Camden Permits") on the Camden site directly east of the Building, as described on Exhibit B attached hereto and made a part hereof (the "Camden Site"). As used herein, "Camden Parking Date" shall mean the date on which the parking garage on the Camden Site is completed and available for parking and the parking spaces thereon are made available to Landlord pursuant to a parking lease entered into between Landlord and the owner of the Camden Site (the "Parking Lease"). As parking rental for the Camden Permits, Tenant shall pay Landlord's actual monthly cost for such spaces, including any applicable sales tax. In addition, effective as of the Camden Parking Date, Landlord agrees to furnish and Tenant agrees to pay for and lease parking rights for an additional forty (40) spaces (the "Additional Camden Permits") on the Camden Site on a month-to-month basis, terminable at Landlord's option at any time; provided, however, that (i) during the first six (6) months after the Camden Parking Date, Landlord must provide Tenant with thirty (30) days' prior written notice of any such termination, and (ii) thereafter, Landlord must provide Tenant with ninety (90) days' prior written notice of any such termination. Landlord's obligation to provide the Camden Permits and the Additional Camden Permits is subject to the terms of the Parking Lease. If the Camden Permits, the Additional Camden Permits, or any parking spaces on the Camden Site are unavailable for any reason whatsoever, including a failure of such spaces to be made available under the Parking Lease, casualty, condemnation or a failure to construct such spaces, then Landlord shall have no liability hereunder, Landlord shall not be in default hereunder, and the Lease, as amended hereby, shall continue in full force and effect, provided that Tenant shall not be obligated to lease any such spaces that are unavailable, and provided that Landlord shall use reasonable efforts to enforce its rights under the Parking Lease. If the Camden Parking Date does not occur by September 1, 1999, Tenant shall have the right by the delivery of written notice to Landlord prior to the earlier to occur of September 10, 1999 or the Camden Parking Date to terminate Tenant's obligations under this Paragraph 8, in which event the Camden Permits and the Additional Camden Permits shall not be provided to Tenant. As parking rental for the Additional Camden Permits, Tenant shall pay Landlord's actual monthly cost for such spaces, including any applicable sales tax. Landlord's initial rent payable under the Parking Lease is $65.00 per parking space per month, plus all applicable taxes, subject to increases as provided in the Parking Lease.

Landlord has delivered to Tenant a true, accurate and complete copy of the Parking Lease. Tenant shall cause the users of the Camden Spaces and the Additional Camden Spaces to enter into parking agreements required by the landlord under the Parking Lease. Tenant shall comply in all respects with the Parking Lease. Tenant shall have no right to reduce the number of Camden Permits or Additional Camden Permits leased by Tenant under this Paragraph 8 under
Section 3.5.6 of the Lease; provided Tenant shall have the right, at any time and from time to time, to reduce the number of Additional Camden Permits by up to the lesser of forty (40) or the number then available to Tenant hereunder with such reduction to be effective on the first day of the first calendar month occurring at least ninety (90) days after the delivery of written notice of such reduction by Tenant to Landlord. Permits Tenant elects not to lease may thereafter be leased by Landlord to other tenants of the Building or third parties and Landlord shall have no obligation, under any circumstances, to lease any such Permits to Tenant that Tenant has elected not to lease.

Tenant agrees to indemnify, defend and hold harmless Landlord, its officers, directors, trustees, partners and employees from and against all losses, demands, actions, fines, penalties, expenses, or claims, including reasonable attorneys' fees and court costs, asserted against Landlord and/or its officers, directors, trustees, partners and employees, by any person, entity or governmental agency resulting from (i) any injury to or death or any person arising out of or connected with the use, occupancy and enjoyment of the Camden Site by Tenant or its agents, employees, licensees or invitees, including any death or injury occurring to Tenant, its agents, employees, licensees or invitees as a result of travel between the Camden Site and the Building, or (ii) any failure by Tenant or its agents, employees, licensees or invitees to comply with the Parking Lease, all rules and regulations applicable to the use of the Camden Site, and all applicable laws. Landlord shall have no liability or responsibility for the acts or omissions of the landlord under the Parking Lease.

Notwithstanding the foregoing, in the event Tenant elects to exercise the Termination Option pursuant to Section IV of Exhibit B to the Lease, Tenant's rights and obligations as to the Camden Permits and the Additional Camden Permits as provided in this Paragraph 8 shall terminate on February 28, 2003.

9. Options to Renew.

As long as there is then no uncured Event of Default, Tenant has not assigned the Lease or sublet the Leased Premises except as permitted in Section 8.1.6 of the Lease, and Tenant, a Permitted Assignee, and their Permitted Affiliates together lease and occupy at least 150,000 square feet of Net Rentable Area of the Leased Premises, Tenant or such Permitted Assignee is hereby granted the option (i) to renew the Term of the Lease with respect to all (but not part) of the Second Space and, if the Fourth Space Option has been exercised by Tenant the Fourth Space for a period commencing on the Termination Date as to the Second Space, and the Fourth Space and expiring on the Lease Termination Date (the "Expansion Space Option #1"), and (ii) to renew the Term of the Lease with respect to the First Space and the Third Space for a period commencing on the Termination Date as to the First Space and the Third Space and expiring on the Lease Termination Date (the "Expansion Space Option #2") (Expansion Space Option #1 and Expansion Space Option #2 are hereinafter referred to as the "Expansion Space Renewal Options", and the renewal terms therefor are hereinafter referred to as the "Expansion Renewal Terms"), on the terms and conditions hereinafter set forth. Tenant shall have the right to exercise either or both of Expansion Space Option #1 and/or Expansion Space Option #2.

Tenant shall exercise the Expansion Space Renewal Options in accordance with the provisions of Section 1.2 of Exhibit B to the Lease. The renewal of the Lease as to the First Space, Second Space, Third Space and, if the Fourth Space Option has been exercised by Tenant, the Fourth Space shall be upon the same terms and conditions as set forth in the Lease as amended by this Amendment with respect to the Expansion Term, except that (a) Base Rental shall be the prevailing Market Rate (defined in Section 3.1 of Exhibit B to the Lease), (b) Tenant shall not have the right to assign its renewal rights to any assignee of the Lease or sublessee of the Leased Premises except as permitted in Section 8.1.6 of the Lease, (c) the applicable Expansion Space will be provided in its then existing condition (on an "AS IS" basis) at the time the applicable Expansion Renewal Term commences, without any obligation on the part of Landlord to furnish, install or alter any leasehold improvements and (d) each parking permit described in Paragraph 7 shall be leased by Tenant for a cost to Tenant equal to the then market monthly rate for such parking in the Parking Garage plus any applicable sales taxes.

Section 1.1 of Exhibit B to the Lease is hereby amended to provide that Tenant must renew the Term of the Lease, if Tenant elects to exercise such renewal option, with respect to at least the greater of 150,000 square feet of Net Rentable Area or an amount equal to seventy percent (70%) of the number of square feet of Net Rentable Area contained in the then existing Leased Premises at the time Tenant exercises such right, but not to exceed the then existing Leased Premises.

10. Third Space Sublease.

If Tenant is able to occupy any portion of the Third Space prior to the date the Third Space is delivered to Tenant hereunder, Tenant shall have the right to enter into sublease agreements and/or agreements for the use of parking permits to which the current tenant of the Third Space is entitled under its existing lease of the Third Space, with the current tenant of the Third Space on terms and conditions acceptable to Tenant through the date of termination of such existing lease of such existing tenant covering the Third Space.

11. Lease Provisions.

Tenant's Termination Option, as set forth in Section 4.1 of Exhibit B to the Lease, shall not apply to any portion of the Expansion Space.

The Initial Allowance, as set forth in Section 5.4.1 of the Lease, shall not apply to any portion of the Expansion Space.

The Additional Allowance, as set forth in Section 5.4.2 of the Lease, also shall apply to any portion of the Expansion Space only if Tenant has exercised the Expansion Space Renewal Option as to such Expansion Space. Tenant shall not have any right to increase the Initial Allowance by $1.82 per square foot of Net Rentable Area contained in the Expansion Space. In addition, the $20,000 limitation set forth in Section 5.4.2 with respect to construction management or supervision fees shall not apply to any Expansion Space.

12. Generator.

      Exhibit G to the Lease is hereby amended to provide that Tenant will acquire the right to use the generator currently being used by the existing tenant of the Third Space to be located a shown on Exhibit G-1 to this Amendment, which shall replace Exhibit G-1 attached to the Lease, and Tenant will not install the Generator provided for on Exhibit G to the Lease.

13. Brokerage Commissions.

Landlord and Tenant hereby represent and warrant to each other that no commission is due and payable to any broker or leasing agent other than Cushman Realty Corporation and Colliers Appelt Womack (the "Brokers") in connection with this Amendment as a result of its own dealings with any such broker or leasing agent, and Landlord and Tenant hereby agree to indemnify and hold each other harmless from and against all loss, damage, cost and expense (including reasonable attorneys' fees) suffered by the other party as a result of a breach of the foregoing representation and warranty. All commissions owed to Brokers in connection with this Amendment shall be paid (a) by Landlord pursuant to a separate agreement as to the First Space, Second Space, and, if the Fourth Space Option is exercised by Tenant, the Fourth Space, and (b) by the existing tenant of the Third Space as to the Third Space. In no event shall Landlord be obligated to pay any commissions pertaining to the transaction evidenced hereby as to the Third Space.

14. Full Force and Effect.

In the event any of the terms of the Lease conflict with the terms of this Amendment, the terms of this Amendment shall control. Except as amended hereby, all terms and conditions of the Lease shall remain in full force and effect, and Landlord and Tenant hereby ratify and confirm the Lease as amended hereby. The Lease, as amended herein, constitutes the entire agreement between the parties hereto and no further modification of the Lease shall be binding unless evidenced by an agreement in writing signed by Landlord and Tenant.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year set forth above.

LANDLORD:                             TENANT:

UTAH STATE RETIREMENT                 BANK UNITED, a federal savings bank
INVESTMENT FUND, an independent
agency of the State of Utah

By:   Westmark Realty Advisors,       By: /s/ Barry C. Burkholder
      its Agent
                                      Name: Barry C. Burkholder
      By: /s/ MATTHEW C. HURLBUT      Title: President & Chief Executive Officer
      Name: MATTHEW C. HURLBUT
      Title: Authorized Signatory


      By: /s/ VICTOR R. MOORE
      Name:  VICTOR R. MOORE
      Title: Authorized Signatory

                                   EXHIBIT A-1

                            FIRST SPACE - FLOOR PLAN


                                 PHOENIX TOWER
                             Hines - Houston, Texas


                                      A-1-1

                                   EXHIBIT A-2

                           SECOND SPACE - FLOOR PLAN

                            [LEVEL 24 PHOENIX TOWER]


                                     A-2-1

                                  EXHIBIT A-3.

                            THIRD SPACE - FLOOR PLAN

                    (See Six (6) pages following this page)


                                     A-3-1

                                    LEVEL 25

                                 PHOENIX TOWER

                             Hines - Houston, Texas

                                    LEVEL 26

                                  PHOENIX TOWER

                             Hines - Houston, Texas

                                    LEVEL 27

                                  PHOENIX TOWER

                             Hines - Houston, Texas

                                    LEVEL 28

                                 PHOENIX TOWER

                             Hines - Houston, Texas

                                    LEVEL 29

                                 PHOENIX TOWER

                             Hines - Houston, Texas

                                    LEVEL 31

                                 PHOENIX TOWER

                             Hines - Houston, Texas

                                   EXHIBIT A-4

                           FOURTH SPACE - FLOOR PLAN

                                  PHOENIX TOWER

                             Hines - Houston, Texas


                                      A-3-2

                                    EXHIBIT B

                                   CAMDEN SITE

      CAMDEN GARAGE

Level 4 - North & South Decks

       Located at
   The Park at Greenway
    Apartment Community

                                  EXHIBIT G-1

                             LOCATION OF GENERATOR

                       SECOND AMENDMENT TO LEASE AGREEMENT

      THIS SECOND AMENDMENT TO LEASE AGREEMENT (this "Second Amendment") is effective as of the 13th day of February, 2001 (the "Effective Date"), by and between PEAK PHOENIX TOWER, L.P., a Texas limited partnership and WASHINGTON MUTUAL BANK, FA, a federal association, the successor in interest by merger to BANK UNITED ("Tenant").


                                   WITNESSETH:

      WHEREAS, Utah State Retirement Investment Fund, as Landlord, and Bank United, as Tenant, entered into that certain Lease Agreement dated November 21, 1997 (the "Lease"), with respect to the lease of 216,937 square feet of Net Rentable Area (the "Leased Premises") in the office building known as Phoenix Tower, Houston, Texas (the "Building");

      WHEREAS, pursuant to that certain First Amendment to Lease Agreement, dated June 30, 1998 (the "First Amendment"), the Leased Premises were expanded to include the space described in said First Amendment;

      WHEREAS, effective February 13, 2001, Tenant merged with, and is succeeded by Tenant;

      WHEREAS, effective May 4, 2001, Utah State Retirement Investment Fund sold its interest in and to the Building and related property to Landlord; and

      WHEREAS, Landlord and Tenant now desire to amend the Lease to revise Tenant's signage rights under the Lease as set forth herein, but not otherwise.

      NOW, THEREFORE, for and in consideration of Ten and No/l00 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Landlord and Tenant, intending to be and being legally bound, do hereby agree as follows:

      1.    Defined Terms.

      All capitalized terms used herein and not defined have the meanings set forth in the Lease.

      2.    Signage/Graphs; Identity.

            Section 3.4 of the Lease is hereby amended to read as follows:

      "3.4.1 Leased Premises' Graphics and Directory Board. Tenant shall have the right, at Tenant's sole cost and expense, to install appropriate signage, letters or numerals on the walls of the elevator bank lobbies (only applicable to Building floors wholly leased by Tenant and no other Tenants) and on the entrance doors to the Leased Premises, subject to Landlord's approval, which approval shall not be unreasonably withheld or delayed, provided Landlord's approval as to signage on the ninth (9th) and tenth (10th) floors of the Building may be given or withheld in its sole discretion. In any event, all signage must be consistent with the Building's design, signage and graphics program. Tenant shall have the right to its proportionate share of any directory board or other Building directory mechanism maintained by Landlord. In no event may Tenant install any graphics which may be visible from the exterior of the Building or which are illuminated except as provided in Sections 3.4.2 and 3.4.3.

      3.4.2 Building Graphics. For so long as (a) Tenant, a Permitted Assignee or their Permitted Affiliates together lease at least one hundred seventy-five thousand (175,000) square feet of Net Rentable Area in the Building and occupy more than one hundred fifty thousand (150,0000) square feet of Net Rentable Area in the Leased Premises pursuant to this Lease, and (b) there is no uncured Event of Default under this Lease, Tenant, a Permitted Assignee or a Permitted Affiliate shall have the non-exclusive right, at Tenant's, such Permitted Assignee's, or such Permitted Affiliate's sole cost and expense, to install and maintain such entity's name, logo, or symbol on up to two (2) signs on the top portion of the exterior of the Building; provided if Tenant, a Permitted Assignee, or a Permitted Affiliate cannot place, or is prohibited from placing, its signs on the top of the Building, Tenant, a Permitted Assignee, or a Permitted Affiliate may place its signs on top of the Parking Garage in a location approved by Landlord in its sole discretion provided such signage complies with, and is permitted by, all local laws and restrictions, including any applicable scenic district. Landlord makes no warranties as to whether any such signage is permitted or will be permitted by applicable law, restrictions, or the rights of associations or districts. In addition, for as long as Tenant, a Permitted Assignee, or their Permitted Affiliates together lease at least one hundred seventy-five thousand (175,000) square feet of Net Rentable Area in the Building and occupy not less than one hundred fifty thousand (150,000) square feet of Net Rentable Area in the Leased Premises under this Lease and there is no uncured Event of Default under this Lease, Tenant, a Permitted Assignee or a Permitted Affiliate shall have the right to maintain the existing monument ("Monument") signage located at the Southeast corner of the Land. The location, design, method of attachment, size, materials, coloring, lettering and lighting of all such top of the Building or the Parking Garage and Monument signage shall be subject to Landlord's approval, in its sole discretion, and further subject to all other approvals as may be required including without limitation the City of Houston and Greenway Improvement Association, and in any event to be consistent with the Building's design, signage and graphics program. If at any time it is necessary to remove the signage due to the requirements of applicable laws or restrictive covenants, Landlord shall be entitled to replace the signage with another sign on or about the Building which provides substantially the same exposure. Landlord shall at all times be entitled to make such changes in the signage as may be required by applicable laws as a condition of the continued use of the top of the Building or Parking Garage and/or the Monument. Landlord currently approves the size, location, and materials used for the names currently appearing on the Monument. Any change in the names displayed on the top of the Building or Parking Garage or the Monument (i) shall be made by Landlord at Tenant's such Permitted Assignee's, or such Permitted Affiliate's sole cost and expense, (ii) shall utilize the materials, colors, method of illumination and lettering type currently utilized, unless otherwise approved by Landlord, and (iii) must be approved by Landlord in its sole discretion. In the event Tenant's, a Permitted Assignee's, or a Permitted Affiliate's name is changed, Landlord will not unreasonably withhold approval of a change to the name displayed on the top of the Building or Parking Garage or the Monument. Only the name, logo, and/or symbol of one entity, whether such name, logo, and/or symbol is Tenant's, a Permitted Assignee's or a Permitted Affiliate's, shall appear on all exterior signage on the Monument, the Building, or the Parking Garage at any one time. Neither Tenant, a Permitted Assignee, nor any Permitted Affiliate shall have any right to request or install signage identifying more than one entity. Upon the expiration or earlier termination of this Lease (as concerns all signage), or in the event the conditions of this Section no longer are satisfied, Tenant, a Permitted Assignee, or a Permitted Affiliate, at its expense, shall remove all such signage for which such conditions are no longer satisfied and make all necessary repairs to the Building and/or Monument so as to return the Building and Monument to their respective original condition. Tenant, its Permitted Assignees and Permitted Affiliates shall have no right to install any signage on the concrete apron of the Building or in any other location except as expressly set forth in this Lease. Tenant's rights under this Section may only be assigned to a Permitted Assignee or a Permitted Affiliate only for as long as the conditions of this Section continue to be satisfied. No other assignment or sublease of such rights shall be permitted hereunder.

      3.4.3 Retail Signage. As long as Tenant, a Permitted Assignee, and their Permitted Affiliates continue to satisfy the conditions set forth in
      Section 1.10, Tenant, a Permitted Assignee, or Permitted Affiliate satisfying the requirements of this Section shall have the right to have exclusive signage for a retail banking facility, which signage shall be located on the ninth (9th) floor and which signage shall be approved by Landlord in its sole discretion. Only the name, logo, and/or symbol of one entity, whether such name, logo, and/or symbol is Tenant's, a Permitted Assignee's or a Permitted Affiliate's, shall appear on all retail signage at any one time. Neither Tenant, a Permitted Assignee or any Permitted Affiliate shall have any right to request or install signage identifying more than one entity. If any of the conditions set forth in Section 1.10 is not satisfied or does not continue to be satisfied, then Landlord shall have the right to grant to another Tenant the right to have exclusive signage on the ninth (9th) floor of the Building for retail banking purposes. Tenant's rights under this Section may be assigned only to a Permitted Assignee or Permitted Affiliate that is a savings and loan association, federal or state chartered lending institution, national or state banking institution or federal savings bank, or other business permitted under applicable law to offer retail banking services. No other assignment or sublease of such rights shall be permitted hereunder.

      3.4.4 Limitations on Signage and Building Names. As long as (a) Tenant, a Permitted Assignee satisfying the requirements of this Section, or their Permitted Affiliates together are leasing at least one hundred seventy-five thousand (175,000) square feet of Net Rentable Area in the Building and occupying more than one hundred fifty thousand (150,000) square feet of Net Rentable Area in the Building and (b) there is no uncured Event of Default under this Lease, Landlord shall not (a) grant to any other savings and loan association, federal or state chartered lending institution, national or state banking institution or federal savings bank any right to place exterior signage on the Building or Parking Garage or on any monument sign or elsewhere on the exterior of the Project, or (b) change the name of the Building to a name that includes the name of a savings and loan association, federal or state chartered lending institution, national or state banking institution or federal savings bank. In no event shall Tenant, any Permitted Assignee, or any Permitted Affiliate have any right to require that the Building be named for any Building Tenant including a Building Tenant whose business is primarily that of natural gas transmission. Landlord shall have no obligation to name or rename the Building and Landlord shall have the right to change the name of the Building from time to time as it desires except as limited in this Section 3.4.4. The foregoing restriction shall terminate if any of the foregoing conditions are not satisfied or do not continue to be satisfied. The foregoing restriction will run only to the benefit of a Permitted Assignee that is a savings and loan association, federal or state chartered lending institution, national or state banking institution or federal savings bank, or other business permitted under applicable law to offer retail banking services.

      3.4.5. General Signage Requirements. Upon termination or expiration of this Lease, an Event of Default under this Lease, or the occurrence of any event that results in the termination of the signage rights hereunder, Tenant, its Permitted Assignee and their Permitted Affiliates shall lose its signage rights and Tenant, its Permitted Assignees and their Permitted Affiliates shall, at its sole cost and expense, remove all such signage and restore the Building, Parking Garage, and Monument to its original condition. If Tenant, its Permitted Assignee and their Permitted Affiliates fails to do so within thirty (30) days after Landlord's written request, Landlord then shall have the right to remove all such signage and restore the Building, Parking Garage, and the Monument, in which case Tenant, its Permitted Assignee and their Permitted Affiliates shall reimburse Landlord for all costs incurred plus an amount equal to seven percent (7%) of such costs for Landlord's overhead. If any signage requires utilities, such as electrical lighting, Landlord must first approve the design, installation and use of such utilities in Landlord's sole discretion and Tenant, its Permitted Assignee and their Permitted Affiliates shall pay, at its sole cost and expense, all costs and expenses associated with the design, installation and use of any such utilities."

      3.4.6. Association Approval. Tenant, at its sole cost and expense, shall have the right, with the cooperation of Landlord, or Landlord's authorized representative, to prepare, submit, and process a written application for approval of Tenant's exterior signage to the Architectural Control Committee (the "Committee") of the Greenway Improvement Association (the "Association") in accordance with the restrictive covenants applicable to the Building. The Landlord, or Landlord's authorized representative, shall sign such application and Tenant shall submit such application to the Association within ten (10) days after the Effective Date of this Second Amendment. Landlord shall cooperate with Tenant in the preparation, submission and processing of said application for signage approval. If the Tenant determines it is necessary to institute court or legal proceedings in order to enforce against the Committee or the Association its rights to erect a sign, Landlord agrees that the Tenant, at its sole cost and expense, may file a lawsuit in the Landlord's name for such purposes. Such lawsuit shall be covered by the indemnifications set forth in paragraphs
      3.4.7 and 3.4.8 below.

      3.4.7. Agreement to Indemnify. In consideration of the agreement by Landlord to permit the installation of the signs, Tenant hereby agrees to indemnify and hold harmless Landlord and Hines Interests Limited Partnership (the "Indemnified Parties") against any amounts paid to satisfy a judgment rendered against Landlord or any amounts paid in settlement with Tenant's prior approval (including reasonable attorney's fees, and expenses) arising out of any dispute between Tenant and the Committee or the Association concerning the installation of the signs on the Building; including any actions taken by the Association against the Indemnified Party and/or the Building.

      3.4.8. Procedures for Obtaining Indemnification.

      a. Any Indemnified Party shall provide Tenant with written notice of any claim that may give rise to indemnification hereunder; providing that failure to give such notice shall not relieve Tenant of its obligations hereunder, unless such failure to provide notice shall have materially and substantially prejudice the rights of Tenant hereunder. The Indemnified Party shall in any event (x) notify and provide Tenant with any summons, complaint or any other notice of lawsuit and any other documents directly related to such claims, and
            (y) provide appropriate documentation of the expenses for which the Indemnified Party requests indemnification.

      b. Provided that Tenant has admitted in writing its obligation to provide indemnification under this Agreement with respect to such claim:

            (i) The Indemnified Party shall cooperate with Tenant in connection with the defense of such claims.

            (ii) Tenant may assume the defense of such claims, at its cost and expense, and control the conduct of the defense of such claims, including the decision to settle any such claims pursuant to (iii) below. The election by Tenant to assume such defense shall be evidenced by a notice in writing delivered to the Indemnified Party. Tenant, if it so selects to assume such defense, shall promptly reimburse the Indemnified Party for all amounts theretofore incurred in connection with such manner.

            (iii) The settlement or compromise of any claims against the
                  Indemnified Party by Tenant is subject to the prior written approval of the Indemnified Party, which shall not be unreasonably withheld.

            (iv) Notwithstanding the assumption by Tenant of the defense of a claim, the Indemnified Party may retain its own counsel and elect to participate in (but not control) the defense of such a claim, but the fees and expenses of such counsel incurred after the date on which Tenant delivers notice in writing to the Indemnified Party that Tenant is assuming such defense shall be at the expense of the Indemnified Party.

      c. If Tenant does not elect to assume the defense of a claim that may give rise to an indemnification hereunder, or has not acknowledged its obligation to provide indemnification as contemplated by subsection (b) above, Tenant will, nonetheless, upon demand by the Indemnified Party promptly reimburse the Indemnified Party for all costs and expenses incurred by the Indemnified Party in defending any such actions that are otherwise subject to indemnification hereunder, as they are incurred; provided, however, that the Indemnified Party shall have complied with the requirements of subsection (a), above, and shall repay upon demand all amounts paid hereunder by Tenant in the event it is subsequently determined by a final and non-appealable judgment of a court of competent jurisdiction that the Indemnified Party is not entitled to such indemnification.

      3.    Full Force and Effect.

            In the event any of the terms of the Lease, as amended by the First Amendment, conflict with the terms of this Second Amendment, the terms of this Second Amendment shall control. Except as amended hereby and the First Amendment, all terms and conditions of the Lease shall remain in full force and effect, and Landlord and Tenant hereby ratify and confirm the Lease as amended hereby and by the First Amendment. The Lease, as amended herein, and by the First Amendment, constitutes the entire agreement between the parties hereto and no further modification of the Lease shall be binding unless evidenced by an agreement in writing signed by Landlord and Tenant.

      IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Lease Agreement effective as of the date and year above stated.

                                    LANDLORD:

                                    PEAK PHOENIX TOWER, L.P.,
                                    a Texas limited partnership

                                    By: Peak Holdings, Inc., a Texas corporation
                                        Its General Partner


                                        By: /s/ D. Gregory Scott
                                            --------------------------------
                                        Name: D. Gregory Scott
                                        Title: President

                                    TENANT:

                                    WASHINGTON MUTUAL BANK, NA,
                                    the successor in interest by merger to
                                    Bank United

                                    By: /s/ Lane Premo
                                        ---------------------------------
                                        Name: Lane Premo
                                              ---------------------------
                                        Title: FVP
                                               --------------------------

                       THIRD AMENDMENT TO LEASE AGREEMENT

            THIS THIRD AMENDMENT TO LEASE AGREEMENT (this "Amendment") is made and entered into as of the 28th day of October, 2002 (the "Effective Date"), by and between PEAK PHOENIX TOWER, L.P., a Texas limited partnership ("Landlord"), and WASHINGTON MUTUAL BANK, FA ("Tenant").

                                   WITNESSETH:

            WHEREAS, Utah State Retirement Fund ("Original Landlord") and Bank United ("Original Tenant") entered into that certain Office Lease dated November 21, 1997 (the "Original Lease"), with respect to the lease of space (the "Original Premises") in the office building known as Phoenix Tower in Houston, Texas (the "Building");

            WHEREAS, Original Landlord assigned its interest under the Original Lease to Landlord, the current owner of the Building, and Tenant merged with Original Tenant and Tenant is the successor to Original Tenant;

            WHEREAS, the Original Lease previously has been amended by that certain First Amendment to Lease Agreement, dated June 30, 1998 ("First Amendment"), by and between Original Landlord and Original Tenant, whereby the Original Premises were expanded to include additional space in the Building (such space together with the Original Premises, the "Leased Premises"), and further amended by that certain Second Amendment to Lease Agreement dated February 13, 2001 ("Second Amendment"), by and between Landlord and Tenant (the Original Lease, the First Amendment and the Second Amendment are collectively the "Lease"); and

            WHEREAS, Landlord and Tenant now desire to modify the terms of the Lease as set forth herein, but not otherwise.

            NOW, THEREFORE, for and in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Landlord and Tenant, intending to be and being legally bound, do hereby agree as follows:

      1.    Defined Terms.

            All capitalized terms used herein and not defined herein have the meanings set forth in the Lease.

      2.    Tenant Name

            The Second Amendment erroneously identified Tenant to be "Washington Mutual Bank, NA", instead of "Washington Mutual Bank, FA". The parties hereby acknowledge that this was a scrivener's error and Tenant's name is "Washington Mutual Bank, FA".

      3.    Reduction of Leased Premises.

            Landlord and Tenant hereby agree that the term of the Lease as to that certain 123,482 rentable square feet located on Floors 26, 27, 28, 29, and 31 of the Building as shown on Exhibit A attached hereto and incorporated herein (the "Reduction Space"), shall terminate on December 1, 2002 (the "Reduction Date"). After the Reduction Date, Tenant shall no longer have any rights (including the right of possession) in the Reduction Space, and Landlord and Tenant shall be released of all further obligations, covenants and agreements accruing under the Lease with respect to the Reduction Space after the Reduction Date. Notwithstanding the foregoing, in no event shall Landlord or Tenant be released from any of its obligations, covenants and agreements relating to the Reduction Space which accrue under the Lease prior to the Reduction Date, including, without limitation, Tenant's obligations to pay Base Rental and Additional Rental in accordance with Sections 2.1, 2.2, 2.3, and 2.4 of the Lease.

      4.    Surrender of Reduction Space.

            Tenant agrees to surrender the Reduction Space to Landlord on or before the Reduction Date in the condition required by Section 4.1 of the Lease without any subleases or leases in effect with respect thereto, and free of occupancy by any person or entity. Tenant represents and warrants to Landlord that there are no agreements, written or oral, between Tenant and any other person or entity with respect to the occupancy of all or any portion of the Reduction Space after the Reduction Date. If Tenant fails to timely surrender the Reduction Space to Landlord in accordance with the provisions of this Amendment, the provisions of Section 7.3 of the Lease shall apply to any such holding over by Tenant with respect to the Reduction Space and Tenant shall not be released from its obligations, covenants and agreements under the Lease relating to the Reduction Space during such holdover period.

      5. Remaining Premises. As of the Reduction Date, the remaining Leased Premises (the "Remaining Premises") shall consist of the following:

                       Square Feet of
                     Net Rentable Area                 Floor
                     -----------------                 -----
                           8,055                         9
                          11,101                        10
                          24,977                        13
                          24,314                        14
                          25,594                        15
                          24,314                        16
                          24,977                        17
                          24,314                        18
                          24,977                        19
                          24,314                        20
                          25,571                        24
                          26,000                        25
                         -------
                         268,508

      6.    Extension of the Term.

Pursuant to the Lease, the Term expires (i) as to the portion of the Remaining Premises located on Floors 9 through 20 of the Building February 29, 2008, (ii) as to the portion of the Remaining Premises located on Floor 24 of the Building, February 28, 2003, and (iii) as to the portion of the Remaining Premises located on Floor 25, August 31, 2003. Landlord and Tenant have agreed to extend the Term as to the portion of the Remaining Premises located on Floors 24 and 25, subject to the terms and conditions contained in this Amendment so that the Term shall end on February 29, 2008 as to all of the Remaining Premises. Section 2 of the Original Lease and Section 3 of the First Amendment shall be amended to provide that the Term as to all of the Remaining Premises shall, as to the portions of the Remaining Premises located on Floors 9 through 20 of the Building, remain the same, and shall, as to the portions of the Remaining Premises located on Floors 24 and 25, be extended and shall expire (subject to Section I of Exhibit B to the Lease) on February 29, 2008 (the "Expiration Date"). The extension of the Term as to Floors 24 and 25 pursuant to this Section 5 shall be upon the same terms and conditions contained in the Lease, except as modified in this Amendment, including without limitation, Tenant's obligations to pay Base Rental and Additional Rental in accordance with Sections 2.1, 2.2, 2.3, and 2.4 of the Lease as modified herein.

      7.    Base Rental.

            (a) As to the portion of the Remaining Premises located on Floors 9 through 20 of the Building, Tenant shall continue to pay Base Rental in accordance with Sections 2.1 and 2.2 of the Lease, without modification as a result of this Amendment.

            (b) Until February 28, 2003, as to the portion of the Remaining Premises located on Floor 24 of the Building, and until August 31, 2003 as to the portion of the Remaining Premises located on Floor 25 of the Building, Tenant shall pay Base Rental as set forth in the Lease (including the First Amendment) without modification as a result of this Amendment.

            (c) Commencing March 1, 2003, as to the portion of the Remaining Premises located on Floor 24 of the Building, and September 1, 2003 as to the portion of the Remaining Premises located on Floor 25 of the Building, and continuing through and until the Expiration Date, Section 2.1 of the Lease and
Section 4 of the First Amendment shall be amended to provide that Tenant shall be obligated to pay as the annual Base Rental with respect to the portion of the Remaining Premises located on Floors 24 and 25 of the Building an amount equal to the product of (x) an annual Base Rate equal to $23.50, multiplied by (y) the number of square feet of Net Rentable Area comprising the Remaining Premises located on Floors 24 and 25 of the Building:

            (d) All such Base Rental shall be payable in accordance with the provisions set forth in the Lease.

            (e) From and after the Expiration Date (to the extent Tenant renews and extends the Lease pursuant to Section I of Exhibit B to the Lease), Tenant agrees to pay Base

Rental for the Remaining Premises at the Base Rate determined in accordance with the provisions of Section I of Exhibit B to the Lease.

      8.    Tenant's Additional Rent.

            In addition to Base Rental due under the Lease, Tenant shall also pay Tenant's Additional Rent as to all of the Remaining Premises in accordance with the provisions of Section 2.3 of the Lease; provided, however, that as to only the portions of the Remaining Premises located on Floors 24 and 25, the Base Operating Expenses Amount shall be the Operating Expenses Amount for calendar year 2003.

      9.    Condition of Remaining Premises: Allowance.

            Tenant accepts the Remaining Premises in its current condition, as-is (subject to Landlord's obligation to provide the Allowance (defined below) as set forth below in this Paragraph 9), without recourse to Landlord, and Landlord shall have no obligation to complete any improvements to the Expansion Space. ADDITIONALLY, LANDLORD SHALL MAKE NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE LEASEHOLD IMPROVEMENTS IN THE REMAINING PREMISES. ALL IMPLIED WARRANTIES WITH RESPECT THERETO, INCLUDING BUT NOT LIMITED TO THOSE OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE EXPRESSLY NEGATED AND WAIVED. Landlord and Tenant shall each comply with the provisions of the Exhibit E of the Lease with regard to leasehold improvements to be made to the Expansion Space.

            Provided an Event of Default under the Lease is not in existence beyond all applicable periods to cure, Landlord shall pay to Tenant a tenant improvement allowance (the "Allowance") equal to the sum of $15.00 per square foot of Net Rentable Area contained in the portions of the Remaining Premises located on Floors 24 and 25 of the Building. The Allowance shall be paid in accordance with, and subject to the conditions set forth in, Section 5.4.2, including the payment to Landlord of a three percent (3%) construction management fee if Landlord or contractors retained by Landlord perform the applicable work or the lesser of a one percent (1%) construction supervision fee or $20,000 if Tenant performs such work as outlined in Section 5.4.1 of the Lease. If the Allowance has not been fully disbursed as of December 31, 2003, any remaining balance of the Allowance shall become the property of Landlord and Tenant shall forever lose any right or claim to such remaining balance, provided that up to $5.00 per square foot of Net Rentable Area of said Allowance may be applied at Tenant's written request to first accruing Base Rental under the Lease as to the portions of the Remaining Premises located on Floors 24 and 25 of the Building. Notwithstanding anything to the contrary contained herein, in no event shall Landlord be obligated under this Paragraph 9 for an amount in excess of the Allowance. Additionally, upon written notice identifying any delinquencies by Tenant, Landlord shall be permitted to offset against the undisbursed Allowance any amounts past due to Landlord by Tenant under the Lease. The allowances provided for in Section 5.4 of the Lease shall not be payable with respect to the portion of the Remaining Premises located on Floors 24 and 25 of the Building. The Allowance shall be used at Tenant's discretion, which shall include, but not be limited to, the completion of tenant improvements, architectural fees, engineering and construction management fees, voice and data cabling costs, and any relocation costs for the Remaining Premises. In the event the leasehold improvements in or about the Remaining Premises have already been completed by Tenant, Tenant shall submit all applicable invoices to Landlord for reimbursement. Landlord shall reimburse Tenant within thirty (30) days of Landlord's receipt of such invoices, together with permits, certificates of occupancy, lien waivers and the other items and information required under
Section 5.4.1 of the Lease, for the exact amount of the invoices submitted by Tenant up to the maximum allowance of $15.00 per square foot of Net Rentable Area ($773,565).

      10.   Garage Parking.

            Effective as of the Reduction Date, the modifications made to
Section 3.5 of the Lease pursuant to Section 7 of the First Amendment to Lease Agreement shall automatically terminate and Section 3.5 of the Lease shall apply to the Remaining Premises as originally provided in the Lease including any adjustment that would have been made under Section 3.5.5, with the result that Landlord agrees to furnish to Tenant the right to park vehicles in the Parking Garage on the terms and in the numbers provided in Section 3.5 of the Lease. Tenant hereby acknowledges that five (5) of the Parking Permits leased to Tenant as Assigned Permits shall be used for an electrical generator owned by Tenant in lieu of the spaces assigned to Tenant for its Assigned Permits to create space for a generator pursuant to Section 3.5.2 of the Lease, which shall continue to be included as Assigned Permits for Tenant. Tenant shall have no right to reduce the number of Permits leased by Tenant as to Floors 24 and 25 of the Building pursuant to this Paragraph 10 under Section 3.5.6 of the Lease. No Assigned Permits will be available to Tenant with respect to the portions of the Leased Premises located on Floors 24 and 25 of the Building.

      10.   Right of First Refusal.

            The right of first refusal set forth in Section II of Exhibit B to the Lease shall be amended to provide that Floors 26 and 27 are part of the Preferential Space.

      11.   Termination Right.

            Tenant's Termination Right as provided in Section IV of Exhibit B of the Lease shall be deleted in its entirety and of no further force or effect.

      12.   Renewal Option.

            Tenant's renewal options set forth in Section 9 of the First Amendment are hereby deleted and of no further force or effect. Tenant's Renewal Option as provided in Section I of Exhibit B of the Lease shall continue to be applicable.

      13.   Contraction Option.

            Tenant's contraction option set forth in Section V of Exhibit B of the Lease is hereby terminated and shall be of no further force or effect.

      14.   Brokerage Commissions.

            Except for the commission payable to The Staubach Company ("Broker"), which commission shall by payable by Landlord pursuant to a separate agreement between Broker and Landlord, Landlord and Tenant hereby represent and warrant to each other that no other commission is due and payable to any broker or other leasing agent in connection with this Amendment as a result of its own dealings with any such broker or leasing agent, and Landlord and Tenant hereby agree to indemnify and hold each other harmless from and against all loss, damage, cost and expense (including reasonable attorneys' fees) suffered by the other party as a result of a breach of the foregoing representation and warranty.

      15.   Full Force and Effect.

            In the event any of the terms of the Lease conflict with the terms of this Amendment, the terms of this Amendment shall control. Except as amended hereby, all terms and conditions of the Lease shall remain in full force and effect, and Landlord and Tenant hereby ratify and confirm the Lease as amended hereby. The Lease, as amended herein, constitutes the entire agreement between the parties hereto and no further modification of the Lease shall be binding unless evidenced by an agreement in writing signed by Landlord and Tenant.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

      IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year set forth above.

                           LANDLORD:

                           PEAK PHOENIX TOWER, L.P.,
                           a Texas limited partnership

                           By   Peak Holdings, Inc., a Texas corporation

                                By: /s/ A. Gregory Scott
                                    ----------------------
                                Name: A. Gregory Scott
                                      --------------------
                                Title: President
                                       -------------------


                           TENANT:

                           WASHINGTON MUTUAL BANK, FA

                           By: /s/ H. Arthur West
                               ------------------
                           Name: H. Arthur West
                                 ----------------
                           Title: VICE PRES
                                 ----------------

                                    EXHIBIT A

                                 REDUCTION SPACE


              Floor Plans of Floors 26, 27, 28, 29 and 31 Attached

                                  [FLOOR PLAN]

                           ELEVATOR NUMBERING DIAGRAM
                 RE-ENTRY FLOORS ON LEVELS 1, 4, 9, 14, 19, 24, 29

                         FIRE EVACUATION PLAN - LEVEL 26

--------------------------------------------------------------------------------
                                  PHOENIX TOWER
                             Hines - Houston, Texas
--------------------------------------------------------------------------------
HFD Rev. Date 3-11-98                               Appendix V - Page 54 of 62

                                  [FLOOR PLAN]

                           ELEVATOR NUMBERING DIAGRAM
                RE-ENTRY FLOORS ON LEVELS 1, 4, 9, 14, 19, 24, 29

                         FIRE EVACUATION PLAN - LEVEL 27

--------------------------------------------------------------------------------
                                  PHOENIX TOWER
                             Hines - Houston, Texas
--------------------------------------------------------------------------------
HFD Rev. Date 3-11-98                               Appendix V - Page 55 of 62

                                  [FLOOR PLAN]

                           ELEVATOR NUMBERING DIAGRAM
                RE-ENTRY FLOORS ON LEVELS 1, 4, 9, 14, 19, 24, 29

                         FIRE EVACUATION PLAN - LEVEL 28

--------------------------------------------------------------------------------
                                  PHOENIX TOWER
                             Hines - Houston, Texas
--------------------------------------------------------------------------------
HFD Rev. Date 3-11-98                               Appendix V - Page 56 of 62

                                  [FLOOR PLAN]

                           ELEVATOR NUMBERING DIAGRAM
                RE-ENTRY FLOORS ON LEVELS 1, 4, 9, 14, 19, 24, 29

                         FIRE EVACUATION PLAN - LEVEL 29

--------------------------------------------------------------------------------
                                  PHOENIX TOWER
                             Hines - Houston, Texas
--------------------------------------------------------------------------------
HFD Rev. Date 3-11-98                               Appendix V - Page 57 of 62

                                  [FLOOR PLAN]

                           ELEVATOR NUMBERING DIAGRAM
                RE-ENTRY FLOORS ON LEVELS 1, 4, 9, 14, 19, 24, 29

                         FIRE EVACUATION PLAN - LEVEL 31

--------------------------------------------------------------------------------
                                  PHOENIX TOWER
                             Hines - Houston, Texas
--------------------------------------------------------------------------------
HFD Rev. Date 3-11-98                               Appendix V - Page 59 of 62